UNITED STATES
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BUNGE LIMITED

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BUNGE

Notice of Annual General Meeting of Shareholders and 2022 Proxy Statement

March 31, 2022

We are passionate, bold and driven. Together, we lead the way to deliver results for our customers, each other and the world. **We are Bunge.**

Our Values

ACT AS ONE TEAM
By fostering inclusion, collaboration and respect

DRIVE FOR EXCELLENCE
By being agile, innovative and efficient

DO WHAT'S RIGHT
By acting safely, ethically and sustainably

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report on Form 10-K, including under Item 1A. Risk Factors. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report except as required by law.

Bunge Limited 1391 Timberlake Manor Parkway St. Louis, Missouri 63017 U.S.A.

March 31, 2022

Dear Shareholder:
It was a remarkable year for Bunge in 2021. Against the backdrop of dynamic markets and the ongoing pandemic, our team once again rose to the challenge and built upon last year’s record earnings. Bunge leveraged our unique oilseeds platform and critical position in the global food chain to connect farmers with end-customers around the world, collaborating to find solutions to the challenges they faced.
During the year, we added two directors to our Board, who bring valuable skills and experience to our team. Our highly engaged, diverse and independent Board is committed to stakeholder engagement, and we maintain a robust outreach program that allows us to gain valuable insights into the issues that matter most to our stakeholders. For instance, in 2021 we implemented additional changes to our incentive programs, adding ESG performance metrics, further strengthening the pay-for-performance principles underpinning our executive compensation program. We also made changes to our Corporate Governance Principles, enhancing our board membership criteria to include a diversity policy and to provide more clarity into our director selection and recruitment process. The updated Principles and charters can be found on our website. Additionally, the Board is acting on the shareholder recommendation to eliminate supermajority voting provisions of our Bye-laws, and we are asking shareholders to adopt a proposal to amend our Bye-laws accordingly.
It was a watershed year for accomplishments in sustainability in our operations and across our value chains. This critical focus area is at the heart of what we do. The Board’s Sustainability and Corporate Responsibility Committee, which oversees the development of relevant sustainability policies, strategies and programs, worked closely with management to advance a range of initiatives.
Notably, in 2021, we announced Science-Based Targets with an aim to achieve absolute reductions in carbon emissions for our own operations and in our supply chains. We refinanced our sustainability-linked revolving credit facility, which was enhanced to include the same Science-Based Targets. We continued making significant strides toward our commitment to achieve deforestation-free supply chains in 2025, and we advanced our work to support the development of lower carbon intensity feedstocks.
As we look forward into 2022 and beyond, we are excited about the future for our core oilseeds and origination business, as well as the demand growth we see coming from the emerging areas of renewable fuel feedstocks, plant-based lipids and plant-based food proteins. We believe Bunge is well-positioned to capture the growth opportunities ahead of us as we remain focused on creating long-term shareholder value.
On behalf of the Board of Directors and all the employees of Bunge, thank you for your support and investment in Bunge.

Kathleen Hyle Chair of the Board of Directors

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time	Your vote is very important. Whether or not you plan to access the Annual General Meeting, please promptly vote by mail, internet or telephone so that your shares will be represented at the meeting.
Thursday, May 12, 2022, at 11:00 a.m., Central Time

Place
Bunge Limited's 2022 Annual General Meeting of Shareholders ("Annual General Meeting") will be held virtually online via live webcast at www.virtualshareholdermeeting.com/BG2022.

At the Annual General Meeting, we are asking shareholders to vote on the following:

1	Election of the 11 director nominees named in the Proxy Statement	4	Approval of amendments to our Bye-laws to eliminate shareholder supermajority approval requirements

2	Approval of a non-binding advisory vote on the compensation of our Named Executive Officers	5	Shareholder proposal regarding shareholder right to act by written consent, if properly presented at the meeting

3	Appointment of Deloitte & Touche LLP as our independent auditor for fiscal year 2022, and authorization of the Audit Committee of the Board of Directors to determine the independent auditor's fees

If you are a registered holder of our common shares (i.e., you hold your shares through our transfer agent, Computershare), please follow the instructions included in your proxy materials or on your proxy card to access the Annual General Meeting. If your common shares are held through an intermediary (i.e., brokerage firm, bank or other nominee), you should receive a voting instruction form from your brokerage firm, bank or other nominee.

Please read carefully “Information About this Proxy Statement and the Annual General Meeting” beginning on page 78 of this proxy statement to ensure that you comply with the requirements for voting and accessing the Annual General Meeting.
Record Date
March 14, 2022

Shareholders as of the Record Date are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements.

We will also present at the Annual General Meeting the consolidated financial statements and independent auditor's report for the fiscal year ended December 31, 2021, copies of which can be found in our 2021 Annual Report that accompanies this notice.

Important Notice of Internet Availability of Proxy Materials for the Annual General Meeting to be held on May 12, 2022: The Proxy Statement and Annual Report on Form 10-K are available at www.investors.bunge.com/investors/corporate-governance/governance-documents and www.ProxyVote.com.

By Order of the Board of Directors

March 31, 2022	Lisa Ware-Alexander Vice President, Deputy General Counsel and Corporate Secretary

i

ii

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this proxy statement. As it is only a summary, please review the entire proxy statement before voting.
Annual General Meeting Information

Time and Date:	Thursday, May 12, 2022, at 11:00 a.m., Central Time, with log-in beginning at 10:45 a.m. on May 12, 2022.

Location:	The Annual General Meeting will be a virtual meeting conducted exclusively online via live audio webcast, allowing shareholders to participate in the meeting from any location convenient to them. There will not be a physical meeting.

Record Date:	Shareholders of record as of the close of business on March 14, 2022 are entitled to vote.

Voting:	Each outstanding common share is entitled to one vote. You may vote by telephone, internet, mail or by accessing the Annual General Meeting. Please see "Voting" on page 80.

Attendance:
To access the Annual General Meeting, please follow the instructions contained in "Information About the Meeting" on page 79. Shareholders who access the meeting will be allowed to submit questions in our virtual shareholder meeting forum before and during the meeting.

Proposals and Voting Recommendations
A majority of votes cast is required to approve each proposal, unless otherwise indicated.

Proposal		Board's Voting Recommendation	Page References (for more detail)

1	Election of Directors	FOR EACH NOMINEE	8

2	Advisory Vote on Named Executive Officer Compensation	FOR	34

3	Appointment of Independent Auditor	FOR	69

4	Approval of Amendments to our Bye-laws to Eliminate Shareholder Supermajority Approval Requirements (1)	FOR	72

5	Shareholder Proposal Regarding Shareholder Right to Act by Written Consent	AGAINST	74

(1) As further described in Proposal 4 on page 72, the affirmative votes of not less than 66% of all votes attaching to all shares entitling a holder to attend and vote on this proposal are necessary for approval of the proposed Shareholder Supermajority Approval Elimination Amendment.

Director Nominees
The Board of Directors has nominated the 11 directors named below for election at the Annual General Meeting and recommends that shareholders vote FOR the election of each director nominee. Each nominee is currently a director of the Company. The following table provides summary information about each nominee, including committee assignments. See "Proposal 1 - Election of Directors" on page 8 for additional information regarding the nominees.

		Director Since	Other Public Boards		Committee Membership
Name	Age			Independent	Audit (1)	HRCC (2)	ERMC (3)	CGNC (4)	SCRC (5)

Sheila Bair Deputy Chair	67	2019	2	Yes	●		●	●(C)
Carol Browner	66	2013	0	Yes				●	●(C)
Paul Fribourg	68	2018	3	No			●		●
J. Erik Fyrwald	62	2018	1(6)	Yes		●(C)			●
Gregory Heckman Chief Executive Officer	59	2018	1	No
Bernardo Hees	52	2019	1	Yes		●	●		●
Kathleen Hyle Board Chair	63	2012	1	Yes				●
Michael Kobori	62	2021	0	Yes			●		●
Kenneth Simril	56	2021	0	Yes	●	●
Henry "Jay" Winship	54	2018	1	Yes	●(C)	●		●
Mark Zenuk	54	2018	0	Yes	●		●(C)

● = Member	(1)	Audit Committee	(4)	Corporate Governance and Nominations Committee
(C) = Chair	(2)	Human Resources and Compensation Committee	(5)	Sustainability and Corporate Responsibility Committee
	(3)	Enterprise Risk Management Committee
(6) Mr. Fyrwald additionally serves as the Chair of the Board of Adama Ltd., which is listed on the Shenzhen Stock Exchange, and Sinofert Holdings Limited, which is listed on the Hong Kong Exchange. Both companies are controlled by Syngenta Group for which he serves as CEO.
Through its ongoing Board refreshment process, the Board strives to achieve the right balance of long-tenured directors, with years of experience and institutional knowledge, and new directors who bring diverse thinking to the boardroom.

Director Nominee Tenure	Director Nominee Independence

Average Director Tenure = 3.7 Years

4
5
2
0
<3 Years
3-6 Years
7-10 Years
>10 Years

Key Skills, Qualifications, Backgrounds and Experience
Our Board possesses a diverse range of relevant and complementary skills, qualifications, backgrounds and experience, including the key qualifications listed in the following director nominee skills matrix. Further details regarding each director’s qualifications, experience and skills are included in each director nominee’s profile in "Proposal 1 - Election of Directors." This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

Director Nominee Skills

Public Company CEO Experience	3

Financial			6

Risk Management						9

South America Business Expertise		5

China Business Expertise			6

Agricultural Industry				7

Food Ingredient					7

Manufacturing and Logistics						9

Government and Public Policy			6

Sustainability		5

Director Nominee Gender Diversity	Director Nominee Racial / Ethnic Diversity

Corporate Governance Highlights
Our commitment to good corporate governance practices includes the following:

Active, Independent Board

•Active engagement with stakeholders
•Independent, non-executive Board Chair and Deputy Chair
•Declassified Board
•Nine out of 11 director nominees are independent
•Independent Committee Chairs
•Executive sessions of independent directors at each meeting
•Board and committees have access to independent legal, financial, executive compensation and other advisors
•Directors have unlimited access to Company officers and employees
•Nine of the director nominees have been added to the Board in the last five years, including two new director nominees that were added in 2021
•High rate of board attendance at Board and committee meetings, with average 2021 attendance of approximately 99%
•To enhance alignment of director and shareholder interests, a substantial portion of director compensation is paid in equity

Corporate Governance

•Commitment to Board refreshment; average tenure of our Board is less than four years
•Updated our Corporate Governance Principles, enhancing our Board membership criteria to include a diversity policy and robust director succession and refreshment processes
•Diverse Board with a broad range of key skills, qualifications, backgrounds and experience; 27% of our directors are female and additionally 27% are ethnically diverse
•Requisite director retirement age of 72
•In response to shareholder feedback, we are requesting shareholder approval to amend our Bye-laws to eliminate certain supermajority voting requirements
•Board commitment to overseeing Environmental, Social and Governance ("ESG") matters, and refreshed committee charters to clarify ESG oversight
•Annual Board review of Company strategy
•Active risk oversight by full Board and committees
•Robust Board and committee self-assessments and director nomination processes
•Board takes active role in management succession planning
•No Board member serves on an excessive number of outside public boards

Shareholder Rights

•Annual election of directors
•Long-standing investor outreach program
•Holders of 10% or more of our issued and outstanding common shares may call a special meeting of shareholders
•Proxy access allows shareholders to nominate directors to the Board
•No poison pill

2021 Financial and Strategic Highlights
2021 was the strongest performance on record to date against a volatile backdrop including the continued impact of the COVID-19 pandemic and a highly dynamic market. We believe the Bunge team’s execution is evidence that the way we have transformed the business over the last three years is creating the collaborative, global culture that will maximize the value of the Company. We are excited about the additional opportunities we see to continue to grow the Company while we do our part to lower carbon emissions and encourage best practices across the entire supply chain.
Highlights of our operational, strategic and financial achievements in 2021 are provided below:

$12.93 adjusted earnings per share(1)	Highest recorded adjusted Earnings Per Share ("EPS") in Company history	Achieved records in total crush volume, refining performance and port volumes

Agribusiness and Refined and Specialty Oils posted record full-year results		Returned $423M to shareholders through dividends and share repurchases

Financial return metrics continued to significantly exceed respective costs of capital		Announced Science-Based Targets ("SBTs") related to the achievement of an absolute reduction in carbon emissions

Delivered strong cash flow with full year adjusted funds from operations(2) of approximately	$2.0B	Closed on refinancing of a credit facility tied to sustainability targets
(1)Adjusted EPS is a non-GAAP financial measure, see Appendix A – Reconciliation of Non-GAAP Financial Measures for reconciliation to the most directly comparable U.S. GAAP measure.
(2)Adjusted funds from operations is a non-GAAP financial measure, see Appendix A - Reconciliation of Non-GAAP Financial Measures for reconciliation to the most directly comparable U.S. GAAP measure.
We also continued our commitment to sustainability, taking actions to reduce our own environmental footprint and collaborating actively with partners, customers and other stakeholders to improve the sustainability of the food production chain. Our approach to sustainability reflects our three goal areas, and includes some of the important achievements below:

Action on Climate	Responsible Supply Chains	Accountability

Announced SBTs for our operations and our supply chains	Made progress on a commitment to end deforestation in our supply chains in 2025	Refinanced $1.75B loan linked to five sustainability performance targets

Grew in low-carbon markets like renewable fuels and plant-based foods	Initiated a global human rights and indigenous community rights assessment	Linked incentive compensation to sustainability goals for executives and 5,500+ employees

Enhanced climate-related risks and opportunities management	Launched Sustainable Partnership Program to increase South America indirect soy supply chain transparency	Increased scores in ESG disclosure platforms, including MSCI, CDP and Newsweek

We view sustainability as a key part of our strategy to maximize long-term shareholder value, as we believe that operating responsibly and providing products that help our customers achieve their sustainability goals provides us opportunities to (1) grow our business, (2) increase customer collaboration and loyalty, (3) attract, retain, and motivate employees, and (4) reduce our impact on the environment.
Executive Compensation Highlights
Our executive compensation philosophy is built upon a strong foundation of linking pay with performance over the long-term and is structured to:
•Align the interests of executives with the long-term interests of shareholders. The majority of pay opportunity for our Named Executive Officers ("NEOs") is delivered in the form of performance-based incentives.

CEO Target Total Compensation Mix(1)	Other NEO Target Total Compensation Mix(1)

Base Salary
9%
Annual Cash
Incentive
15%
Long-Term
Equity Based
Incentive
76%
91%
Variable

Base Salary
18%
Annual Cash
Incentive
24%
Long-Term
Equity Based
Incentive
58%
82%
Variable

(1) Base salary, target annual cash incentive and target value of equity awards at grant.
•Drive business goals and strategies. Incentive plan targets are directly tied to business goals and strategies and are based upon metrics that drive long-term value creation.
•Reward profitable growth and increased shareholder value. Performance metrics balance earnings growth and returns on investment. The pay mix is equity leveraged, resulting in realized compensation in line with stock price performance.

The table below highlights our current executive compensation practices that drive performance and serve our shareholders' long-term interests.

WHAT WE DO	WHAT WE DON'T DO

We Do award more than 50% of target total compensation for our NEOs and 76% for our CEO in long-term equity-based incentives	We Don't allow repricing of stock options or buy out underwater stock options without shareholder approval
We Do use multiple performance metrics for short-term and long-term awards	We Don't have single trigger change of control provisions
We Do have comprehensive disclosure of metrics and goals	We Don't have golden parachute excise tax gross ups
We Do have long-term incentives that are majority performance-based	We Don't allow hedging or pledging of Company shares or holding Company shares in margin accounts
We Do have robust share ownership guidelines for directors, executive officers and other senior leaders	We Don't allow transactions by directors, officers and Company insiders in Company stock without pre-clearance
We Do conduct an annual compensation risk assessment for employee incentive plans	We Don't have excessive executive perquisites
We Do have a clawback policy
Shareholder Engagement Highlights
Shareholder feedback is a key input to our compensation program. Between 2014, when we began our annual shareholder engagement program, and 2020, an average of 86% of votes cast were in favor of our executive compensation program. At our 2021 Annual General Meeting, more than 94% of the votes cast on our annual say-on-pay vote were in favor of our executive compensation program.
Annually, we reach out to our top shareholders representing 40 - 50% of our issued and outstanding shares, as well as proxy advisory firms and other industry thought leaders.

94% of Shareholders voted FOR Say-on-Pay at our 2021 Annual General Meeting	Engagement Methods	Engagement Topics	Who Participates
	•Individual investor meetings •Annual shareholder meeting •Quarterly earnings calls •Informational materials and public filings	•Company Overview •Business Highlights •Corporate Governance •Diversity & Inclusion •Sustainability •Executive Compensation	•Board of Directors •Executive Leadership Team •Investor Relations •Subject Matter Experts

Engage institutional investors representing 40 - 50% of issued and outstanding shares
Further, in 2021 we commenced in-depth consultations, led by a leading ESG advisory organization, with a consortium of investors to support our efforts to enhance transparency around our sustainability strategy, performance and engagement.

PROPOSAL 1 — ELECTION OF DIRECTORS
Election of Directors
Our Board, based on the recommendations of the Corporate Governance and Nominations Committee, has nominated each of the eleven nominees listed below for election at the Annual General Meeting, each to hold office until next year's Annual General Meeting.
Each of Messrs. Fribourg, Fyrwald, Heckman and Winship were initially selected as a director pursuant to the respective Cooperation Agreements with Continental Grain Company, D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Oculus Portfolios, L.L.C., each of which expired on November 12, 2019. While the selection of Messrs. Fribourg, Fyrwald, Heckman and Winship is no longer required, the Corporate Governance and Nominations Committee and the Board believe they are qualified nominees who are committed to promoting the long-term interests of our shareholders.
Each nominee is presently a member of the Board and has agreed to serve if elected.
Nominees
The Board believes that its members possess the requisite tenure, diversity and variety of complementary skills, qualifications, backgrounds and experience that contribute to the Board's ability to oversee our operations and to shape our long-term business strategy. The following director nominee skills matrix is a high-level summary that is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Bair	Browner	Fribourg	Fyrwald	Heckman	Hees	Hyle	Kobori	Simril	Winship	Zenuk
Key Skills and Experience
Public Company CEO Experience
Financial
Risk Management
South America Business Expertise
China Business Expertise
Agricultural Industry
Food Ingredient
Manufacturing and Logistics
Government and Public Policy
Sustainability
Tenure and Independence
Board Tenure	2	8	3	3	3	2	9	<1	<1	3	3
Independent
Demographics
Age	67	66	68	62	59	52	63	62	56	54	54
Gender Identity	W	W	M	M	M	M	W	M	M	M	M
Asian
Black/African American
Hispanic/Latino
White/Caucasian

The following paragraphs set forth information about the nominees.

Sheila Bair, 67 Board Member since 2019 Deputy Chair since 2021 Committees: Audit; Corporate Governance and Nominations (Chair); Enterprise Risk Management
Ms. Bair is the former Chair of the Federal Deposit Insurance Corporation ("FDIC"), where she served in that capacity from 2006 to 2011. After leaving the FDIC, she joined the Pew Charitable Trust as a senior advisor, a role she held from 2011 through 2015. Ms. Bair also served as president of Washington College from 2015 to 2017, and senior advisor to the international law firm DLA Piper, from 2014 to 2015. Earlier in her career, she also served as Assistant Secretary for Financial Institutions at the U.S. Department of the Treasury (2001 to 2002), Senior Vice President for Government Relations of the New York Stock Exchange (1995 to 2000), Commissioner of the Commodity Futures Trading Commission (1991 to 1995), and as counsel to Kansas Republican Senate Majority Leader Bob Dole (1981 to 1988). She continues her work on financial policy issues as chair emeritus of the Systemic Risk Council, which advocates for financial stability, and as a founding director of the Volcker Alliance, which advances excellence in public service. Ms. Bair serves as Chair of the Fannie Mae board and is a non-executive director of Lion Electric Company, where she serves as a member of the Audit Committee and chairs the Nomination and Corporate Governance Committee. She is a former non-executive director of Host Hotels & Resorts, Inc., Thomson Reuters, where she chaired the Risk Committee, and the Industrial and Commercial Bank of China Ltd. She is an accomplished author and has written several books on financial issues. In 2021, she was appointed trustee of the prestigious Economists for Peace and Security, a select group of prominent economists and others committed to world security and prosperity. She holds a bachelors from the University of Kansas and a J.D. from the University of Kansas School of Law. She also holds honorary doctorates from Kansas University, Amherst College and Drexel University.
Skills and Qualifications: Ms. Bair brings to the Board significant experience in global capital markets and financial risk management, as well as regulation and public policy and advising large, complex organizations in both the public and private sectors.

Carol Browner, 66 Board Member since 2013 Committees: Corporate Governance and Nominations; Sustainability and Corporate Responsibility (Chair)
Ms. Browner is senior of counsel at Covington & Burling LLP, a multinational law firm, and is a member of their environmental, social and governance practice. From 2011 to 2021, Ms. Browner was senior counsel at Albright Stonebridge Group, a global advisory firm. From 2009 to 2011, she served as Assistant to President Barack Obama and director of the White House Office of Energy and Climate Change Policy. From 2001 to 2008, Ms. Browner was a founding principal of the Albright Group and Albright Capital Management LLC. Previously, she served as Administrator of the Environmental Protection Agency from 1993 to 2001. She also chairs the board of the League of Conservation Voters and is a sustainability advisor to Neutron Holdings, Inc., d/b/a Lime. She holds a J.D. and B.A. from the University of Florida.
Skills and Qualifications: Ms. Browner brings to the Board significant experience in regulation and public policy, the environment and sustainability, particularly with respect to agriculture, energy and renewable fuels, and also advising large, complex organizations in both the public and private sectors.

Paul Fribourg, 68 Board Member since 2018 Committees: Enterprise Risk Management; Sustainability and Corporate Responsibility
Mr. Fribourg has served as Chairman and CEO of Continental Grain Company since 1997 and is a member of its management committee. Mr. Fribourg has over 40 years of experience owning and operating businesses in the food, agribusiness and commodities industries. Mr. Fribourg is also a director of Estee Lauder Companies, Inc., Restaurant Brands International, Inc. and Loews Corporation, as well as Syngenta Group Co., Ltd, a private company. He is a former director of Apollo Global Management, LLC (2011-2018). He is also a member of the Rabobank International North American Agribusiness Advisory Board, Board of Managers of Wayne Farms, LLC, Council on Foreign Relations, International Business Leaders Advisory Council for The Mayor of Shanghai and Temasek Americas Advisory Panel. He holds a B.A. in Economics from Amherst College and completed the Advanced Management Program at Harvard Business School.
Skills and Qualifications: Mr. Fribourg's experience as the Chief Executive Officer of an international agribusiness and investment company, and as a director of multiple public and private companies in various industries, provides our Board with relevant agricultural and food ingredient industry experience, as well as knowledge of manufacturing and logistics, risk management and public policy. Mr. Fribourg also provides the Board with insights into business operations in South America and China.

J. Erik Fyrwald, 62 Board Member since 2018 Committees: Human Resources and Compensation (Chair); Sustainability and Corporate Responsibility
Mr. Fyrwald is currently the CEO of Syngenta Group, a leading global agriculture company, a position he has held since 2016. Mr. Fyrwald is also an Executive Director on the Syngenta Group Board of Directors and Chairman of the not-for-profit Syngenta Foundation for Sustainable Agriculture. He is also Chairman of the Board of Directors of ADAMA Ltd and Sinofert Holdings Ltd, both controlled by Syngenta Group. Previously, he served as President and CEO of Univar, a leading distributor of chemicals and related services, from 2012 to 2016. Prior to that, he was President of Ecolab, a provider of cleaning, sanitation, water treatment and oil and gas products services from 2011 to 2012, and Chairman, President and CEO of Nalco, a water treatment and oil and gas products and services company from 2008 to 2011. He was also Group Vice President of the Agriculture and Nutrition Division of DuPont from 2003 to 2008. Mr. Fyrwald is a non-executive director on the board of Eli Lilly and Company, where he serves on the Science and Technology Committee. He also serves on the Board of Directors for CropLife International, the Swiss-American Chamber of Commerce and the UN World Food Program Farm to Market Initiative. He holds a B.S. in Chemical Engineering from the University of Delaware and completed the Advanced Management Program at Harvard Business School.
Skills and Qualifications: Mr. Fyrwald's senior leadership experience in global business with focus on agriculture, as well as technology and innovation, provides our Board with valuable perspectives relating to our industry, international operations, including in South America and China, manufacturing and logistics and sustainability matters. He also brings corporate governance experience to the Board.

Gregory Heckman, 59 Board Member since 2018
Mr. Heckman has served as Bunge Limited's CEO since 2019 and a director since October 2018. Mr. Heckman is Founding Partner of Flatwater Partners, a private investment firm, and has over 30 years of experience in the agriculture, energy and food processing industries. He served as CEO of The Gavilon Group from 2008 to 2015. During his time at Gavilon, he led the company through a period of considerable growth in both the agriculture and energy industries prior to the eventual sale of the agriculture business to Marubeni Corporation and the energy business to NGL Energy Partners. Prior to Gavilon, Mr. Heckman was Chief Operating Officer of ConAgra Foods Commercial Products and President and COO of ConAgra Trade Group. Mr. Heckman also serves as a non-executive director on the board of OCI NV, a global producer of fertilizer and chemicals. He is also a member of the North America Agribusiness Advisory Board of Rabobank, the New York Stock Exchange Board Advisory Council and the Aksarben Foundation Board of Governors. Mr. Heckman holds a B.S. in agriculture economics and marketing from the University of Illinois at Urbana-Champaign.
Skills and Qualifications: Mr. Heckman's deep agribusiness and food industry knowledge and leadership experience, his proven track record in driving growth and shareholder value at Bunge and previous businesses he has led, as well as his experience as our CEO, provides the Board with valuable perspectives as we continue to grow our portfolio of businesses, while increasing our focus on sustainability and optimizing our operation and risk management execution.

Bernardo Hees, 52 Board Member since 2019 Committees: Enterprise Risk Management; Human Resources and Compensation; Sustainability and Corporate Responsibility
Mr. Hees was a partner at 3G Capital, a global investment firm, from 2010 until the end of 2019. Mr. Hees served as CEO of The Kraft Heinz Company from July 2015 until June 2019 and as CEO of H.J. Heinz Company from June 2013 until its merger with Kraft Foods Group, Inc. in July 2015. Previously, Mr. Hees served as CEO of Burger King Worldwide Holdings, Inc., a global fast food restaurant chain, from September 2010 to June 2013 and Burger King Worldwide, Inc. from June 2012 to June 2013, and as CEO of América Latina Logística, a logistics company, from January 2005 to September 2010. Mr. Hees serves as Executive Chairman of the Board of Directors of Avis Budget Group, Inc. He holds a B.A. in Economics from the Pontifical Catholic University of Rio de Janeiro and an MBA from Warwick Business School in the United Kingdom.
Skills and Qualifications: Mr. Hees's experience as a former chief executive of a large international consumer products company and his experience as a former partner of a global investment firm provides the Board with valuable perspective relating to global food and food ingredient supply chains. He also provides the Board with insights into the South American marketplace. He has a finance background, and a strong understanding of compensation and sustainability matters.

Kathleen Hyle, 63 Board Member since 2012 Board Chair since 2018 Committees: Corporate Governance and Nominations
Ms. Hyle served as Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until her retirement in June 2012, following the completion of the merger of Constellation Energy with Exelon Corporation. From June 2007 to November 2008, Ms. Hyle served as Chief Financial Officer ("CFO") for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC, a strategic joint venture between Constellation Energy and Électricité de France. Prior to that, Ms. Hyle held the position of Senior Vice President of Finance for Constellation Energy from 2005 to 2007 and Senior Vice President of Finance, Information Technology, Risk and Operations for Constellation New Energy from January to October 2005. Prior to joining Constellation Energy, Ms. Hyle served as the CFO of ANC Rental Corp., the parent company of Alamo Rent-A-Car and National Rent-A-Car; Vice President and Treasurer of Auto-Nation, Inc.; and Vice President and Treasurer of The Black and Decker Corporation. Ms. Hyle is currently a non-executive director on the board of AmerisourceBergen Corporation and is a former director of The ADT Corporation. She previously served on the Board of Trustees of Center Stage in Baltimore, MD and as trustee of the Loyola University Maryland Sellinger School of Business and Management. She has a B.A. from Loyola College.
Skills and Qualifications: Ms. Hyle brings senior leadership experience and extensive financial, risk management, manufacturing and logistics and public policy experience to the Board. She also previously chaired Bunge's Audit Committee for several years and qualifies as an audit committee financial expert.

Michael Kobori, 62 Board Member since 2021 Committees: Enterprise Risk Management; Sustainability and Corporate Responsibility
Mr. Kobori is currently the Chief Sustainability Officer at Starbucks Coffee Company, a position he has held since 2020. Prior to joining Starbucks, he was with Levi Strauss & Co. where he served as Vice President, Sustainability from 2007 to 2020 and the Director, Global Code of Conduct from 2001 to 2006. Prior to that, he was with The Asia Foundation, where he supported human rights and economic development in Bangladesh, Thailand and Vietnam. Mr. Kobori has been a lecturer in corporate sustainability at the Haas Business School, University of California at Berkeley. He is the Executive Producer of Utopia Theatre Project, an artist-led social justice theater company. Mr. Kobori has served on a number of not-for profit boards and advisory commissions, including the Cotton Board, Better Cotton Initiative, Sustainable Apparel Coalition, ILO Better Work, Levi Strauss Foundation and The Asia Foundation. He holds a Masters of Public Policy and AB, Psychology and Asian Studies degrees from the University of California, Berkeley.
Skills and Qualifications: Mr. Kobori brings to the Board significant experience in environmental matters, sustainability and public policy, particularly with respect to climate, agriculture and water. He also has experience working for a large multinational beverage and manufacturing company with complex supply chains. In addition, his extensive experience in the private sector provides unique perspectives on diversity and social justice matters. He also provides the Board with insights on business operations in Asia.

Kenneth Simril, 56 Board Member since 2021 Committees: Audit; Human Resources and Compensation
Mr. Simril is the former President and Chief Executive Officer of Fleischmann's Ingredients, a position he held from 2006 to 2021. Prior to joining Fleischmann's, he was the Chief Financial Officer and Chief Operations Officer of Clipper Corporation, a manufacturer of both custom and semi-custom items for the food service industry. Before Clipper Corporation, Mr. Simril was the Chief Financial Officer of ClearPath Networks Inc. He has also served in various finance and engineering roles with Mobil Oil Corporation and Exxon Mobil Corporation. Mr. Simril is a former non-executive director of At Home Group, Inc. He currently serves as an independent director of American Funds managed by the Capital Group, a privately held company. He holds a B.S. in Petroleum Engineering from the University of Southern California and an MBA from Harvard Business School.

Skills and Qualifications: Mr. Simril brings to the Board significant financial and leadership expertise and experience working for large, complex multinational companies. In addition, he brings significant food and ingredients experience, manufacturing, logistics, strategic and investment management experience. Mr. Simril is an audit committee financial expert.

Henry "Jay" Winship, 54 Board Member since 2018 Committees: Audit (Chair); Corporate Governance and Nominations; Human Resources and Compensation
Since 2016, Mr. Winship has served as President of Pacific Point Capital, a privately owned asset management firm. Prior to that, he was a Principal, Senior Managing Director and Member of the Investment Committee at Relational Investors, which he joined in 1996. He has over 25 years of experience as an institutional investor and in investment management, accounting and financial management. Mr. Winship is a non-executive director of C.H. Robinson and former non-executive director of CoreLogic, Inc. He also serves on the Board of Advisors of the Corporate Governance Institute at San Diego State University Fowler College of Business. He is a Certified Public Accountant and holds the professional designation of Chartered Financial Analyst. He holds a bachelor's degree in finance from the University of Arizona and an MBA from the University of California, Los Angeles.

Skills and Qualifications: Mr. Winship brings to the Board expertise and experience as an institutional investor helping to grow shareholder value at a wide range of public companies. Mr. Winship has significant experience in the areas of finance, capital allocation and risk management, and provides our Board with valuable perspectives on a range of agricultural and food ingredient industry topics. Mr. Winship is an audit committee financial expert and has extensive corporate governance expertise.

Mark Zenuk, 54 Board Member since 2018 Committees: Audit; Enterprise Risk Management (Chair)
Mr. Zenuk has served as Managing Partner of Tillridge Global Agribusiness Partners, an agribusiness private equity firm, since 2016. Prior to Tillridge, he was a Managing Director at NGP Energy Capital Management where he led the agribusiness investment platform from 2010 to 2016. Before joining NGP Energy Capital Management, he served in many domestic and international executive leadership roles with Archer Daniels Midland Company ("ADM"), having most recently led ADM’s oilseed business unit. Before joining ADM in 1999, he served as General Manager of the Commodity Marketing Group for the Saskatchewan Wheat Pool and Marketing Manager for the Canadian Wheat Board. He holds a B.S. in Agricultural Economics from the University of Saskatchewan.

Skills and Qualifications: Mr. Zenuk's senior leadership experience provides deep knowledge of global agribusiness and food and ingredients markets, along with risk management expertise and, through his private equity experience, financial acumen and a strong commitment to strategic growth and shareholder value. Mr. Zenuk also brings manufacturing and logistics experience in global operations.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE
The following sections provide an overview of our corporate governance policies and practices, including with respect to Board tenure and refreshment, independence of directors, Board leadership, risk oversight, shareholder outreach and the structure and key aspects of our Board and committee operations. The Board regularly reviews our policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices.
Board and Corporate Governance Developments
Our Board is committed to highly effective corporate governance that is responsive to shareholders. We have conducted a formal shareholder outreach program for several years in which we listen to our shareholders’ perspectives on our performance and strategy, governance matters, our executive compensation program, sustainability, human capital management and other topics of shareholder interest. In addition, through our ongoing investor relations activities, we also solicit shareholder perspectives on these matters. See “Corporate Governance - Shareholder Outreach and Engagement” for more information on these activities.
Board Structure and Size
As of the date of this proxy statement, our Board consists of 11 directors. Directors are elected at each annual general meeting of shareholders to hold office for one-year terms until the next annual general meeting of shareholders.
Board Succession and Tenure
The Board actively reviews and refreshes its membership. In furtherance of this objective, the Corporate Governance and Nominations Committee assists the Board in developing succession planning guided by the long-term strategy and ongoing business operations of the Company. As part of the succession planning, the Corporate Governance and Nominations Committee annually, and on an as needed basis, reviews the composition of the Board against the skills criteria applicable to potential candidates for nomination to the Board, as well as existing directors, and makes director nomination recommendations to the Board.
In addition, the Board has adopted a requisite director retirement age of 72; however, it does not impose director tenure limits as the Board believes that imposing limits on director tenure could arbitrarily deprive it of the valuable contributions of its most experienced members. Accordingly, length of Board service is one of a variety of factors considered by the Corporate Governance and Nominations Committee in making director nomination recommendations to the Board. Additionally, we have implemented full declassification of our Board, which means each director must be re-nominated by the Board on an annual basis. This provides the Board with the opportunity to consider the optimal mix of characteristics, skills, qualifications and experience of its members each year.
Over the course of the last four years, eight directors have either left the Board or decided not to stand for re-election. As a result, the average tenure of our director nominees is less than four years, with the longest tenured nominee having served for nine years. This significant Board refreshment process has resulted in an increase in the depth, scope of qualifications and diversity represented on the Board.
Director Selection and Qualifications
As provided in its charter, the Corporate Governance and Nominations Committee strives to recommend candidates, pursuant to the Board Membership Criteria and Diversity Policy set forth in the Corporate Governance Principles, that (1) complement the current members of the Board and other proposed nominees to further the objective of having a Board that guides the long-term strategy and ongoing business operations of the Company, and (2) reflects a diversity of background and experience to effectively perform the functions of the Board and its committees.
In that regard, the Corporate Governance and Nominations Committee recommends to the Board director candidates for nomination and election during the annual general meeting or for appointment to fill vacancies. The Committee works with our Board to identify certain characteristics, skills and experience to help meet specific Board needs that have arisen or are expected to arise. When the Corporate Governance and Nominations Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications with respect to these needs as well as the Board Membership Criteria and Diversity Policy. Additionally, the Corporate Governance and Nominations Committee annually reviews the tenure, performance, skills and contributions of existing Board members to the extent they are candidates for re-election. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.
For all directors, we require an independent mindset, high personal and professional ethics, integrity, sound business judgment, the ability and willingness to commit sufficient time to the Board and to promoting the long-term interests of the Company's shareholders. Our Board considers many factors in evaluating the suitability of individual director candidates, including, but not limited to: a general understanding of global business, finance and other disciplines relevant to the success of a large, publicly traded company; understanding of our business and technology; education, professional background and personal accomplishment; and geographic, gender, age, and racial and ethnic diversity. The Board is committed to actively seeking highly qualified women and individuals from historically under-represented groups to include in the candidate pool from which Board nominees are selected.
The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending Board nominees that can best realize the strategy and success of the Company and represent shareholder interests, using its diversity of experience. The invitation to stand for election to the Board shall be extended by the Chair of the Board on behalf of the Board.
In determining whether to recommend a director for re-election, the Committee considers the director’s participation in and contributions to the activities of the Board, the results of the most recent Board evaluation, and meeting attendance. The Board does not believe that directors should expect to be re-nominated annually.
Under the Corporate Governance Principles, directors must inform the Chair of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business.
In connection with the director nominations process, the Corporate Governance and Nominations Committee may identify candidates through recommendations provided by members of the Board, management, shareholders or other persons, and has also engaged professional search firms to assist in identifying or evaluating qualified candidates.
A professional search firm assisted the Corporate Governance and Nominations Committee in connection with its recommendation of Messrs. Kobori and Simril, who were both appointed to the Board of Directors in 2021. When using a professional search firm, the Corporate Governance and Nominations Committee directs the firm to include in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender, race, ethnicity, and nationality. Based on the Board Membership Criteria and Diversity Policy outlined in our Corporate Governance Principles, the search firm is directed to provide for review and consideration a diverse slate of candidates. After consulting with the Corporate Governance and Nominations Committee, the firm further screens and interviews candidates to assess their qualifications, interest and any potential conflicts of interest, and provides its results to the Committee.
The Corporate Governance and Nominations Committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the Corporate Governance and Nominations Committee may solicit the views of other members of the Board, senior management and third parties, and conduct interviews of proposed candidates and request that candidates meet with other members of the Board. Each of the nominees for election at the Annual General Meeting was recommended by the Corporate Governance and Nominations Committee.
Proxy Access/Shareholder Recommendations and Nominations
The Corporate Governance and Nominations Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. In accordance with our Bye-laws, shareholders who wish to propose a director nominee must give written notice to our Corporate Secretary at our registered address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to nominate for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to us that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. We may require any nominee to furnish such other information as reasonably may be required by us to determine the eligibility of such nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our Bye-laws as set forth above are met, even if such director nominee is not nominated by the Corporate Governance and Nominations Committee. A shareholder may also recommend director candidates for consideration by the Corporate Governance and Nominations Committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.
Board Independence
The Board is composed of a substantial majority of independent directors. Currently, nine of our 11 incumbent directors and nominees are independent.
In accordance with the listing standards of the New York Stock Exchange ("NYSE"), to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The NYSE has also established enhanced independence standards applicable to members of our Audit Committee and our Human Resources and Compensation Committee.
The Board annually reviews commercial and other relationships between directors and members of their immediate families and Bunge to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Principles. The categorical standards of director independence are included as Appendix B to this proxy statement and are also available through the "Investors — Corporate Governance" section of our website, www.bunge.com. Transactions, relationships and arrangements between a director and Bunge that are within our independence standards are deemed immaterial, subject to NYSE standards. Additionally, our Bye-laws provide that no more than two directors may be employed by us or any company or entity which we control.
In making its independence determinations, the Board considers relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. For 2021, the Board considered the following transactions and relationships and determined them to be immaterial:
•ordinary course business transactions with certain portfolio companies of Tillridge Global Agribusiness Partners, a private equity firm where Mr. Zenuk serves as Managing Partner. Mr. Zenuk does not serve as an officer or employee of any of these portfolio companies and has no involvement in Bunge's dealings with these companies. Additionally, these commercial relationships predated Mr. Zenuk joining our Board. The highest amount of annual purchase or sale transactions between Bunge and any of the portfolio companies in 2021 was approximately $14.3 million.
•ordinary course business transactions with Syngenta, a global agrochemical and seed manufacturer where Mr. Fyrwald serves as CEO and Mr. Fribourg serves as a non-executive director. These transactions totaled approximately $139.7 million of sales to and approximately $31.3 million of purchases from Syngenta in 2021, less than 2% of Syngenta's annual gross revenues.
•ordinary course business transactions with Fleischmann's Ingredients, a subsidiary of Kerry Group, where Mr. Simril was the former President and CEO. These transactions totaled approximately $7.6 million of sales to and $15.5 million of purchases from Kerry Group and its affiliates, less than 2% of Kerry Group's annual gross revenues. Additionally, these commercial relationships predated Mr. Simril joining our Board.

Based on the evaluation and criteria described above, the Board has determined that the following directors are independent: Mses. Bair, Browner and Hyle and Messrs. Fyrwald, Hees, Kobori, Simril, Winship and Zenuk. Mr. Heckman is not considered an independent director since he also serves as our CEO. Mr. Fribourg was determined not to be independent due to the amount of ordinary course business transactions between Continental Grain Company and Bunge during Continental Grain's fiscal year 2021, whereby such transactions exceeded the thresholds set forth in the categorical standards of director independence.
Board Leadership Structure
Our Board does not have a requirement that the roles of CEO and Chair of the Board be either combined or separated, because the Board believes this determination should be made based on the best interests of Bunge and its shareholders at any point in time based on the facts and circumstances then facing the Company. Demonstrating the Board's commitment to making these thoughtful and careful determinations, our Board has separated the Chair and CEO roles since 2013 and has had an independent, non-executive Board Chair since January 1, 2014. Ms. Hyle currently serves as Board Chair and ex officio member of each committee. In addition, Ms. Bair was appointed as non-executive Deputy Chair on May 5, 2021. The Board believes that its current leadership structure is in the best interests of the Company and its shareholders at this time and demonstrates its commitment to independent oversight, which is a critical aspect of effective governance.
Additionally, as described above, our Board is characterized by a substantial majority of independent directors as well as key Board committees that are composed entirely of independent directors. As a result, independent directors oversee critical matters, including the integrity of our financial statements, the evaluation and compensation of executive management, the selection of directors and Board performance.
Board Meetings and Committees
The Board normally has five regularly scheduled meetings per year, and committee meetings are normally held in conjunction with Board meetings. Additionally, the Board holds virtual meetings to receive updates on our business and as circumstances may require. Our Board met seven times in 2021 and acted by written consent four times. All directors serving on the Board as of December 31, 2021 attended at least 99% of the combined Board and committee meetings on which they served during the last fiscal year.
Our Bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have five standing Board committees: the Audit Committee, the Human Resources and Compensation Committee, the Enterprise Risk Management Committee, the Corporate Governance and Nominations Committee and the Sustainability and Corporate Responsibility Committee. Each of these committees is chaired by an independent director and each of the Audit Committee, Human Resources and Compensation Committee and Corporate Governance and Nominations Committee is composed entirely of independent directors. The members of the Audit Committee and the Human Resources and Compensation Committee also meet the enhanced independence rules of the Securities and Exchange Commission ("SEC") and NYSE applicable to such committees. Pursuant to their charters, each of these committees are authorized and assured of appropriate funding to retain and consult with external advisors and counsel, as they deem appropriate, to assist in the performance of their duties. The committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our Bye-laws and the terms of their respective committee charters. Each of these committees has the power under its charter to sub-delegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of these committee charters are available through the "Investors — Corporate Governance" section of our website, www.bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

Audit Committee

2021 meetings l 10	Primary Responsibilities:

Members: Henry "Jay" Winship (Chair) Sheila Bair Kenneth Simril Mark Zenuk
•the quality and integrity of our financial statements and related disclosures;
•compliance with legal and regulatory requirements;
•the independent auditor's qualifications, independence, fees and performance;
•the performance of our internal audit and control functions; and
•assists the Board in its oversight of cybersecurity.

The Audit Committee meets separately with our independent auditor and also in quarterly executive sessions with members of management, including our chief audit executive and our chief compliance officer. Additionally, the Audit Committee regularly meets in executive sessions at which only the Audit Committee members are in attendance, without any members of our management present. No Audit Committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board. Messrs. Winship and Simril qualify as audit committee financial experts.

Human Resources and Compensation Committee

2021 meetings l 5	Primary Responsibilities:

Members: J. Erik Fyrwald (Chair) Bernardo Hees Kenneth Simril Henry "Jay" Winship
•designing, reviewing and overseeing Bunge's executive compensation program;
•reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of the CEO in light of these goals and objectives and setting the CEO's compensation based on this evaluation;
•reviewing the evaluation by the CEO of each executive officer reporting directly to the CEO and overseeing and approving the total compensation packages for each executive officer reporting directly to the CEO;
•reviewing and approving employment, consulting, retirement and severance agreements and arrangements for the CEO and executive officers reporting directly to the CEO;
•reviewing and making recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administering our equity incentive plans;
•establishing and reviewing our executive and director share ownership guidelines;
•reviewing our compensation practices to ensure that they do not encourage unnecessary and excessive risk-taking;
•making recommendations to the Board on director compensation; and
•overseeing talent management programs, succession planning and the Company's initiatives and policies related to diversity and inclusion, workforce environment and culture.

The Human Resources and Compensation Committee has sole authority to retain or terminate any such compensation consultants or advisors and to approve their fees. For additional information on the Human Resources and Compensation Committee's role, its use of outside advisors and their roles, as well as the Human Resources and Compensation Committee's processes and procedures for the consideration and determination of executive compensation, see "Compensation Discussion and Analysis — Determining Compensation" beginning on page 38 of this proxy statement.

Corporate Governance and Nominations Committee

2021 meetings l 7	Primary Responsibilities:

Members: Sheila Bair (Chair) Carol Browner Kathleen Hyle Henry "Jay" Winship
•monitoring significant developments in the law and practice of corporate governance and overseeing, reviewing, and recommending changes to the Company’s corporate governance framework;
•leading the Board in its annual performance evaluation;
•developing and recommending to the Board and overseeing the Corporate Governance Principles of the Company;
•advising the Board with respect to charters, structure, and functions of the committees of the Board and qualifications for membership thereon;
•assisting the Board by actively identifying individuals qualified to become Board members;
•overseeing policies and processes relating to director orientation and continuing education;
•assisting the Board with director succession planning and director recruitment processes;
•making director independence recommendations to the Board;
•recommending to the Board the director nominees for election at the next annual meeting of shareholders; and
•periodically reviewing the political contribution program and the Company's position and engagement on relevant public policy governance issues.

Enterprise Risk Management Committee

2021 meetings l 7	Primary Responsibilities:

Members: Mark Zenuk (Chair) Sheila Bair Paul Fribourg Bernardo Hees Michael Kobori
•supervising the quality and integrity of our risk management practices;
•reviewing and approving our risk management policies and risk limits on a periodic basis (including climate-related risks) and advising our Board on risk management practices (see "Risk Oversight" for more information); and
•overseeing the development of an Enterprise Risk Management framework, periodically reviewing a wider scope of enterprise risks facing the Company, and management's risk mitigation strategies.

Sustainability and Corporate Responsibility Committee

2021 meetings l 4	Primary Responsibilities:

Members: Carol Browner (Chair) Paul Fribourg J. Erik Fyrwald Bernardo Hees Michael Kobori
•oversight of our governance policies, strategies and programs with respect to sustainability and corporate social responsibility, including matters related to:
–human rights;
–food safety;
–environmental matters related to climate change and emissions, water conservation and management, energy consumption and efficiency, product stewardship, and waste disposal;
–the Company's public commitments regarding non-deforestation and emissions reductions;
–ESG external trends and public affairs;
–relations with stakeholders;
–assisting the Board and Enterprise Risk Management Committee in fulfilling their risk management oversight responsibility relating to ESG; and
–philanthropy.

Board and Committee Evaluations
Pursuant to NYSE requirements, our Corporate Governance Principles and the charters of each of the Board’s committees, the Board and each of its committees conducts annual self-assessments of their performance. The Board recognizes that a thorough and constructive assessment process is an essential component of good corporate governance. These self-assessments are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness and performance and identification of areas for improvement. A summary of the process is below:

Questionnaires:
•The Corporate Governance and Nominations Committee Chair and the Committee members oversee the overall Board committee self-assessment process.
•Questionnaires for the Board and each standing committee are reviewed and updated on an annual basis prior to distribution to each of the directors.
•Topics include, but are not limited to:
–Board and committee dynamics, meetings, materials and effectiveness;
–the flow of information to and from the Board and its committees;
–Board composition, size and leadership; and
–corporate strategy, risk oversight and management, director and executive compensation, succession planning and shareholder engagement.

Individual Directors:	•Each director is provided with a questionnaire for the full Board and one for each standing committee on which the director serves.
Reviews:
•The Corporate Governance and Nominations Committee, along with the third-party facilitator, which may be retained as deemed appropriate, reviews and discusses the responses to the Board and all committee questionnaires.
•Each committee reviews and discusses the responses to their respective committee questionnaires.
•The Corporate Governance and Nominations Committee provides the Board with a summary of the Board and committee questionnaires and develops recommendations for areas that the Board and its committees should consider as improvements. These areas are further discussed by the Board.

Board Summary and Feedback:
•The Chair of the Corporate Governance and Nominations Committee, working with the Board Chair, other directors and the senior management team as appropriate, develops action plans for any items that require follow-up.

Changes implemented:
•In addition to significant Board refreshment, in recent years the Board’s approach to Board and committee self-assessments has resulted in changes made to Board agendas, meeting materials, management presentations, committee responsibilities and charters, committee consultants, leadership and composition.

Executive Succession Planning and Leadership Development
Succession planning and leadership development are top priorities for the Board and management. On an annual and as needed basis, the Human Resources and Compensation Committee, with oversight by the Board, reviews succession plans and candidate profiles for the CEO and other senior management positions, and oversees talent management programs that drive capability building, leadership development and workforce culture. The Human Resources and Compensation Committee also reviews workforce health metrics at each meeting that provide insight into workforce movement, diversity and inclusion initiatives, engagement and culture.
The Board believes that succession planning: (i) is a board-driven, collaborative and continuous process; (ii) should consider the Company's long-term strategic goals; and (iii) involves building a diverse and inclusive, talent-rich organization by attracting and developing the right people. Individuals who are identified as succession candidates for critical positions are given exposure and visibility to Board members through formal presentations and informal events.
Risk Oversight
Our Board of Directors oversees management's approach to risk management, which is designed to support the achievement of our strategic objectives and enhance shareholder value. Our Board has considered the most effective organizational structure to appropriately oversee major risks. It has established a dedicated Board committee, the Enterprise Risk Management Committee, which enables greater focus at the Board level on risk oversight tailored to our business and industries. Additionally, each of our other Board committees considers risks within its area of responsibility. All Board committees regularly report on their activities to the full Board to promote effective coordination and to ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks. Finally, Bunge has management teams responsible for risk, including a Chief Risk Officer, a Management Risk Committee and an Internal Audit team to assist with the day-to-day implementation, governance and monitoring of risk management strategies and risk mitigation efforts. An overview of each Board committee and their respective roles in risk oversight are outlined below:

Entity	Primary Responsibility for Risk Management

Enterprise Risk Management Committee
•Oversees the quality and integrity of our risk management practices relating to the following key areas: commodities risk, foreign exchange risk, liquidity, interest rate and funding risk, credit and counterparty risk, country risk, climate-related risk, new trading or investing business activity risk and sanctions and derivatives compliance.
•Reviews and approves corporate risk policies and limits associated with our risk appetite.
•Oversees the development of an Enterprise Risk Management framework, periodically reviewing a wider scope of enterprise risks facing the Company, and management's risk mitigation strategies.
•Meets regularly with our CEO, CFO, Chief Risk Officer, and other members of senior management to receive regular updates on our risk profile and risk management activities.

Entity	Primary Responsibility for Risk Management
Audit Committee
•Oversees risks related to our financial statements, the financial reporting process and accounting and financial controls.
•Receives an annual risk assessment briefing from our chief audit executive, as well as periodic update briefings, and reviews and approves the annual internal audit plan that is designed to address the identified risks.
•Reviews key risk considerations relating to the annual audit with our independent auditor.
•Assists the Board in fulfilling its oversight responsibility with respect to legal and compliance matters, including meeting with and receiving periodic briefings from members of our legal and compliance staff.
•Oversees our cybersecurity and other information technology risks, including risk management programs and controls.

Human Resources and Compensation Committee
•Oversees risks relating to compensation and benefits programs to ensure incentives are appropriately balanced and do not motivate executives and employees to take imprudent risks.
•Oversees programs, policies and practices relating to talent management, diversity and inclusion, and workforce environment and culture.
•Oversees CEO and senior management succession planning and compensation.
•Advises the Board on CEO and director compensation.
•See "Compensation and Risk" beginning on page 53 of this proxy statement for more information.

Corporate Governance and Nominations Committee
•Oversees risks related to our governance framework and processes.
•Identifies individuals qualified to serve as Board members pursuant to the guidelines and diversity policy established by the Board in the Corporate Governance Principles.
•Provides oversight of Board effectiveness and independence.
•Conducts the annual Board and committee self-assessment process that is aimed at ensuring that the Board and its committees are functioning effectively and able to meet their responsibilities, including risk oversight.

Sustainability and Corporate Responsibility Committee
•Oversees the Company's governance, policies, strategies and programs related to sustainability, corporate social responsibility matters, human rights, food safety, product stewardship, and environmental trends, issues, risks and concerns which could affect the Company’s business activities and performance.
•Oversees and provides guidance to management on sustainability, corporate social responsibility, political and environmental governance matters in public debate, public policy, regulation and legislation.
•Reviews the Company's charitable giving policies and programs.

Entity	Primary Responsibility for Risk Management
Management
•Chief Risk Officer: Implements an effective risk management framework and provides daily oversight of risk.
•Chief Information Officer: Provides updates to the Audit Committee on cyber trends, incidents, risks, and the Company's response systems and mitigation strategies on an annual and as needed basis.
•Internal Audit: Provides reliable and timely information to our Board, Audit Committee and management regarding our Company’s effectiveness in identifying and appropriately controlling risks.
•Management Risk Committee: Reviews significant risk events, emerging risks and drivers of risk. Serves as the most senior management-level risk governance body at the Company, and reviews on an ongoing basis key enterprise risks. Provides oversight for all risk management activities, including the risk framework.

Corporate Governance Principles and Code of Conduct
Our Board has adopted Corporate Governance Principles that set forth our corporate governance objectives and policies and, subject to our Bye-laws, govern the functioning of the Board. Our Corporate Governance Principles are available through the "Investors — Corporate Governance" section of our website, www.bunge.com. Please note that information contained in or connected to our website is not intended to be part of this proxy statement.
The Code of Conduct sets forth our commitment to ethical business practices, reinforces various corporate policies and reflects our values, vision and culture. Our Code of Conduct applies to all of our directors, officers and employees worldwide, including our CEO and senior officers. Our Code of Conduct is available on our website. We intend to post amendments to and waivers of (to the extent applicable to certain officers and our directors) our Code of Conduct on our website.
Executive Sessions of Our Board
Our Corporate Governance Principles provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board meets in executive session without management directors present at each regularly scheduled Board meeting. Our non-executive, independent Board Chair presides over these sessions.
Communications with Our Board
To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established a physical mailing address and an electronic address to which such communications may be sent, which is available on our website, www.bunge.com, through the "Investors — Corporate Governance" section.
Communications received are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board or Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chair, or to the members of the Corporate Governance and Nominations Committee if no particular addressee is specified.
Board Member Attendance at Annual General Meetings
It is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2021, all nominees who were serving as directors at the time attended our annual general meeting.

Shareholder Outreach and Engagement
Shareholder outreach is a key priority of our Board and management, and through our shareholder outreach program, we engage with our investors to gain valuable insights into the current and emerging issues that matter most to them, including with respect to corporate governance, executive compensation, sustainability, human capital management, diversity and inclusion, and other matters. Over the past several years, our independent Board Chair and management have engaged with institutional investors representing approximately 40% to 50% of our issued and outstanding shares. Additionally, outside of the shareholder outreach program, we interact with institutional and individual shareholders throughout the year on a wide range of issues. Feedback from these discussions is relayed to the Board of Directors and is a key element in the development of our governance, compensation and sustainability policies, as well as the ongoing evaluation of our business strategy and performance.
For example, as a result of feedback received and collaboration with our shareholders in recent years we have:
•taken significant action to refresh our Board and the leadership and composition of our Board committees;
•made meaningful changes to our executive compensation program;
•enhanced our proxy disclosures with respect to the composition, skill sets and diversity of our Board;
•enhanced our sustainability policies and programs, particularly with respect to addressing deforestation risks in our supply chain, climate-related risks and water sustainability;
•updated our Corporate Governance Principles to enhance our Board Membership Criteria, including the addition of a Diversity Policy and director succession planning;
•updated our committee charters to clarify the roles and responsibilities with respect to ESG matters; and
•implemented full declassification of our Board.
The Board will continue to seek investor input in furtherance of its commitment to enhancing our governance practices and building long-term shareholder value.
Environmental, Social and Governance
We incorporate sustainability into many areas of our business, from how we plan and develop our strategic goals, compensate employees and operate our facilities to how we engage with our customers, suppliers, employees, communities and other stakeholders. We strive to make decisions across our value chain built on a foundation of ethical leadership, accountability and environmental stewardship. We urge sustainability and responsibility along the supply chain from the farm to the table and work collaboratively with our value chain partners to realize these ambitions at scale.

“We serve customers at both ends of the value chain – from farmers to consumers. This position gives us a unique view on just how critical sustainability has become at each step along the way. We connect with our partners to help them realize their sustainability goals as we work together to achieve success across our common challenges and opportunities.”

–Robert Coviello Chief Sustainability Officer and Government Affairs
We believe that our position in the global food system enables us to unite diverse stakeholders – from farmers to consumers, NGOs and governments — and to promote actions that help to support sustainable agriculture.
Our key areas of growth – expansion of our oilseed processing and origination capabilities, production of renewable feedstocks, increasing our plant lipids portfolio and development of new plant-based protein ingredients – are not only central to our business strategy but also a testament to the alignment of sustainability with our corporate vision.
In the past two years, company-wide improvements enabled Bunge to take advantage of improved market conditions and generate record earnings, which we expect will position us for long-term success. We aim to provide value for our shareholders while continuing to accelerate our focus on sustainable business opportunities that contribute to more climate-friendly agribusiness and food systems.
To meet today's challenges and contribute to the solutions ahead, we have defined sustainability goals that incorporate activities and commitments supporting three key areas:

Action on Climate	We implement innovative solutions to minimize our environmental footprint and support projects and activities that strengthen our approach to fighting climate change

Responsible Supply Chains	We promote sustainable agriculture and implement robust projects that protect and improve the environment, while supporting the social and economic well-being of growers and local communities

Accountability
We aim to be an accountable leader within our industry, helping to raise the bar on our sector’s performance by regularly tracking and disclosing progress on our commitments and sustainability performance

Bunge’s Board has established five board committees that oversee Bunge’s governance, compensation, risk management and sustainability practices, including climate-related risks and opportunities.
•Oversight of sustainability at Bunge is led by the Sustainability and Corporate Responsibility Committee and specific related sustainability responsibilities are integrated across other Board committees. The Sustainability and Corporate Responsibility Committee oversees and provides input on the development of sustainability and corporate social responsibility policies, strategies and programs of the Company.
•The Corporate Governance and Nominations Committee has the overall responsibility for overseeing, among other things, Bunge’s governance frameworks and board practices, as well as the identification of qualified board candidates with the appropriate skills, diversity and experience to oversee Bunge’s business.
•The Human Resources and Compensation Committee oversees our compensation framework, governance, guidelines and performance criteria, which includes Environmental, Social and Governance ("ESG") and human capital metrics.
•The Enterprise Risk Management Committee evaluates climate-related risks and exposures in connection with its periodic review of other enterprise risks facing the Company, and management's risk mitigation strategies.
•The Audit Committee periodically evaluates non-financial reporting practices and requirements which may impact the Company's regulatory filings, including ESG risks.
We mitigate against climate change risks we face by integrating carbon-focused decision-making across our organization. We are working to minimize our environmental footprint and take action to reduce greenhouse gas emissions through our commitment to climate action. In 2021, we announced SBTs with an aim to achieve absolute reductions in carbon emissions for our own operations and in our supply chains. To meet these targets, Bunge expects to make significant enhancements across our global operations, promote regenerative farming practices and emphasize decarbonization in shipping and logistics.
A substantial portion of emissions reduction within our supply chains, known as Scope 3 emissions, are tied to our industry-leading commitment to have deforestation-free supply chains in 2025. Progress against this commitment remains strong, as we achieve improved traceability and monitoring figures to our sourcing in the high priority geographies of the world.
In December 2021, we closed on the refinancing of our $1.75 billion, three-year revolving credit facility. The interest rate is linked to our credit ratings and to five core sustainability targets, creating a meaningful connection between Bunge’s capital structure and sustainability strategy.

As of January 1, 2021, performance-based sustainability goals are a component of the annual incentive bonuses paid to our executive team and over 5,500 of our employees. Our compensation framework is based on a pay-for-performance philosophy with payout now directly impacted by our attainment of certain sustainability targets.
Bunge's ESG disclosure platforms and our efforts to integrate sustainability into our business and supply chains have led to increased ESG disclosure scores year-over-year.
For more information about our sustainability efforts, annual reports and dashboards, please visit www.bunge.com/sustainability.
Human Capital Management
Our culture of trust, accountability, collaboration and innovation starts with inclusion and recognition of the importance of having different perspectives in our global workforce. We care about our people. We listen, empower, develop and reward them, driving high levels of engagement and commitment to Bunge. From hiring the best talent, to inclusion and diversity initiatives, and through career development, total rewards, and wellness, Bunge is committed to creating programs and resources that enhance our workplace environment and the employee experience, which support us in retaining and engaging our most valuable resource: our people.

"We pride ourselves on ensuring Bunge remains an employer of choice in the markets where we operate. We are committed to making sure the diverse voices of our employees are heard and their skills and passions are applied to achieving our business and sustainability goals around the world.”

–Deborah Borg Chief Human Resources and Communications Officer

2021 Workforce Highlights

Global Female Diversity		84% Employee Engagement	Reduction in Total Recordable Injury Rate 5% YOY

16% Leadership	40% Total SG&A(1) Population

Named to Newsweek's List of Most Loved Workplaces for 2021
Overall female population 23%			We believe in social responsibility, community development projects and philanthropy. Bunge participates in and sponsors activities that support communities where we operate around the world.

U.S. Minority(2)

28% Leadership	26% Overall Population	~22,700 Employees Globally
(1) SG&A stands for Selling, General and Administrative and generally encompasses our non-industrial, global corporate support functions
(2) U.S. Minority encompasses all non-White race categories of employees tracked within the United States

Bunge's workforce is distributed globally with South America representing the largest portion of the workforce.
EMEA = Europe, Middle East, Africa
Our Board plays an important role in the oversight of talent management and culture at Bunge and our Human Resources and Compensation Committee devotes time each quarter to engage on strategic talent management and total rewards initiatives.
Diversity, Equity & Inclusion
We know we are most successful in achieving our goals when we have diversity of talent and thought, and an inclusive and equitable culture that values all voices. We pride ourselves on our international diversity, and the diversity of experience and industry backgrounds of our workforce. It is a top priority for us to continue advancing diversity, equity and inclusion within our organization, the industry and the communities where we live and work.
We are one of the founding members of Together We Grow, an industry consortium made up of corporations, NGO's and academic institutions that aim to build a skilled, diverse and inclusive workforce in the United States. Since 2016, we have helped develop action plans to create an ecosystem within our industry that supports diverse talent.

In 2021, we signed the CEO Action for Diversity & Inclusion, joining a wide range of industry leaders in pledging to advance diversity and inclusion within the workplace – with the goal of building inclusive workplace environments where employees feel empowered to bring their authentic selves to work.

In 2021, we joined the Paradigm for Parity® coalition – committing to address gender parity in corporate leadership positions. In partnership with the coalition, we’ll work to achieve gender equality throughout our leadership structure by 2030 – a critical step in ensuring diversity of thought is represented at Bunge.

Bunge’s Diversity, Equity & Inclusion Pillars align our actions to three primary areas:

Workforce Representation and Inclusive Environment	Social Responsibility and Community Outreach	Accountability

•We are committed to attract, retain, engage and advance talent that is representative of the communities we live in and the customers we serve
•We provide equitable opportunities for recruitment and promotion and create an environment that welcomes and celebrates individual uniqueness

•We position ourselves as an employer of choice, a good corporate citizen and leader in the agribusiness and the food industry
•We use our position as a global leader to make a positive impact on our communities and the world
•We champion fair labor practices and foster inclusion and equity in our supplier network and in the communities where we operate
•We hold ourselves accountable to enhancing diversity representation and inclusion in our workforce •We develop effective processes, systems and measures to track progress

Public Policy Engagements
Lawmakers and agency officials govern and regulate many aspects of our industry and can have considerable influence on our success. Therefore, we believe political advocacy is an important way to support our business interests and contribute positively to the communities where we operate. Accordingly, senior leadership and our Board encourage involvement in activities that advance Bunge’s goals. We support political candidates that align with our values and business principles and who have strong connections to areas where we have facilities. In addition, we are members of organizations that may contribute to dialogue and political action on agricultural, food and biofuel issues.
As a company, we engage in activities that include lobbying, making contributions to candidates from our employee-funded political action committee ("PAC"), and participating in trade associations. In light of the events that took place on January 6, 2021 at the U.S. Capitol building, the Bunge PAC decided to pause all political contributions to allow the Bunge PAC board of directors (the "PAC board") sufficient time to reassess its federal candidate evaluation process. The PAC board approved a resolution codifying the decision-making process for which candidates the Bunge PAC will support. The resolution includes criteria such as: presence of a Bunge facility in the candidate’s district; key committee assignment; leadership position; and support for key issues. In October 2021, after consultation with our executive leadership team and the Corporate Governance and Nominations Committee of the Board, the PAC board restarted contributions to federal candidates meeting the new criteria.
The Corporate Governance and Nominations Committee periodically reviews the political contribution program, including political contributions made by the Bunge PAC.
To learn more about our political engagement and contributions, and to view our lobbying and contributions disclosures, please visit www.bunge.com/corporate-governance/political-contributions.

DIRECTOR COMPENSATION
Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2021 comprised a mix of cash and equity-based compensation. The Human Resources and Compensation Committee annually receives competitive information on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation. In 2021, no changes were made to the compensation of the Board of Directors.
Directors' Fees
Non-employee directors received the following fees in 2021:

•Each member of the Audit Committee receives an annual fee for the added workload and responsibilities of this committee.

•No fees are paid for services as a member of any other committee.

•If the Board and/or a committee meets in excess of 10 times in a given year, each non-employee director receives a fee of $1,000 for each additional meeting attended.

•Non-employee directors are reimbursed for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings.

Non-Employee Director Compensation		Director

Annual Cash Retainer Fee
All Non-Employee Directors		$100,000
Non-Executive Chair (supplemental)		$100,000

Annual Equity Award
All Non-Employee Directors		$140,000
Non-Executive Chair (supplemental)		$150,000

Committee Compensation	Member	Chair

Annual Fee - Audit Committee	$10,000	$20,000

Annual Fee - All Other Committees	$—	$15,000
Non-Employee Director Share Ownership Guidelines
To further align the personal interests of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of a non-employee director's initial appointment or election to the Board. For non-employee directors, the guideline is five times the annual cash retainer fee paid by Bunge to its non-employee directors (i.e., $500,000). Shares deemed to be owned for purposes of the share ownership guidelines include only shares owned directly. Unvested restricted stock units do not count toward satisfaction of the guidelines. We have not granted any stock options under the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan, as Amended and Restated. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through the equity incentive plans until the guidelines are met.
Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan
The Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan, as Amended and Restated (the "2017 NED Plan"), was approved by our shareholders in May 2021. The 2017 NED Plan, unless otherwise determined by the Human Resources and Compensation Committee, provides for an annual equity award to each non-employee director as of the date of our annual general meeting of shareholders. A non-employee director who is elected or appointed to the Board other than on the date of an annual meeting shall receive, as of the date of such election or appointment, a pro rata portion of the awards made to non-employee directors generally on the immediately preceding date of grant based on the number of days from the date of election or appointment to the next annual meeting, divided by 365. The value, type and terms of such awards are determined by the Human Resources and Compensation Committee; however, the grant date fair value of all awards payable in common shares for services rendered by each non-employee director during any calendar year may not exceed $540,000. We may grant nonqualified stock options, stock appreciation rights, restricted stock units and other forms of awards that generally are based on the value of our common shares under the 2017 NED Plan. Unless otherwise determined by the Human Resources and Compensation Committee, equity awards generally vest on the date of the first annual general meeting of shareholders following the applicable grant date, provided the director continues to serve on the Board until such date. To date, we have granted only restricted stock units under the plan. Unless prohibited by the 2017 NED Plan or the Human Resources and Compensation Committee determines otherwise prior to a change in control, upon the occurrence of a change in control and either (i) a successor fails to assume, substitute or replace outstanding awards or (ii) a non-employee director’s service is terminated on or before the occurrence of the first anniversary of the change in control: (1) any restricted stock units and other forms of award shall immediately vest; and (2) any outstanding and unvested nonqualified stock options and stock appreciation rights shall become immediately exercisable. The 2017 NED Plan provides that up to 320,000 common shares may be issued under the plan. As of December 31, 2021, 135,435 shares had been granted, inclusive of dividend equivalents.
Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging
Our insider trading and pre-clearance policy prohibits directors, officers, employees and entities controlled by them, among others, from engaging in short sale transactions in our securities, holding our securities in margin accounts or pledging our securities as collateral. Additionally, directors, members of our executive committee and entities controlled by them, among others, are further prohibited from owning, holding, purchasing, selling, exercising, converting or otherwise acquiring or benefiting from any derivative securities, including puts, calls, equity collars, straddles, forward contracts and similar instruments that may be used as part of a hedging, tax, risk management or other strategy (other than stock options, restricted stock or restricted stock units issued by us).
Director Compensation Table
The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2021.

	Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Sheila Bair	$119,808	$139,937	$259,745
Vinita Bali(3)	$38,077	$—	$38,077
Carol Browner	$115,000	$139,937	$254,937
Paul Fribourg	$100,000	$139,937	$239,937
J. Erik Fyrwald	$115,000	$139,937	$254,937
Bernardo Hees	$100,000	$139,937	$239,937
Kathleen Hyle	$205,192	$289,863	$495,055
Michael Kobori	$18,478	$73,599	$92,077
Kenneth Simril	$20,326	$73,599	$93,925
Henry "Jay" Winship	$120,000	$139,937	$259,937
Mark Zenuk	$125,000	$139,937	$264,937
(1)Each of the non-employee directors serving on the Board on the close of business on Bunge's May 5, 2021 Annual General Meeting received an annual grant of 1,583 restricted stock units. In addition, as part of Ms. Hyle's compensation for serving as non-executive Chair, she was granted an additional 1,696 restricted stock units. Annual grants vest on the first anniversary of the date of grant (May 05, 2022), provided the director continues to serve on the Board on such date. Following their appointment to the Board on October 25, 2021, Messrs. Kobori and Simril received a prorated annual grant of 832 restricted stock units vesting on May 05, 2022. The average of the high and low sale prices of our common shares on the NYSE was $88.40 on May 5, 2021 and $88.46 on October 25, 2021.
(2)The amounts shown reflect the full grant date fair value of the award for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 26 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of equity awards. Other than the restricted stock units reported above and associated dividend equivalents, no director had any other stock awards outstanding as of December 31, 2021. The number of awards granted excludes dividend equivalents. The closing price of our common shares on the NYSE on December 31, 2021 was $93.36.
(3)Ms. Bali did not stand for re-election at the May 5, 2021 Annual General Meeting and was not eligible for a stock award.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to persons or entities who are known to Bunge to beneficially own 5% or more of our common shares, each member of our Board, each NEO and all directors and executive officers as a group as of March 14, 2022.
All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.
Under Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
		(Number of Shares)
Beneficial Owner	Direct or Indirect(1)	Voting or Investment Power(2)	Right to Acquire(3)	Percent of Class(4)
Capital World Investors(5)	17,289,145	—	—	12.2%
The Vanguard Group(6)	13,409,035	—	—	9.5%
BlackRock, Inc.(7)	10,328,486	—	—	7.3%
T. Rowe Price Associates, Inc.(8)	7,941,982	—	—	5.6%

Non-Employee Directors
Sheila Bair	5,596	—	1,617	*
Carol Browner	20,025	—	1,617	*
Paul Fribourg	51,044	1,051,204	1,617	*
J. Erik Fyrwald	26,985	—	1,617	*
Bernardo Hees	11,496	—	1,617	*
Kathleen Hyle	30,277	—	3,351	*
Michael Kobori	—	—	841	*
Kenneth Simril	—	—	841	*
Henry "Jay" Winship	23,883	—	1,617	*
Mark Zenuk	14,822	—	1,617	*

Named Executive Officers
Gregory Heckman	368,268	—	623,332	*
John Neppl	34,571	—	24,332	*
Brian Zachman	63,230	—	50,866	*
Christos Dimopoulos	26,128	—	58,978	*
Raul Padilla	179,294	—	—	*
All directors and executive officers as a group (19 persons)	987,040	1,051,204	922,242	2.2%
*Indicates beneficial ownership less than 1.0%.
(1)These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust. Excludes restricted stock units that remain unvested.
(2)This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by corporate entities with whom they are presumed to share voting and/or investment power. Mr. Fribourg disclaims beneficial ownership of any shares to which he does not have a pecuniary interest.
(3)This column includes shares which non-employee directors and executive officers have a right to acquire through the vesting of restricted stock units or the exercise of stock options granted under our Equity Incentive Plans that have vested or will vest within 60 days of March 14, 2022.

(4)Applicable percentage ownership is based on 141,862,412 common shares issued and outstanding as of March 14, 2022.
(5)Based on the information filed with the SEC on Schedule 13G/A on February 11, 2022: Capital World Investors reported beneficial ownership of 17,289,145 shares, sole voting power as to 17,236,610 of the shares and sole dispositive power as to 17,289,145 of the shares. The principal business address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(6)Based on information filed with the SEC on Schedule 13G/A on February 9, 2022: The Vanguard Group reported beneficial ownership of 13,409,035 shares, shared voting power as to 119,140 of the shares, sole dispositive power as to 13,109,631 of the shares and shared dispositive power as to 299,404 of the shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)Based on information filed with the SEC on Schedule 13G/A on February 3, 2022: BlackRock, Inc. reported beneficial ownership of 10,328,486 shares, sole voting power as to 8,983,572 of the shares and sole dispositive power as to 10,328,486 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)Based on the information filed with the SEC on Schedule 13G/A on February 14, 2022: T. Rowe Price Associates, Inc. reported beneficial ownership of 7,941,982 shares, sole voting power as to 3,490,088 of the shares and sole dispositive power as to 7,941,982 of the shares. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policy for the Review and Approval of Related Person Transactions
Various policies and procedures, including our Code of Conduct, Corporate Governance Principles, Conflict of Interest Policy, and annual questionnaires and/or certifications completed by our directors and executive officers, require disclosure of and/or otherwise identify transactions or relationships that may constitute conflicts of interest or may require disclosure under applicable SEC rules as "related person transactions". Our Corporate Governance and Nominations Committee has adopted a written policy for the review and approval of related person transactions. This policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Conduct. These transactions are also reviewed in the context of making annual independence determinations regarding directors. See "Corporate Governance - Board Independence" on page 17 of this proxy statement for further information.
Under the policy, our legal department will review all actual and proposed related person transactions presented to or identified by it and then submit any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the Corporate Governance and Nominations Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominations Committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arm's length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy. For purposes of the policy, the terms "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K of the SEC.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common shares to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2021.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to the rules of the SEC, we are required to provide shareholders with a non-binding advisory "say-on-pay" vote to approve the compensation of our Named Executive Officers ("NEOs") as disclosed in the Compensation Discussion & Analysis ("CD&A"), accompanying compensation tables and related narrative disclosures on pages 35 through 54 of this proxy statement. The Board recognizes the importance of our shareholders' opportunity to cast an advisory say-on-pay vote as a means of expressing views regarding the compensation of our NEOs. Between 2014, when we began our annual shareholder engagement program, and 2020, an average of 86% of votes cast were in favor of our executive compensation program. In 2021, 94.4% of the shares voted on the say-on-pay proposal were voted "for" the proposal.
Our compensation philosophy is to pay-for-performance, support our business goals, align the interests of management and our shareholders, and offer competitive compensation arrangements to attract, retain and motivate high-caliber executives. Our Human Resources and Compensation Committee regularly reviews our executive compensation program to ensure alignment with our business strategy and compensation philosophy. Additionally, our executive compensation program has been designed to appropriately balance risks and rewards and discourage excessive risk-taking by our executives.
For the reasons highlighted above, and more fully discussed in the CD&A, the Board unanimously recommends that shareholders vote in favor of the following advisory resolution:
"RESOLVED, that the shareholders approve the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S- K, including the CD&A, the accompanying compensation tables and related narrative disclosure in this Proxy Statement."
You may vote "for" or "against" this proposal, or you may abstain from voting. Although the vote on this Proposal 2 is advisory and non-binding, the Human Resources and Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis ("CD&A") provides an overview of our executive compensation program and an analysis of the decisions made with respect to the compensation of our Named Executive Officers ("NEOs") in 2021.
Named Executive Officers
For 2021, our NEOs were as follows:

Name	Title as of December 31, 2021

Gregory Heckman	Chief Executive Officer

John Neppl	Executive Vice President, Chief Financial Officer

Brian Zachman	President, Global Risk Management

Christos Dimopoulos	President, Global Supply Chains

Raul Padilla	Special Advisor to the CEO (1)

(1)    In March 2021, Bunge announced Mr. Padilla's retirement and in April 2021 he was named Special Advisor to the CEO.

COMMITMENT TO SHAREHOLDERS
Shareholder Engagement
Strong governance, driven by best practice and feedback from shareholders. We annually submit our executive compensation program to a shareholder advisory say-on-pay vote. We value the opinions of our shareholders as expressed through this vote and other communications. Through our robust engagement outreach program, we receive valuable feedback on the issues that are most important to our shareholders, including our executive compensation program, governance, sustainability, director skills and diversity, corporate responsibility and our business and strategic direction. Since we began our shareholder outreach, our non-executive Board Chair and members of our senior management team have engaged with institutional investors representing approximately 40 - 50% of our issued and outstanding shares annually.

2021 Say-on-Pay Vote
At our 2021 Annual General Meeting, over 94% of the votes cast on our annual say-on-pay vote were in favor of our executive compensation program. We attribute this favorable support to our response to shareholder feedback, as well as the Human Resources and Compensation Committee's consideration of competitive market practices, and its goal of linking executive pay and performance. The following enhancements to our compensation programs went into effect in 2021:
•Applied distinct metrics to the short-term and long-term incentive plans
◦Short-term incentive plan: Funded based on Adjusted Profit Before Taxes before certain incentive payouts ("Adj PBT(I)"), then modified by objectives driven by operational performance, Environmental, Social and Governance ("ESG") and Human Capital Management ("HCM") goals
◦Long-term incentive plan: Return on Invested Capital ("ROIC") was replaced with Adjusted Return on Invested Capital ("AROIC") to account for mark-to-market timing differences and to adjust for readily marketable inventories
•Re-weighted the long-term incentive to have a greater portion (60%) tied to performance and aligned Earnings Per Share ("EPS") and AROIC targets to our externally stated goals
•Added Relative Total Shareholder Return ("RTSR") as a modifier to the long-term incentive

OVERVIEW
Pay and Performance
Performance drives pay. The Human Resources and Compensation Committee actively monitors the relationship between pay and performance, and strives to maintain a strong relationship between the two.

Bunge's executive compensation philosophy is built upon a strong foundation of linking pay with performance	1	Align the interests of executives with long-term interests of shareholders	The majority of each executive's pay opportunity is delivered in the form of performance-based incentives with multi-year vesting

	2	Drive business goals and strategies	Incentive plan targets are directly tied to strategic business goals and initiatives, and are based upon metrics that drive long-term value creation

	3	Reward profitable growth and increased shareholder value
Performance metrics balance earnings growth and returns on investment and the pay mix delivers a majority of pay through equity, resulting in realized compensation in-line with the creation of long-term shareholder value

In 2021, we added certain performance-based ESG and HCM goals as a component of the annual incentive bonuses paid to our executive team and over 5,500 of our employees. The resulting payout is now directly impacted by our attainment of certain diversity and sustainability targets.
In addition, we are committed to clarity of compensation disclosures and maintaining strong compensation governance practices to support the pay-for-performance principles of our executive compensation program. Our culture closely aligns the program with the interests of our shareholders.

WHAT WE DO	WHAT WE DON'T DO

We Do award more than 50% of target total compensation for our NEOs and 76% for our CEO in long-term equity-based incentives	We Don't allow repricing of stock options or buy out underwater stock options without shareholder approval
We Do use multiple performance metrics for short-term and long-term awards	We Don't have single trigger change of control provisions
We Do have comprehensive disclosure of metrics and goals	We Don't have golden parachute excise tax gross ups
We Do have long-term incentives that are majority performance-based	We Don't allow hedging or pledging of Company shares or holding Company shares in margin accounts
We Do have robust share ownership guidelines for directors, executive officers and other senior leaders	We Don't allow transactions by directors, officers and Company insiders in Company stock without pre-clearance
We Do conduct an annual compensation risk assessment for employee incentive plans	We Don't have excessive executive perquisites
We Do have a clawback policy
Pay Structure and Highlights
Highly performance leveraged and focused on long-term equity incentives. In furtherance of aligning our executive compensation program with shareholders' interests, it is our practice to deliver the majority of NEO compensation in the form of performance-based equity awards with multi-year vesting. In addition, we have a longstanding history of delivering the majority of long-term incentives in performance-based restricted stock units ("PBRSUs") that are only earned upon achievement of pre-established financial goals. For 2021, the Human Resources and Compensation Committee decided to eliminate stock option awards and re-weight the long-term incentive mix to have a greater portion tied to performance-based awards: 60% PBRSUs and 40% time-based restricted stock units ("TBRSUs") for all NEOs. The Human Resources and Compensation Committee will continue to revisit this mix annually.
Key Elements of 2021 Executive Compensation

Pay Element	Pay Philosophy	Components	Performance Link

Base Salary	Varies based on experience, skill level, individual contributions and geographic circumstances	Cash 100%	Sustained individual performance

Annual Incentive Plan ("AIP")(1)	Driven by achievement of the company and individual performance against strategic priorities	Cash 100%	Financial — 80%	Adj PBT(I) +/- Scorecard Objectives Modifier

Individual / Strategic Goal — 20%

Long-Term Incentive Plan ("LTIP")	Aligns interests of executives with shareholders and drives achievement of sustained long-term value creation	PBRSUs 60%	3-Year Cumulative EPS — 50%

3-Year Average AROIC — 50%

3-Year RTSR — +/-25% Modifier

		TBRSUs 40%	Stock Price Appreciation
(1)In lieu of the AIP, leaders of agribusiness supply chains and risk management are eligible for the annual Risk Management & Optimization Award ("RM&O") incentive award. Details regarding the RM&O incentive award are set forth on page 45 of this proxy statement.

Target Mix of Executive Compensation
Our CEO’s target total compensation (base salary, target annual cash incentive and target value of equity awards at grant) includes a mix of pay that is heavily weighted to long-term, equity-based incentives (76%). On average, our NEOs other than our CEO have 58% of total compensation targeted to be paid in long-term, equity-based incentives.

CEO Target Total Compensation Mix(1)	Other NEO Target Total Compensation Mix(1)

(1) Base salary, target annual cash incentive and target value of equity awards at grant.

DETERMINING COMPENSATION
Role of the Human Resources and Compensation Committee
Ensure strong governance and adherence to pay for performance principles. The Human Resources and Compensation Committee is composed entirely of non-employee independent directors and is responsible for the governance of our executive compensation program, including but not limited to designing, reviewing and overseeing administration of the program. Each year, the Human Resources and Compensation Committee reviews and approves all compensation decisions relating to the NEOs. Generally, all decisions with respect to determining the amount or form of NEO compensation are made by the Human Resources and Compensation Committee in accordance with the methodology described below.
When making compensation decisions, the Human Resources and Compensation Committee analyzes data from the comparator groups described on page 40 of this proxy statement, as well as tally sheets prepared by our human resources department for each of the NEOs.
In addition to reviewing data from the comparator groups and tally sheets, the Human Resources and Compensation Committee also considers several factors that it deems important in setting target total direct compensation for each NEO:
•Individual responsibilities, experience and achievements of the NEO and potential contributions towards our performance;
•Input and recommendations from the independent compensation consultant;
•Recommendations from the CEO and Chief Human Resources and Communications Officer (for officers other than themselves); and
•Historical relationship between pay and performance against the peer group.

The differences in target compensation levels among our NEOs are primarily attributable to the differences in the median range of compensation for similar positions in the comparator groups and the factors described above.
Role of Executive Officers
Assist in executing on our pay for performance strategy. The CEO assists the Human Resources and Compensation Committee in setting the strategic direction of our executive compensation program, evaluates the performance of the NEOs (excluding himself) and makes recommendations to the Human Resources and Compensation Committee regarding their compensation in consultation with the Chief Human Resources and Communications Officer. Although it gives significant weight to the CEO's recommendations, the Human Resources and Compensation Committee retains full discretion in making compensation decisions. The CEO is not present during the deliberations on his compensation. The CEO and the Chief Human Resources and Communications Officer also participate in developing and recommending the performance criteria and measures for our NEOs under our annual and equity incentive plans for consideration by the Human Resources and Compensation Committee.
No other executive officers participated in the executive compensation process for 2021. Our human resources department, under the supervision of the Chief Human Resources and Communications Officer, also supports the Human Resources and Compensation Committee in its work and implements our executive compensation program.
Role of Independent Compensation Consultant
Provide independent advice toward the fulfillment of the Human Resources and Compensation Committee's mission. Pursuant to its charter, the Human Resources and Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist in the performance of its duties. The Human Resources and Compensation Committee has sole authority to retain or terminate any such advisors and to approve their fees.
The Human Resources and Compensation Committee has retained Semler Brossy Consulting Group ("Semler Brossy") as its independent compensation consultant to provide information, analysis and objective advice regarding our executive compensation program. Management has no role in the Human Resources and Compensation Committee selecting Semler Brossy. The Human Resources and Compensation Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2021, Semler Brossy performed the following functions at the Human Resources and Compensation Committee's request:
•Assisted the Human Resources and Compensation Committee in its review and assessment of the peer group for the purpose of providing competitive market information for the design of executive compensation programs;
•Compared each element of the NEOs' target total direct compensation opportunity with the corresponding compensation elements for the comparator groups to assess competitiveness;
•Prepared an analysis of pay and performance relative to the peer group to support the Human Resources and Compensation Committee's goal of aligning our executive compensation program with shareholders' interests;
•Prepared the compensation risk assessment in relation to our executives;
•Advised the Human Resources and Compensation Committee on competitive pay practices for non-employee director compensation;
•Prepared presentations for the Human Resources and Compensation Committee on general U.S. trends and practices in executive compensation;
•Supported the Human Resources and Compensation Committee in its review of this CD&A; and
•Advised the Human Resources and Compensation Committee on the design of executive incentive programs and arrangements.

The Human Resources and Compensation Committee reviews its relationship with Semler Brossy annually. The process includes a review of the quality of the services provided, the fee structure for the services, and the factors impacting Semler Brossy's independence under the rules of the SEC and the listing standards of the NYSE. In March 2022, the Human Resources and Compensation Committee concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Human Resources and Compensation Committee.
Competitive Market Positioning
Opportunities to earn superior pay for superior performance. We use various methods to determine the elements of our executive compensation program and review current compensation practices and levels. Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target annual long-term equity-based incentive award values (referred to, in aggregate, as target total direct compensation) that is aligned with the program's principles and objectives and is competitive with compensation provided by a peer group of selected publicly traded companies.
The Human Resources and Compensation Committee, in consultation with its independent compensation consultant, Semler Brossy, selects several peer companies having one or more of the following characteristics:

Peer Group Composition		2021 Peer Group (n=17)

Industry	•Agricultural, Chemicals, Fertilizers •Food Processing •Raw Materials •Logistics/Distribution
•Air Products and Chemicals, Inc.
•Alcoa Corporation
•Archer-Daniels-Midland Company
•Conagra Brands, Inc.
•Corteva, Inc.
•Dow Inc.
•FedEx Corporation
•General Mills, Inc.
•International Paper Company
•Kellogg Company
•The Mosaic Company
•Nutrien Ltd.
•PPG Industries, Inc.
•Sysco Corporation
•Tyson Foods, Inc.
•US Foods Holding Corp.
•WestRock Company

Revenue	•Revenue targeted between 0.2 to 1.5x Bunge •Preference for companies with more than 25% of revenue generated outside the United States

Market Capitalization	•Market Capitalization targeted between 0.5 to 3.0x Bunge
Bunge has few direct competitors, so we have built a peer group comprising companies in relevant and adjacent industries that have similar global operations, scale and are of similar size to Bunge. These peers generally represent companies from which Bunge may attract talent and, therefore, provide the best comparison for the purpose of determining appropriate compensation levels.
The ratio of market capitalization relative to revenue in commodities-based businesses such as ours regularly results in our placing in the top quartile in revenue and the lower quartile in market capitalization within our peer group.
Bunge position (I) vs. 2021 Peer Group

	0	25	50	75	100

Revenue(1)
86th Percentile

Market Capitalization(1)
11th Percentile
(1)Based on data as of December 31, 2021.
The Human Resources and Compensation Committee periodically reviews the composition of the peer group and, as appropriate, updates it to ensure continued relevance and to reflect mergers, acquisitions or other business-related changes that may occur. For 2021, the composition of the companies comprising the peer group remained unchanged.

In determining NEO compensation, the Human Resources and Compensation Committee reviews a market analysis prepared by Semler Brossy, which includes equally weighted general industry and peer group compensation data provided by Willis Towers Watson and McLagan. This data enables the Human Resources and Compensation Committee to compare the competitiveness of NEO compensation based on their individual responsibilities and scope against comparable positions within our peer group and a broader general industry group of public companies. We refer to the peer group and other data sources collectively as the "comparator groups."
As an initial guideline, the Human Resources and Compensation Committee generally seeks to set target total direct compensation levels for the NEOs at levels that are competitive with the median of the comparator groups. Our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the comparator groups in the Human Resources and Compensation Committee's reasonable discretion to recognize factors such as market conditions, job responsibilities, experience, skill sets and ongoing or potential contributions to Bunge. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on the individual's and Bunge's performance for the year.

PRINCIPAL ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Base Salary
Compensation for responsibilities, skill and experience. A portion of annual cash compensation is paid as base salary to provide NEOs with a competitive level of pay for the execution of their key responsibilities. Base salaries for the NEOs are reviewed on an annual basis, and in connection with a promotion, individual performance or other change in responsibilities. The Human Resources and Compensation Committee establishes base salaries for the NEOs based on several factors, including:
•Evaluation of the executive's scope of responsibilities;
•Experience, contributions, skill level and pay compared to comparable executives in the comparator groups;
•Input and recommendations from Semler Brossy; and
•Recommendations from the CEO, in consultation with the Chief Human Resources and Communications Officer, for each NEO, other than the CEO.
No NEOs received a base salary increase in 2021. There is no set schedule for base salary increases. Salary increases are periodically provided based on competitive factors or in connection with an increase in responsibilities. Base salaries are generally targeted at approximately the median level for comparable executives in the comparator groups. The Human Resources and Compensation Committee set the base salaries of the NEOs in 2021 as follows:

Executive	Base Salary (as of 12/31/2021)
Gregory Heckman	$1,200,000
John Neppl	$700,000
Brian Zachman	$650,000
Christos Dimopoulos(1)	$655,500
Raul Padilla(2)	$745,341
(1)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
(2)    Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.

The base salary earned by each NEO is set forth in the "Salary" column of the Summary Compensation Table on page 55 of this proxy statement.

Annual Incentive Plan
Drive achievement of short-term progress toward long-term value creation. The Human Resources and Compensation Committee provides certain NEOs an opportunity to earn cash incentive awards under our Annual Incentive Plan ("AIP"), an annual, performance-based incentive plan that is directly related to the achievement of overall Company financial and predetermined strategic measures, aligned with our long-term strategy and goals. This same plan is available to a broad group of employees.
Target annual cash incentive award opportunities under the AIP are established by the Human Resources and Compensation Committee using analyses of comparable executives in the comparator groups and based on a percentage of each respective NEO's base salary. The Human Resources and Compensation Committee generally sets target annual cash incentive opportunities to be competitive with the median level for comparable executives in the comparator groups.
The following target annual incentive awards were established for the NEOs in 2021:

Executive	2021 Target Annual Incentive Percent of Base Salary	2021 Target Annual Incentive Award Opportunity
Gregory Heckman	160%	$1,920,000
John Neppl	100%	$700,000
Brian Zachman(1)	N/A	N/A
Christos Dimopoulos(1)	N/A	N/A
Raul Padilla(2)(3)	125%	$310,559
(1)Messrs. Zachman and Dimopoulos participate in the RM&O incentive and, therefore, are not eligible for the AIP.
(2)Mr. Padilla's calculated award percent reflects proration to account for his transition to Special Advisor to the CEO in April 2021.
(3)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.
No NEO received an increase in target annual incentive award opportunity for 2021. The actual annual incentive awards earned by each NEO may be above, at, or below the established target level based on Bunge's financial performance and the respective NEO's individual performance goals attained for the relevant year. In order to receive a partial incentive award under the AIP, a threshold level must be attained before a payout is made. Incentive opportunities are also subject to caps on the amounts that can be earned. For 2021, the NEOs were eligible to receive a payout ranging from 0% to 240% of their target annual incentive award opportunity shown in the far-right column in the table above. In order to earn a 240% payout, both financial and individual performance must be achieved at maximum levels of 250% and 200% of target, respectively.
For 2021, the Human Resources and Compensation Committee established the following performance weightings for NEOs under the AIP:

Executive	Financial Performance	Individual Performance

	Adj PBT(I) +/- Modifiers	Strategic Objectives
Gregory Heckman	80%	20%
John Neppl	80%	20%
Brian Zachman(1)	N/A	N/A
Christos Dimopoulos(1)	N/A	N/A
Raul Padilla	80%	20%
(1) Messrs. Zachman and Dimopoulos participate in the RM&O incentive and, therefore, are not eligible for the AIP.

Financial Performance
Maintain focus on One Bunge and overall Company performance. The annual incentive is heavily weighted (80%) toward the achievement of financial performance. For 2021, the AIP underwent a redesign, moving away from setting specific financial targets that are based on a set of assumptions, to a funding approach. The funding approach calculates a share of profit that is then allocated based on the individual incentive targets for each of the more than 5,500 employees in the plan. The funding approach will serve to remove a significant portion of variability in pay outcomes and align with overall results for shareholders. The main funding mechanism is Adj PBT(I). This may then be modified up or down by the scorecard objectives, which are driven by operational performance and ESG and HCM goals.
The AIP funding rate is evaluated annually by the Human Resources and Compensation Committee and set at a level that ensures 1) the range of outcomes is competitive to market, including payouts consistent with standard levels of probability, 2) no payout is generated unless cost of capital is achieved and 3) alignment of the target payout with our externally stated baseline earnings. The AIP funding rate for 2021 was set at 5% of Adj PBT(I), +/- 3% based on the modifiers, as established by the Human Resources and Compensation Committee on February 17, 2021.

5% Adj PBT(I)	+/-	3% Modifier	Focus Area	Scorecard Objectives
			Operational Performance	Quality of earnings relative to internal and external benchmarks
SG&A cost reduction
Growth of specialty platforms
			ESG and HCM	Achievement of Sustainability Index
Increase in diversity at the leadership level
The modifiers are quantifiable targets designed to advance progress in key strategic areas. In determining the impact of the modifiers, the Human Resource and Compensation Committee considered the following:
•Quality of earnings relative to internal and external benchmarks — working capital usage; structural versus positioning results; and earnings mix
◦In 2021, the Company performed as expected with the given market conditions, resulting in no impact to the modifier
•SG&A cost reduction — cost savings targets versus business plan
◦In 2021, the Company exceeded SG&A cost reduction goals; savings associated with travel restrictions as a result of the COVID-19 pandemic were given less weighting when determining the level of impact to the modifier
•Growth in specialty platforms — economic EBIT in growth businesses versus business plan
◦In 2021, the refined and specialty oils platforms realized a more than 200% improvement in Economic Earnings Before Interest and Tax, resulting in a positive impact to the full modifier for this objective
•Achievement of Sustainability Index — emissions reduction; palm oil traceability to plantation; palm oil sourced from No Deforestation, No Peat, No Exploitation suppliers; and soy monitorable direct sourcing
◦In 2021, two out of four sustainability targets were met while the others maintained at baseline, resulting in no impact to the modifier
•Increase in diversity at the leadership level — increase in female diversity at senior director levels
◦In 2021, although effort was undertaken to maintain the baseline in workforce representation, only one out of four targets were met, resulting in a partial reduction of the modifier

Based on these accomplishments, The Human Resources and Compensation Committee certified the following actual results on January 20, 2022:

Funding Mechanism		Funding Rate

Adj PBT(I)		5.00%
Modifier (Scorecard Objectives)
Operational Performance	Quality of earnings relative to internal and external benchmarks	—
	SG&A cost reduction	+0.25%
	Growth of specialty platforms	+0.50%
ESG and HCM	Achievement of Sustainability Index	—
	Increase in diversity at the leadership level	-0.25%

	Final Funding Rate	5.50%
Once the final funding rate is determined, it is multiplied by the Adj PBT(I) to come up with the total funding amount. This amount is divided by the Aggregate AIP Financial Performance Target, which is the sum of the total payout under the financial performance measure if each of the AIP participants were to achieve target payout based on their respective percent of base salary.

Adj PBT(I)	x	Final Funding Rate	÷	Aggregate AIP Financial Performance Target	=	Payout of Financial Performance
The following table shows the implied Adj PBT(I) that would have resulted in Threshold, Target and Maximum payouts of the financial performance for the 2021 AIP with the 5.50% Final Funding Rate applied (dollar amounts are in millions of USD):

Performance Metric	Threshold (30% Payout)	Target (100% Payout)	Maximum (250% Payout)	Actual	Results

Implied Adj PBT(I)(1)	$236	$788	$1,970	$2,449	311%

			Payout of Financial Performance		250%
(1) Based on an Aggregate AIP Financial Performance Target of $43M					(capped at max)
As noted in the 2021 Financial and Strategic Highlights on page 5 of this proxy statement, Bunge experienced its best performance year on record. In turn, the calculated result of the financial performance component of the annual incentive award was above our maximum payout and, therefore, capped at 250%.
Amounts used to determine performance of financial results are derived from our audited financial statements. Under the terms of the AIP, the Human Resources and Compensation Committee may adjust actual results achieved, in its discretion, if it determines that such adjustment is appropriate to reflect unusual, unanticipated or non-recurring items or events. Consistent with past practice and according to pre-established principles, in calculating payouts for 2021 AIP awards, the Human Resources and Compensation Committee chose to exclude certain gains and charges as disclosed in our earnings release filed on Form 8-K on February 9, 2022. These gains and charges were associated with (1) gain on the sale of our share of the Rotterdam Oils Refinery and an oils packaging facility in Mexico, (2) gain on the sale of a portfolio of interior grain elevators located in the United States, (3) impairment charge on classification as held-for-sale of our wheat milling business in Mexico, and (4) fixed asset impairment charge related to our share of an oils facility in China. No discretionary adjustments were made in response to the COVID-19 pandemic.

Individual Performance
Reward successful execution of strategic initiatives. In addition to financial performance, each NEO was evaluated on the achievement of individual performance objectives that relate to the achievement of specific aspects of our business plans and strategies, as well as other initiatives relating to the NEO's position.
The individual performance component of the awards provides the Human Resources and Compensation Committee an opportunity to reward NEOs for achievement of performance objectives that drive overall Company success. These objectives are reviewed and approved by the Human Resources and Compensation Committee at the beginning of each year. For 2021, the individual objectives for our NEOs were aligned to three focus areas:
•Operational Performance & Financial Discipline — drive SG&A cost improvement, develop an enterprise risk management scorecard, complete rewiring initiatives and implement the new operating model (system, process, policy and culture) and evolve and standardize our approach to counterparty risk;
•Growth — deliver on the business plan for Proteins, develop value creation plans (e.g., digital, origination, renewable feedstocks and carbon footprint) and accomplish year-on-year growth with strategic customers; and
•People & Purpose — develop frameworks, priorities and proof points to position Bunge in ESG, deliver on annual sustainability-linked loan commitments, drive actions to increase employee engagement and drive development actions for all executive and vice president succession candidates.
2021 Annual Incentive Award Determinations
The Human Resources and Compensation Committee reviews and approves the annual incentive awards based on audited financial results achieved against business results and individual performance as described above. The Human Resources and Compensation Committee seeks to set rigorous goals at the beginning of the year and evaluates preliminary payouts at year-end to ensure appropriate alignment of pay and performance.
The table below sets forth the actual annual incentive awards paid to each NEO for performance achieved in 2021:

Executive	2021 Calculated Award Percent of Target	2021 Actual Award Total Value
Gregory Heckman	240%	$4,608,000
John Neppl	235%	$1,645,000
Brian Zachman(1)	N/A	N/A
Christos Dimopoulos(1)	N/A	N/A
Raul Padilla(2)(3)	220%	$683,229
(1)Messrs. Zachman and Dimopoulos participate in the RM&O incentive and, therefore, are not eligible for the AIP.
(2)Mr. Padilla's calculated award percent reflects proration to account for his transition to Special Advisor to the CEO in April 2021.
(3)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.
The actual amount awarded to each NEO is also set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 55 of this proxy statement.
Annual Risk Management & Optimization Incentive Awards
As the leaders of Global Risk Management and Supply Chains respectively, Messrs. Zachman and Dimopoulos had responsibility for optimizing the financial contribution derived from managing the related physical and financial flows within our Agribusiness segment. This financial contribution results from optimizing the risk created from managing the timing differences of procuring from farmers when they are willing to sell and selling to customers when they are ready to buy. Accordingly, they participated in a separate performance-based annual cash incentive award opportunity in 2021—the RM&O incentive award.

Executive	Financial Performance	Risk Management & Optimization

	Adj PBT(I) +/- Modifiers	Risk Adjusted Profit
Gregory Heckman(1)	N/A	N/A
John Neppl(1)	N/A	N/A
Brian Zachman	25%	75%
Christos Dimopoulos	25%	75%
Raul Padilla(1)	N/A	N/A
(1)Messrs. Heckman, Neppl and Padilla participate in the AIP and, therefore, are not eligible for the RM&O incentive.
A portion of this award opportunity reflects their roles as executive leaders in contributing to the overall success of the Company and is linked directly to the achievement of the same financial performance results as described for the AIP above: Adj PBT(I), modified by our achievement of scorecard objectives. The remainder of this award opportunity reflects the direct impact of each NEO on the earnings from trading, merchandising and positioning to maximize the earnings at risk in our asset base. The performance metric used for the RM&O incentive award is Risk Adjusted Profit, which we define as the aggregate contribution generated from optimizing the physical and financial flows of our Agribusiness value chains after applying working capital and risk capital charges to take into account the quality of earnings generated relative to the amount of capital utilized during the year. The award opportunity is intended to align the compensation we provide for these positions with the compensation provided to comparable executives in commodity-based environments in the comparator groups. The award is subject to a minimum necessary to be achieved before a payout under the award will occur. The award is also subject to a maximum for which the payout may not exceed. The following target RM&O incentive awards were established by the Human Resources and Compensation Committee for the below NEOs in 2021:

Executive	2021 Target RM&O Percent of Base Salary	2021 Target RM&O Award Opportunity
Gregory Heckman(1)	N/A	N/A
John Neppl(1)	N/A	N/A
Brian Zachman	350%	$2,275,000
Christos Dimopoulos(2)	300%	$1,966,500
Raul Padilla(1)	N/A	N/A
(1)Messrs. Heckman, Neppl and Padilla participate in the AIP and, therefore, are not eligible for the RM&O incentive.
(2)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
No NEO received an increase in target RM&O award opportunity for 2021. The actual annual incentive awards earned by each NEO may be above, at, or below the established target level based on Bunge's financial performance and the respective NEO's RM&O performance attained for the relevant year. Incentive opportunities are also subject to caps on the amounts that can be earned. For 2021, Messrs. Zachman and Dimopoulos were eligible to receive a payout ranging from 0% to 250% of their target RM&O award opportunity shown in the far-right column in the table above.
2021 RM&O Award Determinations
The Human Resources and Compensation Committee reviews and approves the RM&O incentive award based on the results achieved against the audited financials and risk metrics as described above. The Human Resources and Compensation Committee seeks to set rigorous goals at the beginning of the year and evaluates payouts at year-end to ensure appropriate alignment of pay and performance. The actual performance against RM&O goals are not disclosed as the Human Resources and Compensation Committee believes that disclosure could cause competitive harm to the Company.
In order to drive long-term value creation and ensure results are sustainable, the Human Resources and Compensation Committee requires that a portion of the RM&O incentive award payout be deferred in the form of restricted stock units over a three-year period and be at risk based on future performance of the Agribusiness value chains. The restricted stock units are eligible to be paid out in three annual installments commencing on the first anniversary of the grant date of the units, subject to reduction or forfeiture in the event of: (i) a cumulative annual risk management loss for the respective value chains during the deferral period; (ii) an executive's voluntary resignation of employment; or (iii) an executive's termination of employment by the Company for "cause."
The table below sets forth the actual RM&O incentive awards paid to each NEO for performance achieved in 2021:

	Payout for 2021 Actual RM&O		Payout Mix for 2021 Actual RM&O
Executive	Percent of Target	Total Value	Cash	Deferral

Gregory Heckman(1)	N/A	N/A	N/A	N/A
John Neppl(1)	N/A	N/A	N/A	N/A
Brian Zachman	250%	$5,687,500	$3,554,688	$2,132,812
Christos Dimopoulos(2)	220%	$4,326,357	$2,777,710	$1,548,647
Raul Padilla(1)	N/A	N/A	N/A	N/A
(1)Messrs. Heckman, Neppl and Padilla participate in the AIP and, therefore, are not eligible for the RM&O incentive.
(2)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
The actual amount awarded to each NEO is also set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 55 of this proxy statement.
Long-Term Incentive Plan
Aligns majority of pay with shareholder interests. The long-term equity-based incentive element of our executive compensation program is designed to incentivize actions that will drive sustainable, long-term value creation by providing NEOs with a continuing stake in our long-term success and to serve as an important component of retention. We further emphasize equity ownership by senior executives through the share ownership guidelines described on page 52 of this proxy statement.
Pursuant to the Equity Incentive Plan, the Human Resources and Compensation Committee primarily grants long-term incentive awards to NEOs in the form of PBRSUs and TBRSUs that vest upon continued service over a specified period of time.
Grants are generally made in the first quarter of each year, when compensation decisions for the year are made and after the public release of our year-end audited financial results. In limited, special situations, equity awards may be granted at other times in the event of a new hire, promotion, for retention purposes or to recognize exceptional performance.
The mix of long-term incentives for the 2021 annual grant cycle for the NEOs was 60% PBRSUs and 40% TBRSUs.
The Human Resources and Compensation Committee targets the value of the long-term incentive awards granted to the NEOs to provide total compensation opportunities that approximate the median of comparable executives in the comparator groups. The Human Resources and Compensation Committee also considers the following factors in determining the type and amount of long-term incentive awards:
•feedback from shareholder engagement;
•input and recommendation from its independent compensation consultant;
•potential shareholder dilution;
•share overhang (defined as the number of shares available for grant, plus outstanding stock option and restricted stock unit awards);
•run rate (defined as the number of shares granted divided by the number of common shares outstanding); and
•projected cost and accounting expense on our earnings.

In 2021, the Human Resources and Compensation Committee granted the following long-term incentive award amounts to NEOs:

Executive	2021 Total LTIP Target Value
Gregory Heckman	$10,000,000
John Neppl	$2,000,000
Brian Zachman	$1,500,000
Christos Dimopoulos	$1,000,000
Raul Padilla(1)	$2,600,000
(1)Mr. Padilla's equity award will prorate upon his departure, at which time he will forfeit two-thirds of his outstanding, unvested shares under this award.
In determining the number of units granted in 2021, the Human Resources and Compensation Committee adopted the method of using the average of the high and low prices of our common shares on the date of grant to align the value of the grant with the number of shares granted on a specific date. The actual amount awarded to each NEO is also set forth in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table on page 55 of this proxy statement.
Performance-Based Restricted Stock Unit Awards
Reward achievement of long-term value drivers, EPS and AROIC, and stock price appreciation. PBRSUs are tied to our long-term performance to ensure that NEO pay is directly linked to the achievement of sustained long-term operating performance. Reflective of the desire to balance earnings growth and efficient use of capital, the Human Resources and Compensation Committee has chosen to measure performance in an equal mix of three-year cumulative EPS and three-year average AROIC for Bunge as a whole, with a relative TSR modifier. In 2021, the Human Resources and Compensation Committee replaced ROIC with AROIC to account for mark-to-market timing differences and adjust for readily marketable inventories. The Human Resources and Compensation Committee considers EPS and AROIC key drivers of shareholder value and fundamental to long-term value creation.
On February 18, 2021, the Human Resources and Compensation Committee approved the grant of PBRSUs to the NEOs for the 2021-2023 performance period. Payouts of the PBRSUs, if any, will generally be subject to the NEO's continued employment through the vesting date (generally, the third anniversary of the grant date) and will be based (i) 50% on our achievement of cumulative EPS targets and (ii) 50% on our achievement of average AROIC targets established by the Human Resources and Compensation Committee on the grant date. Once the achievement of the financial targets has been calculated, up to an additional 25% may be added or subtracted from the results depending on Bunge's three-year performance relative to the S&P 500 Industrials comparator group. In the event that the RTSR would result in a positive modifier, but Total Shareholder Return of Bunge is negative over the three-year period, the RTSR modifier will not be applied. In no event will the RTSR modifier result in an overall PBRSU achievement greater than the maximum payout attached to the award, which for the 2021 grant is 200% of the award target. Upon vesting, each PBRSU is settled with a Bunge common share. In addition, dividend equivalents are paid in our common shares on the date that PBRSUs are otherwise paid out, based on the number of shares vesting. However, in no event will dividend equivalents be paid on any shares in excess of the target award granted.
In setting the 2021-2023 targets, the Human Resources and Compensation Committee considered multiple factors, including:
•our externally stated goals;
•investor expectations;
•peer and broader market historical performance;
•industry economic factors;
•our historical and potential performance; and
•typical distributions of payouts over time.

The resulting EPS and AROIC targets are established at levels that are intended to incentivize achievement of our long-term strategic plans and the continuous improvement of returns above our cost of capital.
Given performance targets for the 2021-2023 cycle are based on our policy to not provide specific earnings guidance, performance targets are not disclosed prior to the end of the performance period as the Human Resources and Compensation Committee believes that disclosure would cause competitive harm to the Company.
As mentioned above, the Human Resources and Compensation Committee targeted to deliver 60% of the value of the 2021 long-term incentive award in PBRSUs. Information regarding the fair market value and number of PBRSUs that the NEOs may earn at the end of the 2021-2023 performance period, subject to satisfaction of the performance metrics described above, is shown in the Grants of Plan Based Awards Table on page 57 of this proxy statement.
2019-2021 PBRSU Award Determinations. Each year, following the end of a three-year PBRSU performance cycle, the Human Resources and Compensation Committee reviews and certifies the performance attained based on our reported audited financial statements, subject to the Human Resources and Compensation Committee's discretion under the Equity Incentive Plan to adjust such results for non-recurring charges and other one-time events. In February 2022, the Human Resources and Compensation Committee reviewed and certified achievement of the performance metrics for the PBRSUs granted on March 12, 2019 for the 2019-2021 performance period. Fifty percent of the 2019-2021 awards vest based on three-year cumulative diluted EPS from continuing operations and 50% on three-year average ROIC.
The following tables show the results for the 2019-2021 performance cycle:

Performance Metric	Threshold (30%)	Target (100%)	Maximum (200%)	Actual(1)	Results

EPS	$5.30	$8.83	$12.36	$24.40	200%
ROIC	4.2%	5.4%	7.0%	11.2%	200%

	Weighted average payout of performance metrics				200%
(1)Adjusted for non-recurring charges and other one-time events subject to the Human Resources and Compensation Committee's discretion.
Based on the Human Resources and Compensation Committee's determination that performance was at the levels set forth above, and without making any discretionary adjustments in response to the COVID-19 pandemic, PBRSUs were paid out at 200% for the 2019-2021 performance period.
Time-Based Restricted Stock Unit Awards
Reward stock price appreciation and continued service. For 2021, the Human Resources and Compensation Committee granted TBRSUs with 40% weighting for all NEOs to promote alignment with shareholder interests as the ultimate value received will be a function of stock price performance. TBRSUs also help us maintain competitive compensation levels and retain executive talent through a multi-year vesting schedule. TBRSUs generally vest in full on the third anniversary of the date of grant.
On February 18, 2021, the Human Resources and Compensation Committee approved the grant of TBRSUs to the NEOs effective March 15, 2021. Information regarding the grant date fair value and the number of TBRSUs awarded to each NEO is set forth in the Grants of Plan Based Awards Table on page 57 of this proxy statement.
Retirement and Executive Benefits
Competitively address basic health, welfare and retirement income needs. We provide employees with a wide range of retirement and other employee benefits that are designed to assist in attracting and retaining employees critical to our long-term success and to reflect the competitive practices of the companies in the peer group. NEOs are eligible for retirement benefits under the following plans: (i) Bunge U.S. Pension Plan (closed to new hires effective December 31, 2017); (ii) Bunge Excess Benefit Plan; (iii) Bunge U.S. supplemental executive retirement plan ("SERP"); (iv) Bunge

Retirement Savings Plan; (v) Bunge Excess Contribution Plan; and (vi) Bunge Supplemental Excess Contribution Plan. Our executive compensation program also provides NEOs with limited perquisites and personal benefits. The Human Resources and Compensation Committee, in consultation with Semler Brossy, periodically reviews the benefits provided to the NEOs to ensure competitiveness with market practices.
Retirement Plans
The U.S. Pension Plan is a tax qualified retirement plan that covers substantially all U.S.-based salaried and non-union hourly employees who were hired before January 1, 2018. Employees hired on or after January 1, 2018 receive a fixed contribution of 5% of base salary, bonus and any overtime to their 401(k) each year in lieu of pension benefits. All plan participants whose benefits are limited by the Internal Revenue Code, including the NEOs, are eligible to participate in the Excess Benefit Plan. In addition, each U.S.-based NEO is eligible to participate in the SERP. The U.S. Pension Plan, Excess Benefit Plan and SERP are described in the narrative following the Pension Benefits Table on page 60 of this proxy statement, and the estimated annual normal retirement benefits payable to the NEOs (determined on a present value basis) are set forth in the Pension Benefits Table on page 60 of this proxy statement.
Each non-U.S.-based NEO is eligible to participate in a statutory retirement plan that covers substantially all employees who are employed in the country where the NEO is based. Amounts contributed by Bunge to such plans are set forth in the "All Other Compensation" column of the Summary Compensation Table on page 55 of this proxy statement.
401(k) Plan and Excess Contribution Plan
The Retirement Savings Plan is a tax qualified retirement plan that covers substantially all U.S.-based salaried and non-union hourly employees. Each U.S.-based NEO is eligible to participate in the plan. All employees whose benefits are limited by the Internal Revenue Code, including the NEOs, are eligible to participate in the Excess Contribution Plan. In addition, each U.S.-based NEO is eligible to participate in the Supplemental Excess Contribution Plan. The Retirement Savings Plan, the Excess Contribution Plan and the Supplemental Excess Contribution Plan are described in the narrative following the Nonqualified Deferred Compensation Table on page 62 of this proxy statement.
Company matching contributions allocated to the NEOs under the Retirement Savings Plan, the Excess Contribution Plan and the Supplemental Excess Contribution Plan are shown in the "All Other Compensation Total" column of the Summary Compensation Table on page 55 of this proxy statement.
Health and Welfare Plans
Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through our flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on a pre- or post-tax basis at the employee's option.
Perquisites and Executive Benefits
It is the Human Resources and Compensation Committee's practice to limit special perquisites and executive benefits provided to the Company's executives. The Human Resources and Compensation Committee periodically reviews the perquisites provided to our executive officers under our executive compensation program. Under the current policy, we provide U.S.-based executive officers, including the NEOs, with a limited annual perquisite allowance of $9,600. Non-U.S. NEOs are provided with an automobile allowance in accordance with Company programs and local market practices.
Severance and Change of Control Benefits
Focus executives on shareholder interests during periods of uncertainty. Our executive compensation program is designed to provide for the payment of severance benefits to our NEOs upon certain types of employment terminations. Providing severance and change of control benefits assists us in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that encourage executives to complete such transactions, thus enhancing long-term shareholder value. The NEOs are provided with severance benefits under individual arrangements.
Mr. Heckman’s employment agreement and Mr. Neppl's offer letter include change of control severance protections. Specifically, they contain a "double trigger" vesting requirement for the payment of severance benefits, meaning that both (1) a change of control must occur, and (2) their employment must also be terminated under certain specified circumstances before they are entitled to any severance payment. All unvested equity awards are also subject to double trigger vesting upon a change of control. The terms of Mr. Heckman’s employment agreement and Mr. Neppl's offer letter are set forth under the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 63 of this proxy statement.
To enhance retention and align with market practice, we have entered into change of control severance agreements with each of the NEOs, other than Mr. Heckman and Mr. Neppl, whose employment agreements contained such a provision. The change of control severance agreements also contain a "double trigger" vesting requirement for the payment of severance benefits. All unvested equity awards are also subject to double trigger vesting upon a change of control. The change of control severance agreements include an 18-month non-competition covenant.
None of our employment agreements, change of control severance agreements or other compensation arrangements provide for a golden parachute excise tax gross up.
The terms of the individual arrangements and a calculation of the estimated severance benefits payable to each NEO under their respective arrangements are set forth under the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 63 of this proxy statement.

COMPENSATION GOVERNANCE
The Human Resources and Compensation Committee maintains and is committed to a policy of strong corporate governance. The principal governance elements of our executive compensation program are described in further detail below.
Executive Compensation Recoupment Policy
Mitigate unnecessary risk-taking that may have adverse impact on Bunge. The Human Resources and Compensation Committee has adopted a recoupment policy ("clawback") with respect to executive compensation. The policy provides that, if the Board or an appropriate committee thereof determines that an executive officer or other senior executive has engaged in any fraud or misconduct that caused or was a significant contributing factor to having to restate all or a portion of its financial statement(s), the Board or committee shall take such actions as it deems appropriate to remedy the misconduct and prevent its recurrence.
The actions that may be taken against a particular executive include:
•requiring reimbursement of any bonus or incentive compensation paid to the executive;
•causing the cancellation of any equity-based awards granted to the executive; and
•seeking reimbursement of any gains realized on the disposition or transfer of any equity-based awards, if and to the extent that, (i) the amount of compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) the executive engaged in fraud or misconduct that caused or significantly contributed to the restatement and (iii) the amount of the compensation that would have been awarded to or received by the executive had the financial results been properly reported would have been lower than the amount actually awarded or received.
Any recoupment under this policy is in addition to any other remedies that may be available to Bunge under applicable law.

Share Ownership Guidelines
Ensure appropriate level of long-term wealth tied to shareholder returns. To further align the interests of senior management with our shareholders, the Board maintains share ownership guidelines that require executive officers to hold significant amounts of our common shares. Executive officers are expected to meet minimum ownership guidelines by April 30 following the fifth anniversary of the date the executive is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of base salary.
•CEO – 6x base salary
•Other NEOs – 3x base salary
•Other Senior Executives - 2x base salary
The Human Resources and Compensation Committee reviews the progress of the NEOs toward meeting the ownership guidelines annually. In the event of financial hardship or other good cause, the Human Resources and Compensation Committee may approve exceptions to the share ownership guidelines as the Human Resources and Compensation Committee deems appropriate. For a description of the ownership guidelines applicable to our non-employee directors, see "Director Compensation" on page 30 of this proxy statement.
The following count towards meeting the ownership guideline: (i) shares beneficially owned by the executive directly or indirectly and (ii) 50% of the value of unvested TBRSUs. Starting in 2021, vested unexercised stock options no longer count toward achievement of the guidelines, along with unvested stock options and unearned PBRSUs.
Executive officers, including the NEOs, are required to hold a minimum of 50% of the shares net of taxes acquired through long-term incentive plans (including stock options, PBRSUs and TBRSUs) until the guidelines are met. If the initial ownership period has lapsed, and the minimum ownership guideline is not met, executive officers are required to hold 100% of net shares acquired until the guideline is met. Compliance with the executive share ownership guidelines is reviewed annually. As of December 31, 2021, all NEOs have satisfied the stock ownership guideline or are still within the five-year transition period and have held 100% of the net shares acquired through our equity incentive plans.
To further encourage a long-term commitment to our sustained performance, executive officers are prohibited from hedging, pledging or using their common shares as collateral for margin loans.
Tax Deductibility of Compensation
Optimize tax deductibility in keeping with compensation philosophy. Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction in any one year for compensation exceeding $1 million payable in any year to the corporation’s chief executive officer and other “covered employees,” as defined in Section 162(m).  Prior to January 1, 2018, an exception to this deduction limit was available for “performance-based” compensation that was approved by shareholders and otherwise satisfied certain requirements under Section 162(m). As a result of the enactment of U.S. tax reform legislation, the performance-based compensation exception is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief for binding written contracts that were in effect on November 2, 2017. The tax reform legislation also expanded the definition of “covered employees” to include the CFO and certain former NEOs who were disclosed in our proxy statement after January 1, 2017.
While our executive compensation program has sought to maximize the tax deductibility of compensation payable to the NEOs to the extent permitted by law, the Human Resources and Compensation Committee retained the flexibility and discretion to make compensation decisions that are based on factors other than Section 162(m) when necessary or appropriate (as determined by the Human Resources and Compensation Committee in its sole discretion) to enable Bunge to continue to attract, retain, reward and motivate its highly-qualified executives. The Human Resources and Compensation Committee does not intend to change the pay-for-performance approach of our executive pay program due to the enactment of tax reform.

COMPENSATION AND RISK
We believe our compensation programs are designed to establish an appropriate balance between risk and reward in relation to our overall business strategy. To that end, the Human Resources and Compensation Committee has conducted a compensation risk assessment, with the assistance of management and Semler Brossy, the Human Resources and Compensation Committee's independent compensation consultant. Semler Brossy prepared a risk assessment of the executive programs.
The Human Resources and Compensation Committee focused its assessment on our executive compensation program, as these are the employees whose actions are most likely to expose us to significant business risk. The relevant features of the executive compensation program that mitigate risk are as follows:
•The program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive shareholder value, and targets are set with a reasonable amount of stretch that should not encourage imprudent risk-taking.
•The Human Resources and Compensation Committee sets target awards under the executive compensation program following the receipt of advice and benchmarking analysis provided by Semler Brossy.
•The annual incentive and long-term equity-based compensation program awards are tied to several performance metrics to reduce undue weight on any one measure.
•The annual incentive program's performance metric targets a share of profit to align with overall results for shareholders while maintaining performance orientation through scorecard factors and individual performance allocations.
•The use of non-financial performance factors in determining the actual payout of annual incentive compensation serves as a counterbalance to the quantitative performance metric.
•The executive compensation program is designed to deliver a significant portion of compensation in the form of long-term incentive opportunities, which focuses executives on our long-term success and discourages excessive focus on annual results.
•The equity incentive program uses a mix PBRSUs and TBRSUs that vest over several years to ensure that employees are focused on maximizing long-term shareholder value and financial performance and to mitigate the risks associated with the exclusive use of stock price-based awards.
•The performance metrics for the PBRSUs are based on overall Bunge performance over a three-year period, reducing incentives to maximize one segment's results and focusing on sustainable performance over a three-year cycle rather than any one year.
•Maximum awards that may be paid out under the annual incentive and equity incentive programs are subject to appropriate caps and the Human Resources and Compensation Committee retains the discretion to reduce payouts under the plans.
•We have adopted share ownership guidelines that further align the long-term interests of executives with those of our shareholders, as well as restrictions on hedging, holding our common shares in a margin account and using our common shares as collateral for loans, which seek to discourage a short-term stock price focus.
•We have adopted an executive compensation recoupment policy for senior executives, as discussed in "Executive Compensation Recoupment Policy" on page 51 of this proxy statement.
The Human Resources and Compensation Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on Bunge.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
The Human Resources and Compensation Committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Human Resources and Compensation Committee recommended to the board that this Compensation Discussion and Analysis be included in this proxy statement for the year ended December 31, 2021.
Members of the Human Resources and Compensation Committee
J. Erik Fyrwald, Chair
Bernardo Hees
Kenneth Simril
Henry "Jay" Winship

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the compensation of our CEO, our CFO and the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2021.

Name and Position Held	Year	Salary ($) (1)		Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation Total ($)(6)		Total ($)(7)
Gregory Heckman	2021	$1,200,046		$—	$9,991,055	$—	$4,608,000		$—	$349,126		$16,148,227
Chief Executive Officer	2020	$1,200,046		$—	$3,891,160	$2,698,150	$4,608,000		$—	$128,086		$12,525,442
	2019	$1,129,983		$1,000,000	$7,133,136	$4,411,200	$3,038,397		$—	$22,014		$16,734,730

John Neppl	2021	$700,027		$—	$1,990,250	$—	$1,645,000		$—	$116,766		$4,452,043
Chief Financial Officer	2020	$700,027		$—	$1,240,040	$216,445	$1,680,000		$—	$73,170		$3,909,682
	2019	$416,410		$500,000	$1,225,440	$—	$647,882		$—	$25,531		$2,815,263

Brian Zachman	2021	$650,000		$—	$3,645,342	$—	$5,687,500		$—	$193,264		$10,176,106
President, Global Risk Management	2020	$650,000		$—	$1,527,216	$163,075	$5,687,500		$320,948	$122,540		$8,471,279
	2019	$627,917		$3,350,000	$1,115,635	$247,225	$1,642,680		$1,270,881	$16,825		$8,271,163

Christos Dimopoulos	2021	$655,500	(8)	$—	$2,373,493	$—	$4,326,357	(8)	$—	$94,687	(8)	$7,450,037
President, Global Supply Chains	2020	$679,560		$—	$973,602	$106,740	$4,077,360		$—	$96,158		$5,933,420
	2019	$617,940		$—	$752,405	$166,315	$1,712,930		$—	$108,016		$3,357,606

Raul Padilla	2021	$744,860	(9)	$—	$2,587,325	$—	$683,229	(9)	$11,394	$6,763	(9)	$4,033,571
President, Global Operations	2020	$806,992		$—	$1,603,500	$281,675	$2,421,025		$82,118	$22,018		$5,217,328
	2019	$1,009,786		$—	$2,094,050	$368,590	$2,104,759		$113,956	$105,888		$5,797,029
(1)Actual salary payments during 2021. Annual base salary rates as of December 31, 2021 are described on page 41 of this proxy statement.
(2)The amounts shown reflect the aggregate full grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 26 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the listed officers ultimately realize from the awards. Whether, and to what extent, a listed officer realizes value will depend on our actual operating performance, stock price fluctuations and the listed officer's continued employment.
(3)Based on the full grant date value of the PBRSUs granted on March 15, 2021, the following are the maximum payouts, assuming the maximum level of performance is achieved: Mr. Heckman: $11,965,240; Mr. Neppl: $2,377,200; Mr. Zachman: $1,822,520; Mr. Dimopoulos: $1,188,600; and Mr. Padilla: $3,090,360. For additional information on these awards, see "Long-term Incentive Compensation" beginning on page 47 of this proxy statement.
(4)Incentive compensation awards under the AIP for the 2021 fiscal year that were paid in March 2022. In lieu of the awards under the AIP for 2021, Messrs. Zachman and Dimopoulos received an RM&O incentive award in connection with their services to our Agribusiness segment as described in more detail under “Annual Risk Management & Optimization Incentive Awards” on page 45 of this proxy statement. For each incentive award, a portion was granted in restricted stock units and subject to recovery, with the remainder paid in cash. Based on performance achieved, Mr. Zachman's cash payment was $3,554,688 and Mr. Dimopoulos's cash payment was $2,777,710.
(5)The aggregate change in the actuarial present value of the accumulated pension benefit as shown in the Pension Benefits Table from year to year. Importantly, the change in pension value is not currently paid to an executive as compensation, but is a measurement of the change in actuarial present value from the prior year. For Mr. Zachman, no value is included in accordance with SEC's rules as total change in present value was ($80,720). For information about the assumptions used, see the Pension Benefits Table on page 60 of this proxy statement. There are no above market or preferential earnings with respect to nonqualified deferred compensation arrangements. Messrs. Heckman, Neppl and Dimopoulos do not participate in the pension plan.
(6)The following table provides details about each component of the "All Other Compensation" column:

Name	Registrant Contributions for Qualified Plans ($)	Registrant Contributions for Nonqualified Plan ($)	Tax Gross-Ups ($)	Perquisites and Other Personal Benefits ($)(a)	Total ($)
Gregory Heckman	$26,100	$313,426	$—	$9,600	$349,126
John Neppl	$24,983	$82,183	$—	$9,600	$116,766
Brian Zachman	$25,900	$157,764	$—	$9,600	$193,264
Christos Dimopoulos(b)	$71,089	$—	$—	$23,598	$94,687
Raul Padilla(c)	$—	$—	$—	$6,763	$6,763

(a) For Messrs. Heckman, Neppl and Zachman, represents $9,600 annual perquisite allowance. For Messrs. Padilla and Dimopoulos, represents an automobile allowance in connection with their overseas employment.
(b) Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
(c) Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.

(7)As required by SEC rules, "Total" represents the sum of all columns in the table.
(8)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
(9)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.

Grants of Plan Based Awards Table
The following table sets forth information with respect to awards under our Annual Incentive Plan, Risk Management & Optimization incentive program and Long-Term Incentive Plan for the fiscal year ended December 31, 2021.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)	($)
Gregory Heckman
2021 AIP		$115,200	$1,920,000	$4,608,000
2021 LTIP—PBRSUs	3/15/2021				11,325	75,500	151,000		$79.24	$6,010,555
2021 LTIP—TBRSUs	3/15/2021							50,000	$79.24	$3,980,500

John Neppl
2021 AIP		$42,000	$700,000	$1,680,000
2021 LTIP—PBRSUs	3/15/2021				2,250	15,000	30,000		$79.24	$1,194,150
2021 LTIP—TBRSUs	3/15/2021							10,000	$79.24	$796,100

Brian Zachman
2021 RM&O		$170,625	$2,275,000	$5,687,500
2020 RM&O—Deferral(4)	3/15/2021							26,790	$79.24	$2,132,752
2020 LTIP—PBRSUs	3/15/2021				1,725	11,500	23,000		$79.24	$915,515
2020 LTIP—TBRSUs	3/15/2021							7,500	$79.24	$597,075

Christos Dimopoulos
2021 RM&O(5)		$147,488	$1,966,500	$4,916,250
2020 RM&O—Deferral(4)	3/15/2021							17,314	$79.24	$1,378,368
2020 LTIP—PBRSUs	3/15/2021				1,125	7,500	15,000		$79.24	$597,075
2020 LTIP—TBRSUs	3/15/2021							5,000	$79.24	$398,050

Raul Padilla
2021 AIP(6)		$18,634	$310,559	$745,342
2021 LTIP—PBRSUs	3/15/2021				2,925	19,500	39,000		$79.24	$1,552,395
2021 LTIP—TBRSUs	3/15/2021							13,000	$79.24	$1,034,930
(1)Represents the range of annual cash incentive award opportunities under our AIP and RM&O incentive awards. The minimum potential payout for each of the listed officers was zero. For AIP, the threshold award represents 6% of the target award value (that is, the result if only the lowest weighted metric met the threshold) and the maximum award represents 240% of the target award value (that is, the result if the highest weighted metric achieves a maximum 250% and the lowest weighted metric achieves a maximum of 200%). For RM&O incentive awards, the threshold award represents 7.5% of the target award value (that is, the result if only the lowest weighted metric met the threshold) and the maximum award represents 250%. The performance period began on January 1, 2021 and ended on December 31, 2021. For additional discussion, see "Annual Incentive Plan" on page 42 of this proxy statement.
(2)Represents the range of shares that may be released at the end of the January 1, 2021 – December 31, 2023 performance period for PBRSUs awarded under the 2016 Equity Incentive Plan. The minimum potential payout for each of the listed officers under the PBRSUs is zero. The threshold award represents 15% of the target award value (that is, the result if only the lowest weighted metric met the threshold) and the maximum award represents 200% of the target award value. Payment of the award is subject to the achievement of certain financial metrics during the performance period. For additional discussion, see "Performance-Based Restricted Stock Unit Awards" on page 47 of this proxy statement.
(3)This column shows the full grant date fair value of PBRSUs and TBRSUs under ASC Topic 718. Generally, the full grant date fair value is the amount we would expense in our financial statements over the award's vesting period. See Note 26 to the audited consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(4)Represents the range of award opportunity under a performance incentive for achievement in the annual RM&O incentive award for Messrs. Zachman and Dimopoulos. Mr. Zachman was awarded 50% of the risk component of $2,132,812 and Mr. Dimopoulos was awarded 50% of the risk component of $1,548,647, which was converted to restricted stock units on March 15, 2022 and will vest ratably on March 15, 2023, March 15, 2024 and March 15, 2025. These restricted stock units are at risk based on future performance of the Agribusiness value chains.
(5)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
(6)Amounts shown have been converted from Brazilian real to U.S. Dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.

Outstanding Equity Awards Table
The following table sets forth information with respect to all outstanding equity awards as of December 31, 2021.

			Option Awards(1)				Stock Awards(2)
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Gregory Heckman	05/16/2019		320,000	160,000	$53.43	05/16/2029
	03/10/2020	(3)	151,666	303,334	$42.76	03/10/2030	192,622	$17,983,190
	03/15/2021	(4)(9)					204,743	$19,114,806

John Neppl	06/03/2019	(5)					5,078	$474,082
	03/10/2020	(3)(6)	12,166	24,334	$42.76	03/10/2030	49,735	$4,643,260
	03/15/2021	(4)(9)					40,744	$3,803,860

Brian Zachman	03/12/2019	(7)	18,332	9,168	$51.89	03/12/2029	8,793	$820,914
	03/10/2020	(3)(6)	9,166	18,334	$42.76	03/10/2030	37,031	$3,457,214
	03/10/2020	(8)					10,027	$936,121
	03/15/2021	(4)(9)					31,065	$2,900,228
	03/15/2021	(10)					27,288	$2,547,608

Christos Dimopoulos	02/29/2012		750	—	$67.63	02/28/2022
	03/05/2013		1,800	—	$74.33	03/04/2023
	02/28/2014		2,700	—	$79.47	02/27/2024
	02/27/2015		3,450	—	$81.68	02/26/2025
	03/01/2016		5,300	—	$50.07	03/01/2026
	03/08/2017		6,500	—	$81.00	03/08/2027
	02/28/2018		5,800	—	$75.99	02/28/2028
	03/12/2019	(7)	12,332	6,168	$51.89	03/12/2029	6,043	$564,174
	03/10/2020	(3)(6)	6,000	12,000	$42.76	03/10/2030	24,860	$2,320,930
	03/10/2020	(8)					5,831	$544,382
	03/15/2021	(4)(9)					20,371	$1,901,837
	03/15/2021	(10)					17,635	$1,646,404

Raul Padilla	02/29/2012		37,500	—	$67.63	02/28/2022
	03/05/2013		30,000	—	$74.33	03/04/2023
	02/28/2014		33,000	—	$79.47	02/27/2024
	02/27/2015		37,500	—	$81.68	02/26/2025
	03/01/2016		66,500	—	$50.07	03/01/2026
	03/08/2017		51,000	—	$81.00	03/08/2027
	02/28/2018		46,500	—	$75.99	02/28/2028
	03/12/2019	(7)	27,332	13,668	$51.89	03/12/2029	13,740	$1,282,766
	03/10/2020	(3)(6)	15,833	31,667	$42.76	03/10/2030	64,554	$6,026,761
	03/15/2021	(4)(9)					52,963	$4,944,626
(1)Represents unexercised options as of December 31, 2021. Options vest in one-third installments on the first, second and third anniversaries of their respective date of grant. All options have a 10-year term.
(2)Value of unvested restricted stock units using a share price of $93.36, the closing price of our common shares on December 31, 2021. PBRSUs for the 2019-2021 performance cycle are not included in the table, as they are considered earned as of December 31, 2021. Includes dividend equivalents accrued on outstanding restricted stock units.
(3)Payment amount of the PBRSUs will be determined as of December 31, 2022 based on satisfaction of performance targets for the 2020-2022 performance period. Awards are subject to continued service through the third anniversary of the date of grant. Assumes maximum performance is attained.
(4)Payment amount of the PBRSUs will be determined as of December 31, 2023 based on satisfaction of performance targets for the 2021-2023 performance period. Awards are subject to continued service through the third anniversary of the date of grant. Assumes maximum performance is attained.

(5)TBRSUs that will vest 33% on each June 3 of 2020, 2021 and 2022, subject to continued service.
(6)TBRSUs that will vest in full on March 10, 2023, subject to continued service.
(7)TBRSUs that will vest in full on March 12, 2022, subject to continued service.
(8)TBRSUs that will vest 33% on each March 30 of 2021, 2022 and 2023, subject to recovery base on future performance of the Agribusiness line.
(9)TBRSUs that will vest in full on March 15, 2024, subject to continued service.
(10)PBRSUs that will vest 33% on each March 15 of 2022, 2023 and 2024, subject to recovery base on future performance of Agribusiness line.
Option Exercises and Stock Vested Table
The following table sets forth information with respect to the exercise of stock options during 2021 and vesting of restricted stock units during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized Upon Vesting ($)
Gregory Heckman	—	$—	212,170	$22,927,090
John Neppl	—	$—	24,714	$2,576,736
Brian Zachman	—	$—	34,752	$3,613,539
Christos Dimopoulos	—	$—	23,680	$2,446,952
Raul Padilla	30,000	$209,908	59,522	$6,431,947
(1)The value realized upon exercise is calculated as the product of (a) the number of our common shares for which the stock options were exercised and (b) the excess of the market price of our common shares on the NYSE upon the exercise of the applicable stock option over the applicable exercise price per share of the stock option.
(2)Represents TBRSUs awarded in 2018, 2019 and 2020 that vested in whole or in part during 2021 and PBRSUs awarded in 2019 with a performance period ended December 31, 2021. The value realized upon vesting was determined by multiplying the number of shares vested by the market price of our common shares on the NYSE on the vesting date.

Pension Benefits Table
The following table sets forth pension benefit information with respect to each defined benefit pension plan as of December 31, 2021.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Gregory Heckman(2)	Pension Plan	—	—	—
	SERP	—	—	—
	Excess Plan	—	—	—

John Neppl(2)	Pension Plan	—	—	—
	SERP	—	—	—
	Excess Plan	—	—	—

Brian Zachman	Pension Plan	12.8(3)	$465,086	—
	SERP	—	—	—
	Excess Plan	12.8(3)	$1,046,023	—

Christos Dimopoulos(2)	Pension Plan	—	—	—
	SERP	—	—	—
	Excess Plan	—	—	—

Raul Padilla	Pension Plan	3.8	$195,217	—
	SERP	3.8	$493,252	—
	Excess Plan	3.8	$1,025,790	—
(1)Amounts were calculated as of December 31, 2021, using assumptions that were used for our audited consolidated financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 19 to the audited consolidated financial statements in the Form 10-K for material assumptions.
(2)Mr. Heckman, Mr. Neppl and Mr. Dimopoulos do not participate in the defined benefit plans.
(3)Reflects credit for past Bunge service from August 1999 through May 2012.
Retirement Plan Benefits
The listed officers are eligible to receive retirement benefits under the pension plan, the SERP and the excess benefit plan. Information regarding each of these plans is set forth below.
The Pension Plan
The pension plan is a tax-qualified retirement plan that covers substantially all of our U.S.-based salaried and non-union hourly employees. The pension plan was closed to new hires as of January 1, 2018. The pension plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The pension plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.
A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the pension plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant's social security retirement age. For purposes of the pension plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the pension plan is a tax-qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2021, this salary limit was $290,000. If a participant's salary exceeds this limit, such amounts are subject to the non-tax-qualified retirement plans described below.

Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the pension plan at which a participant may receive an unreduced normal retirement benefit is age 65.
Participants who complete 10 or more years of service with the Company may elect to receive an early retirement benefit following attainment of age 55. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.
The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the listed officer's accrued benefit under the pension plan, based on a participant's salary and service through December 31, 2021 (the pension plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 3.05% and mortality as set forth in the Mercer Industry Longevity Experience Study generational annuitant-only sex-distinct mortality table with no collar for the Consumer Goods and Food and Drink industry projected using the mortality projection scale implied by the Social Security Administration's rates of mortality (MSS-2021).
The Excess Benefit Plan
The excess benefit plan, a non-tax-qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the pension plan due to the Internal Revenue Code limits described above. The benefit provided under the excess benefit plan will equal the difference between (i) the benefit that would have been earned under the pension plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the pension plan. All listed officers participating in the pension plan are potentially eligible to participate in the excess benefit plan, provided that their pension plan benefits are limited by the Internal Revenue Code.
Benefits payable under the excess benefit plan are payable to participants following termination of employment on the later of the first day of the month following the participant's (i) six month anniversary of termination of employment or (ii) 65th birthday, or if the participant has 10 years of service, the first day of the month following the participant's 62nd birthday, in accordance with the applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the excess benefit plan are paid out of the Company's general assets.
The present value estimates shown in the Pension Benefits Table for accumulated benefits under the excess benefit plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the pension plan.
SERP
We have adopted a SERP, a non-tax-qualified retirement plan, to attract, retain and reward certain key employees whose benefits under the pension plan and the excess benefit plan are limited by the definition of compensation in the pension plan and further limited by the Internal Revenue Code. The Board designates those key employees eligible to participate in the SERP.
A participant's SERP benefit equals the amount that his or her benefit would equal if the pension plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the pension plan and/or excess benefit plan, as applicable.
Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the excess benefit plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the Company's general assets.
The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the pension plan.

Nonqualified Deferred Compensation Table
The following table sets forth certain information with respect to our nonqualified deferred compensation plans as of December 31, 2021.

			Nonqualified Deferred Compensation
Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)
Gregory Heckman	Excess Contribution Plan	$—	$234,524	$22,361	$—	$367,947
	Supplemental Excess Contribution Plan	$—	$78,902	$3,846	$—	$82,748
John Neppl	Excess Contribution Plan	$—	$69,997	$16,721	$—	$137,260
	Supplemental Excess Contribution Plan	$—	$12,187	$1,239	$—	$13,425
Brian Zachman	Excess Contribution Plan	$—	$115,234	$32,442	$—	$239,028
	Supplemental Excess Contribution Plan	$—	$42,530	$4,398	$—	$46,928
	RM&O Deferral	$—	$—	$—	$58,859	$117,721
Christos Dimopoulos(3)	RM&O Deferral	$—	$—	$—	$37,048	$74,100
Raul Padilla	Excess Contribution Plan	$—	$—	$10,564	$—	$126,786
(1)The amount set forth is included in the "All Other Compensation" column of the Summary Compensation Table on page 55 of this proxy statement.
(2)For Messrs. Zachman and Dimopoulos, includes a portion of the RM&O award for performance year 2019 that was mandatorily deferred and paid on March 15, 2021.
(3)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
401(k) Plan
We sponsor a 401(k) Plan, a tax-qualified retirement plan that covers substantially all of Bunge's U.S.-based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, we match an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.
Because the 401(k) Plan is a tax-qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2021, $64,500 including catch-up contributions). "Additions" include Company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2021, this compensation limit was $290,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.
Excess Contribution Plan
We sponsor an excess contribution plan, which is a non-tax-qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the excess contribution plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.
The amounts shown as "Registrant Contributions" represent Company matching contributions made under the excess contribution plan to the listed officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the excess contribution plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

Payments are made from our general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.
Supplemental Excess Contribution Plan
We sponsor a supplemental excess contribution plan, which is an unfunded, non-tax-qualified defined contribution plan that is designed to supplement retirement benefits for designated employees whose participation in the 401(k) Plan is limited due to Internal Revenue Code limits. The Human Resources and Compensation Committee of the Board designates those key employees who are eligible to participate in the supplemental excess contribution plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.
The amounts shown as "Registrant Contributions" represent Company matching contributions made under the supplemental excess contribution plan to the listed officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the supplemental excess contribution plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).
Payments are made from our general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.
Deferred Compensation Plan
We maintain a deferred compensation plan, which is a non-tax-qualified deferred compensation plan that is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the deferred compensation plan are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.
Eligible employees (including the listed officers) who meet the minimum base salary level may participate in the deferred compensation plan. For 2021, the minimum base salary level required to participate in the deferred compensation plan was $290,000.
The deferred compensation plan allows participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.
Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 25 annual installments. Distributions of a participant's account are made in cash and from our general assets.
Potential Payments Upon Termination of Employment or Change of Control
We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the listed officers in the event of certain terminations of employment. The amount of compensation payable to the listed officer in each situation is shown in the table below. The amounts assume that the respective termination of employment event occurred on December 31, 2021.
These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the listed officers, which would only be known at the time that they become eligible for payment. The amounts are in addition to: (i) vested or accumulated benefits generally under our defined benefit pension plans, 401(k) plans, and nonqualified deferred compensation plans, which are set forth in the disclosure tables above; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) benefits generally available to U.S.-based salaried employees, such as accrued vacation.

Unless stated otherwise, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) $93.36, which was the closing price of our common shares on December 31, 2021. Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the closing price of our common shares on December 31, 2021.

Name / Event of Termination	Cash Severance ($)	Continuation of Benefits ($)	Accelerated Vesting of Equity ($)	Excise Tax Gross-up or Cut-back ($)	Total ($)(1)(2)(3)
Gregory Heckman(4)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$6,240,000	$25,588	$24,902,004	$—	$31,167,592
Termination Related to Change of Control	$6,240,000	$25,588	$35,402,536	$—	$41,668,124
Death, Disability or Retirement	$—	$—	$28,912,321	$—	$28,912,321

John Neppl(5)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,400,000	$—	$3,039,544	$—	$4,439,544
Termination Related to Change of Control	$2,800,000	$—	$4,680,466	$—	$7,480,466
Death, Disability or Retirement	$—	$—	$4,537,279	$—	$4,537,279

Brian Zachman(6)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,300,000	$—	$3,427,532	$—	$4,727,532
Termination Related to Change of Control	$2,600,000	$—	$7,487,847	$—	$10,087,847
Death, Disability or Retirement	$—	$—	$4,180,468	$—	$4,180,468

Christos Dimopoulos(7)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,638,750	$—	$2,296,255	$—	$3,935,005
Termination Related to Change of Control	$3,277,500	$—	$4,888,592	$—	$8,166,092
Death, Disability or Retirement	$—	$—	$2,816,824	$—	$2,816,824

Raul Padilla(8)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,055,900	$—	$5,741,235	$—	$6,797,135
Termination Related to Change of Control	$2,111,800	$—	$9,016,954	$—	$11,128,754
Death, Disability or Retirement	$—	$—	$7,086,478	$—	$7,086,478
(1)Total does not include vested amounts or accumulated benefits through December 31, 2021, including vested stock options, accumulated retirement benefits and amounts under deferred compensation plans, as those amounts are set forth in the disclosure tables above.
(2)PBRSUs for the 2019-2021 performance cycle are not included in the table, as they are considered earned as of December 31, 2021.
(3)For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2021.
(4)Mr. Heckman's severance terms are summarized in the Heckman Employment Agreement, on page 65 of this proxy statement.
(5)For purposes of this table, Mr. Neppl’s compensation for 2021 is as follows: base salary equal to $700,000 and a target annual bonus equal to $700,000. Pursuant to Mr. Neppl’s employment offer letter dated May 7, 2019, if his employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” he is entitled to a payment equal to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, Mr. Neppl will receive his prorated AIP award for the year in which his employment is terminated based on the Company and individual performance goals achieved for the performance period. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Neppl and the Company.
(6)For purposes of this table, Mr. Zachman's compensation for 2021 is as follows: base salary equal to $650,000 and a target annual bonus equal to $650,000. Pursuant to Mr. Zachman's employment offer letter dated December 28, 2018, if his employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” he is entitled to a payment equal to 12 months of his then base salary, plus 12 months of his target AIP award. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Zachman and the Company.
(7)For purposes of this table, Mr. Dimopoulos’s compensation for 2021 is as follows: base salary equal to $655,500 and a target annual bonus equal to $983,250. Pursuant to Mr. Dimopoulos’s offer letter dated October 29, 2018, if his employment is terminated by the Company without “Cause,” he is entitled to a payment equal to 12 months of his then salary, plus 12 months of his target AIP award. In addition,

Mr. Dimopoulos will receive his prorated AIP award for the year in which his employment is terminated based on the Company and individual performance goals achieved for the performance period. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Dimopoulos and the Company. Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0925 U.S. dollars per Swiss franc as of December 31, 2021.
(8)For purposes of this table, Mr. Padilla's compensation for 2021 is as follows: base salary equal to $745,341 and a target annual bonus equal to $310,559. Pursuant to Mr. Padilla's employment offer letter dated July 1, 2010, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance related, Mr. Padilla will receive his prorated AIP award for the year in which his employment is terminated. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Padilla and the Company. Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1771 U.S. dollars per Brazilian real as of December 31, 2021.
Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control
Heckman Employment Agreement
Mr. Heckman’s employment agreement, effective April 25, 2019, will end on April 25, 2022; provided, that the term will be extended for additional one-year periods unless either party provides written notice not to extend within 90 days prior to the expiration date.
The agreement provides that in the event of Mr. Heckman’s termination without “Cause” or his resignation for “Good Reason,” his severance will be equal to:
•two times the sum of the highest base salary paid to him over the 12-month period immediately prior to his termination of employment and his target annual incentive bonus for the year in which the termination occurs, payable in monthly installments over 24 months (“the severance period”);
•a pro rata portion of the annual incentive bonus he would have been entitled to receive for the performance period had he remained employed;
•retirement treatment with respect to any vesting or service condition under any outstanding equity-based awards;
•reimbursement of COBRA benefits for up to 18 months (to cease if Mr. Heckman becomes eligible for group health benefits under a plan of a new employer); and
•without duplication of the above, any other benefits due to other senior executives upon termination.
In the event of Mr. Heckman's resignation for "Good Reason" or termination without "Cause" during a "Change of Control Period,” he will be entitled to the same severance benefit as set forth above, except that any vesting or service condition under any outstanding equity-based awards will be deemed fully satisfied (with any performance-based requirements to be deemed satisfied at target) and any stock options shall remain exercisable for the remainder of their term.
If Mr. Heckman is terminated for "Cause" or resigns without "Good Reason," he is eligible to receive only any unpaid but accrued base salary, accrued but unused paid time off, and reimbursement of incurred and unreimbursed expenses.
If Mr. Heckman's employment terminates due to his death or “Disability," he (or, if applicable, his estate) will be entitled to any unpaid but accrued base salary, accrued but unused paid time off, reimbursement of incurred and unreimbursed expenses, and unpaid but earned annual incentive bonus. In addition, he (or his estate) will be entitled to receive a pro rata bonus due for the year in which such death or Disability occurs.
Mr. Heckman has also agreed to non-competition and non-solicitation covenants that will apply for at least 24 months following his termination of employment and customary confidentiality restrictions. In the event that Mr. Heckman breaches any of the covenants, we may cease any further severance payments. Mr. Heckman must also execute and deliver a general mutual release of claims against the Company.

The following definitions are provided in Mr. Heckman's employment agreement for certain of the terms used in this description:
"Cause" means Mr. Heckman's termination of employment for any of the following reasons: (a) any willful act or omission or any act of gross negligence that constitutes a material breach of the agreement; (b) willful and continued failure or refusal to substantially perform his duties (other than any such failure resulting from his disability or incapacity), provided that Bunge’s failure to achieve performance or strategic targets, goals or initiatives shall not be the sole factor in determining his failure to substantially perform his duties; (c) conviction of, or a plea of nolo contendere to, a felony, or any misdemeanor or similar offense involving moral turpitude (other than any traffic-related offense); (d) any willful commission of any act of fraud, forgery, theft (unless de minimis), misappropriation or embezzlement; or (e) any other willful misconduct that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, Bunge and its subsidiaries.
"Good Reason" means a resignation by Mr. Heckman for any of the following reasons: (a) a failure to pay material compensation that is due and payable; (b) a material diminution in his total direct compensation; (c) a material diminution of his authority, responsibilities or positions under the agreement; (d) any relocation at Bunge’s request of his principal place of employment to a location more than 50 miles outside of his principal place of employment; and (e) any material breach by Bunge of its obligations to him under the agreement or any other material written agreement.
"Disability" means a medically determinable physical or mental impairment that has rendered Mr. Heckman unable to substantially perform each of the essential duties of his position for a continuous period of not less than 180 days.
"Change of Control" means the occurrence of any of the following events: (a) the acquisition by any person of 35% or more of Bunge's common shares; (b) a merger, amalgamation or consolidation of Bunge, a disposition of all or substantially all of Bunge's assets or the acquisition of assets of another corporation, except if it would result in continuity of Bunge's shareholders of more than 50% of the then outstanding common shares and outstanding voting securities, as the case may be; or (c) a change in a majority of the members of the Board of Directors without approval of the existing Board members.
"Change of Control Period" means the period beginning on the date of the Change of Control and ending 24 months later, and can include the 12-month period immediately preceding such Change of Control, if Mr. Heckman is terminated without Cause during this 12-month period and there is a reasonable basis to conclude such termination was at the request or direction of the acquirer.
Change of Control Severance Agreements
We have change of control severance agreements with each of the NEOs, other than Mr. Heckman and Mr. Neppl, whose existing employment agreement and offer letter, respectively, contain a change of control provision. The change of control severance agreements provide for cash severance benefits in the event that an executive’s employment is terminated by us or a successor without “cause” or by the executive for “good reason,” in each case before the second anniversary of a “change of control” of the Company, as those terms are defined in the agreements.
The change of control severance agreements provide that, upon a qualifying termination, the executive would be entitled to a lump sum payment equal to (i) 24 months of the executive’s base salary in effect immediately prior to the termination date, and (ii) an amount equal to two times the executive’s annual target bonus for the year in which the termination occurs.
In addition, the executive will be entitled to receive accelerated vesting of all outstanding equity awards, with any stock options remaining exercisable for the remainder of their full term, and with unvested performance-based equity awards deemed vested at the greater of (i) actual performance or (ii) target levels with respect to performance goals or other vesting criteria.
As a condition to receiving the severance benefits, an executive must timely execute and deliver a general release of claims against the Company. Executives are bound by an 18-month non-competition covenant. The agreements do not provide for a tax gross-up.

Equity Acceleration Under the Equity Incentive Plans
Under the 2009 Equity Incentive Plan and the 2016 Equity Incentive Plan, a participant's equity award will be subject to the following treatment upon a termination of employment (except as otherwise may be provided under an individual award agreement or employment agreement):
•In the event of a termination of employment due to death, disability or retirement (age 65 or age 55 with 10 years of service), an individual's stock options granted (i) under the 2009 Equity Incentive Plan will become fully vested and immediately exercisable and (ii) under the 2016 Equity Incentive Plan will vest pro rata through the date of termination. Disability has the same meaning as under our long-term disability plan for all awards except incentive stock options, for which disability means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.
•In the event of a termination of employment without "cause," all stock options granted (i) under the 2009 Equity Incentive Plan that would have vested in the 12-month period following termination of employment will immediately vest and become exercisable and (ii) under the 2016 Equity Incentive Plan will vest pro rata through the date of termination.
Generally, for all terminations of employment other than for Cause or voluntary resignation, all TBRSU and PBRSU awards vest pro rata through the date of termination (for PBRSUs, subject to satisfaction of applicable performance goals and a minimum one-year service period).
Upon a change of control of the Company, outstanding equity awards under the 2009 Equity Incentive Plan and the 2016 Equity Incentive Plan will be subject to the terms and conditions of the Heckman Employment Agreement and the change of control severance agreements, respectively.

PAY RATIO DISCLOSURE

The pay ratio information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The median employees remain unchanged from last year as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our 2021 pay ratio disclosure. Similarly, there has been no change in our median employees’ circumstances that we reasonably believe would result in a significant change to our fiscal year 2021 pay ratio disclosure.
Median Employee to CEO Pay Ratio
For 2021, we calculated annual total compensation for the median employee using the same methodology as for our NEOs as described in the 2021 Summary Compensation Table within this Proxy Statement. The annual total compensation for Mr. Heckman, our CEO, was $16,148,227 (the same amount as reported under the 2021 Summary Compensation Table above) and the median annual total compensation of all of our employees (other than our CEO), was $56,216 adjusted for cost of living. For the cost-of-living adjustment, we used the World Bank's Purchasing Power Parity conversion factor for GDP. This adjustment takes into account the local cost of an equivalent basket of goods, which embeds the exchange rate and inflation into the comparison such that the basket of goods is priced the same in both countries.
Based on this information, our CEO's annual total compensation is 287 times that of the median of the annual total compensation of all employees.
In addition, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees without any cost-of-living adjustment is 661 times the median employee. This is based on the foreign exchange rate as of December 31, 2021.

PROPOSAL 3 — APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITOR'S FEES
General
Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2022 and authorize the Audit Committee of the Board to determine the independent auditor's fees. You would be acting based on the recommendation of our Audit Committee. Deloitte & Touche LLP has audited our annual financial statements since 2002. Pursuant to Bermuda law and our Bye-laws, an auditor is appointed at the annual general meeting or at a subsequent general meeting in each year and shall hold office until a successor is appointed.
The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a proposal for a new independent auditor.
Representatives of Deloitte & Touche LLP are expected to access the virtual Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.
Fees
The chart below sets forth the aggregate fees for professional services rendered by the Deloitte & Touche LLP for services performed in each of 2021 and 2020, and breaks down these amounts by category of service:

	2021	2020
Audit Fees	$14,971,060	$14,469,788
Audit-Related Fees	$343,981	$287,353
Tax Fees	$140,000	$170,780
All Other Fees	$41,240	$1,648
Total	$15,496,281	$14,929,569
Audit Fees
Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting and the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.
Audit-Related Fees
For 2021 and 2020, audit-related fees include fees for audits in conjunction with acquisitions and divestitures, statutory attestation services, work related to employee benefit plans and certain other agreed-upon procedures engagements.
Tax Fees
Tax fees in 2021 and 2020 primarily relate to tax compliance services, tax planning advice and tax due diligence. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees
For other professional services, minimal fees in 2020 were paid to Deloitte & Touche LLP, and fees incurred in 2021 relate to a subscription to a comprehensive database of accounting and financial disclosure-related literature and certain local market marketing and advertising advisory services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of all audit services, audit-related services, tax services and other services provided by our independent auditor. Pre-approval is detailed as to particular types of services and is subject to specific fee levels. The independent auditor and management are required to periodically report to the Audit Committee regarding the services that have been provided to us in accordance with this pre-approval policy.
All of the services relating to the fees described in the table above were pre-approved by our Audit Committee. In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2022, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

OUR BOARD RECOMMENDS THAT, BASED ON THE RECOMMENDATION OF THE AUDIT COMMITTEE, YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITOR'S FEES.

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of four independent directors, all of whom are financially literate. In addition, our Board has determined that Messrs. Simril and Winship each qualify as an "audit committee financial expert" as defined under Item 407 of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee operates under a written charter which reflects NYSE listing standards and SEC requirements regarding audit committees. A copy of the charter is available through the "Investors — Governance" section of our website at www.bunge.com.
The Audit Committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of our financial statements and related disclosures, (2) our compliance with legal and regulatory requirements, (3) our independent auditor's qualifications, independence and performance and (4) the performance of our internal audit and control functions.
Our management is responsible for the preparation of our financial statements, our financial reporting process and our system of internal controls. Our independent auditor is responsible for performing an audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board, which we refer to as the PCAOB, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles and for auditing the effectiveness of our internal control over financial reporting. The Audit Committee monitors and oversees these processes.
The Audit Committee has sole authority over the selection of our independent auditor and manages our relationship with the independent auditor (who report directly to the Audit Committee). Deloitte & Touche LLP has served as our independent auditor since 2002. Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditor. The Audit Committee is also involved in the selection of the lead audit partner. The Audit Committee pre-approves all audit, audit-related services, tax services and other services provided by the independent auditor and the fees for those services pursuant to written policies and procedures.
The Audit Committee meets with management and the independent auditor periodically to consider the adequacy of our internal controls. The Audit Committee also receives regular updates from our internal audit function, which has unrestricted access to the Audit Committee.
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements as of and for the year ended December 31, 2021 and Deloitte’s evaluation of our internal control over financial reporting. The Audit Committee has also discussed with the independent auditor the matters required to be discussed pursuant to PCAOB Auditing Standard No. 1301 (Communications with Audit Committees).  In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and has discussed with them their independence from Bunge and its management. The Audit Committee also considered whether the non-audit services provided by Deloitte & Touche LLP to us during 2021 were compatible with their independence as auditor.
Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
Members of the Audit Committee
Henry "Jay" Winship, Chair
Sheila Bair
Kenneth Simril
Mark Zenuk

PROPOSAL 4 — APPROVAL OF AMENDMENTS TO OUR BYE-LAWS TO ELIMINATE SHAREHOLDER SUPERMAJORITY APPROVAL REQUIREMENTS
The Board is submitting for shareholder approval and adoption a proposal to amend our Bye-laws to replace certain provisions1 requiring the affirmative vote by shareholders of greater than a simple majority of the votes cast with a requirement that such votes instead be decided by a simple majority of votes cast (the “Shareholder Supermajority Approval Elimination Amendment”). The Board has recommended that shareholders vote in favor of the Shareholder Supermajority Approval Elimination Amendment. The proposed Shareholder Supermajority Approval Elimination Amendment is set forth in Appendix C of this proxy statement, with deletions indicated by strikeouts and additions indicated by underlining.
At our 2021 annual general meeting, shareholders voted on a shareholder proposal requesting that the Board take the necessary steps to eliminate any shareholder supermajority approval requirement for matters presented to shareholders. A greater than 89% majority of shareholders approved the proposal. We seek out and highly value the perspectives of our shareholders and have a strong record of responsiveness to shareholder concerns. Consistent with these practices, following the 2021 annual meeting, our Board carefully considered arguments in favor and against the elimination of supermajority shareholder approval requirements.
The Board considered several arguments in favor of shareholder supermajority approval requirements, including that such requirements help preserve and maximize long-term value for all shareholders, particularly minority shareholders, against the possible actions of one or more large shareholders that may not be in the interest of minority shareholders, and ensure that certain critical and important actions, such as the removal of a director without cause, or significant, fundamental corporate changes, only occur with broad shareholder consensus.
The Board recognizes that there are different perspectives on this matter and considered potential advantages of eliminating shareholder supermajority approval requirements based on feedback we heard from shareholders, including that a simple majority vote requirement would give Bunge shareholders a greater voice in Company matters critical to shareholder interests. After carefully weighing all of these considerations, the Board determined that changing shareholder supermajority approval requirements to a simple majority standard would be in the best interest of Bunge and its shareholders.
If approved, the Shareholder Supermajority Approval Elimination Amendment would replace certain provisions in Bunge’s Bye-laws that currently require the affirmative vote by shareholders of greater than a simple majority of the votes cast with a requirement that such votes instead be decided by a simple majority of votes cast. These provisions related to the following matters:
•The removal of directors without cause;
•Bunge’s ability to engage in any business combinations, as such term is defined in the Bye-laws; and
•The amendment or rescission of bye-law provisions, or the adoption of any new bye-law provision having such effect.
There are a few instances where the Companies Act 1981 of Bermuda (the “Act”) requires, for the action to be valid, that a certain majority of members votes in favor of the resolution. This proposal does not impact such provisions under the Act applicable to Bunge. These provisions are as follows:
•Unless the Bye-laws specify, 75% of the class in writing or simple majority of votes cast by the class in general meeting (where the quorum is 1/3 of the issued shares of the class) must approve a variation of class rights (section 47);
•A general meeting of the Company (other than an annual general meeting) will be deemed to be have been properly called, notwithstanding its having been called by shorter notice than that specified in the Act, if it is agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding at least 95% in nominal value of the shares giving a right to attend and vote at such meeting (section 75);
1 There are default provisions under the Companies Act 1981 of Bermuda that require approval by a majority greater than a simple majority of votes cast. See the bullet-pointed list in the sixth paragraph of this proposal.

•All members of the Company (whether or not entitled to attend and vote) and all directors must agree to waive the presentation of accounts and the appointment of an auditor (section 88);
•Approval by at least 2/3 of votes cast is required to remove an auditor before the expiration of the auditor (section 89(5));
•Holders of at least 90% of the total voting rights of all members must approve a loan to a director or to provide a guarantee or any security in respect of such a loan (section 96);
•75% in value of members or class of members present and voting must approve a compromise between the Company and its shareholders (section 99); and
•90% in value of those whose shares are being acquired must approve the acquisition of shares of shareholders dissenting from a scheme or contract approved by majority (section 102).
The above description is qualified in its entirety by the actual text of the Shareholder Supermajority Approval Elimination Amendment, which is set forth in Appendix C.
If the Shareholder Supermajority Approval Elimination Amendment is not approved, the existing supermajority vote requirements contained in the Bye-laws will remain in effect.
The Board believes that this proposal further evidences its commitment to robust corporate governance practices and accountability to Bunge’s shareholders.
The affirmative votes of not less than 66% of all votes attaching to all shares entitling a holder to attend and vote on this proposal are necessary for approval of the proposed Shareholder Supermajority Approval Elimination Amendment. This means that if you abstain from voting on this proposal, your vote will count against this proposal. Unless such vote is received, the Shareholder Supermajority Approval Elimination Amendment will not be adopted and the existing provisions will remain in effect.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF AMENDMENTS TO OUR BYE-LAWS TO ELIMINATE SHAREHOLDER SUPERMAJORITY APPROVAL REQUIREMENTS.

PROPOSAL 5 - SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

Bunge has received notice from Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, that he intends to present, through his proxy John Chevedden, a separate proposal for voting at the Annual General Meeting. John Chevedden has submitted documentation indicating that Mr. Steiner is the beneficial owner of at least $2,000 worth of Bunge common shares. The shareholder proposal will be voted on at the Annual General Meeting only if properly presented by or on behalf of Kenneth Steiner. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent of the shareholder.
Proposal 5 - Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes that one shareholder shall be able to perform the ministerial function of asking for a record date.
This proposal topic won impressive 85%-support at the 2021 Conagra annual meeting without any special effort by the shareholder proponent.
A reasonable shareholder right to act by written consent can make shareholder engagement more meaningful. If management is insincere in its shareholder engagement, a right for shareholders to act by written consent in our bylaws can make management think twice about insincerity.
A shareholder right to act by written consent in our bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling by acting by written consent. Our bylaws give no assurance that shareholder engagement will continue.
This is a best practice governance shareholder proposal in the same spirit as the 2021 shareholder simple majority vote proposal to reform our undemocratic 67% shareholder voting requirements that won 89% support.
Please vote yes:
Shareholder Right to Act by Written Consent - Proposal 5

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THE RIGHT TO ACT BY WRITTEN CONSENT THAT IS NOT UNANIMOUS

Board of Directors Statement in Opposition to the Shareholder Proposal
The Board of Directors recommends a vote “Against” the foregoing proposal for the following reasons:
Bunge’s shareholders have an existing right to call a special meeting of shareholders in an informed, transparent and equitable manner.
The Board is committed to strong corporate governance and responsiveness to Bunge’s shareholders. The Board believes in maintaining policies and practices that serve the best interests of all shareholders. After careful consideration, the Board has determined that the proposal is not in the best interests of Bunge and its shareholders. Currently, any matter that either we or our shareholders wish to present for a vote must be presented at an annual or special meeting of shareholders, absent unanimous written consent by shareholders. The proposal would deprive the right of all shareholders to be consulted on important matters concerning their investment in Bunge.

The Board believes that a written consent right is unnecessary given the current ability of our shareholders holding at least 10% of the issued and outstanding common shares to call a special meeting of shareholders to consider proposals between regular annual meetings.

Further, a majority of S&P 500 companies either do not permit shareholders to act by written consent or require that any shareholder action by written consent be unanimous. As such, the kind of shareholder action by written consent requested by the proponent is not the prevailing market practice and supports the Board’s view that the adoption of this proposal is unnecessary.

We have a robust shareholder engagement program and our shareholders have indicated that a 10% special meeting right is preferable to a written consent right.
Bunge’s extensive shareholder engagement provides shareholders with effective access to management and the Board. Over the past several years, our independent Board Chair and management have engaged with investors representing approximately 40% to 50% of our issued and outstanding shares. Our shareholder outreach program enables us to regularly engage with our shareholders to gain valuable insights into current and emerging issues that matter most to them, including corporate governance matters, executive compensation, sustainability, and diversity and inclusion. Feedback from these discussions is relayed to the Board and is a key element in the development of our governance, compensation and sustainability policies, as well as the ongoing evaluation of our business strategy and performance.

Although shareholders possess a variety of views, our shareholders have expressed that the right to act by written consent was unnecessary in light of our shareholders’ current right to call special meetings. Further, our shareholder right to call special meetings allows shareholders to propose actions without waiting for our next annual meeting. The Board believes that having a special meeting right at a 10% ownership threshold strikes the right balance for Bunge, as it is a low enough threshold to provide a meaningful right for shareholders to act between annual meetings, yet high enough to prevent a single shareholder (or small group of shareholders) from acting without broad shareholder support.

Furthermore, Bunge’s shareholders can hold our directors accountable through our annual elections and our majority voting standard. Bunge encourages shareholders to share their perspectives on governance matters and other topics. Methods for communicating with the Board are described in this proxy statement under the section entitled “Communications with Our Board.”

Bunge’s current practices are designed to ensure that prior notice and an opportunity to be heard precede all shareholder votes and that shareholders have an opportunity to discuss and consider all points of view on a proposed matter.
In particular, the Board believes that a shareholder meeting allows for an important deliberative process in a transparent, informed and equitable forum because the date, place and time of the meeting are required to be given to shareholders in advance with adequate notice to permit participation of all shareholders. This process ensures that accurate and complete information, as required in the proxy statement and any soliciting materials, are widely distributed to shareholders in advance of the meeting and shareholders are given adequate time to consider the arguments presented by all sides as well as the opportunity to discuss the proposed action’s merits in an open forum with members of management, other shareholders, and the Board. Further, the Board, who owe a fiduciary duty to all shareholders, have the opportunity to provide a recommendation to shareholders regarding the proposed action.

In contrast, if implemented, the written consent process (referred to under Bermuda law and Bunge’s Bye-laws as “written resolution”) would enable a limited group of shareholders to act in favor of their own proposed actions at any time and as frequently as they choose, without a meeting and without ever providing advance notice to other shareholders. Actions taken by written consent could disenfranchise shareholders by depriving many shareholders of the critical opportunities to receive notice, assess, discuss, deliberate, and vote on the merits of proposed actions. In general, shareholders are not entitled to receive advance notice of a proposed action to be taken by written consent and, thus, may not be given sufficient time or opportunity to evaluate the proposed action and to consider differing points of view.

Further, the Board would not have the opportunity to analyze and provide a recommendation with respect to a proposed action by written consent. As currently contemplated by the written consent proposal, any proponents of an action by written consent may not need to satisfy any holding requirements with respect to our common shares, which may allow market participants engaging in short-term speculation to potentially determine the outcome of any particular issue. The lack of basic procedural safeguards in the written consent process may facilitate the exertion of inappropriate influence by shareholders with special interests that may be inconsistent with the long-term best interests of Bunge and shareholders.

Action by written consent would expend significant Company resources and cause shareholder confusion and is not consistent with prevailing market practice.
Permitting shareholder action by written consent that is not unanimous could cause confusion to shareholders and disruption to Bunge. Under the proposal, multiple groups of shareholders could solicit written consents on a range of issues at the same time, some of which may be duplicative or conflicting. Additionally, proposals advanced by short-term or special-interest investors would expend significant administrative and financial Company resources in defending against such actions, while providing little or no corresponding benefit to shareholders.

The Board has demonstrated a strong commitment to corporate governance best practices.
The Board believes that Bunge’s strong corporate governance practices and shareholder rights provide the appropriate means to advance shareholders’ interests and, as such, the proposal is unnecessary, counterproductive and potentially harmful. Our corporate governance program includes the following leading practices:

•Independent, non-executive Board Chair;
•Strong shareholder engagement annually representing 40 - 50% of our issued and outstanding shares;
•Ability of holders of 10% or more of our issued and outstanding common shares to call a special meeting;
•Declassified Board;
•Majority voting for directors;
•Nine out of 11 Board nominees are independent, and only independent directors serve on the Audit, Human Resources and Compensation, and Corporate Governance and Nominations Committees;
•Use of an independent compensation consultant to the Human Resources and Compensation Committee;
•Commitment to Board refreshment, with nine of 11 director nominees having joined the Board within the past five years;
•Director retirement age of 72;
•Non-management directors meet regularly in executive sessions;
•Diverse Board with broad range of key skills, qualifications and experience;
•Annual Board review of Company strategy;
•Active risk oversight by full Board and committees;
•Board commitment to sustainability and corporate citizenship;
•Robust Board self-assessment and director nomination processes;
•Board takes active role in management succession planning;
•No Board members serve on an excessive number of outside public boards;
•Longstanding investor outreach program; and
•No poison pill.

More information about our governance practices can be found starting on page 15.

In light of our existing right of shareholders to call special meetings with at least 10% ownership threshold, as well as the Board’s continuing commitment to effective corporate governance, the Board believes that adoption of the shareholder proposal is unnecessary and not in the best interests of Bunge and its shareholders. We firmly believe that our existing corporate governance practices strike the right balance and ensure shareholders have appropriate access and means to express their views to the Board and fellow shareholders.

For the foregoing reasons, the Board recommends that you vote AGAINST this proposal.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be considered for inclusion in Bunge's proxy statement for our Annual General Meeting of Shareholders in 2023, presently anticipated to be held on May 11, 2023, shareholder proposals must be received by Bunge no later than December 1, 2022. In order to be included in our sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to our Corporate Secretary at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Corporate Secretary.
Shareholders may also make proposals that are not intended to be included in our proxy statement for the 2023 Annual General Meeting pursuant to our Bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2023 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2023 Annual General Meeting. Notice must be given in writing and in proper form in accordance with our Bye-laws to the Corporate Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Corporate Secretary, no later than December 1, 2022.
In addition, shareholders may submit proposals on matters appropriate for shareholder action at the Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the total voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2023 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Corporate Secretary, with a copy to us at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Corporate Secretary.

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
Information About this Proxy Statement
Why did I receive this Proxy Statement?
Bunge Limited has furnished these proxy materials to you because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting on May 12, 2022. In light of public health concerns regarding the COVID-19 outbreak, and in order to provide expanded access, this year’s Annual General Meeting will again be a virtual meeting of shareholders, which will be conducted via live audio webcast. There will not be a physical meeting. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.
This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about us. Our 2021 Annual Report, which includes our 2021 Annual Report on Form 10-K, is also being furnished together with this proxy statement. If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual General Meeting. We are making these proxy materials first available to shareholders on or about March 31, 2022.
We have sent these materials to each person who is registered as a holder of our common shares in the register of members (such owners are often referred to as "holders of record" or "registered holders") as of the close of business on March 14, 2022, the record date for the Annual General Meeting.
We have requested that banks, brokerage firms and other nominees who hold our common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 14, 2022 forward either a notice or a printed copy of these materials, together with a proxy card or voting instruction form, to those beneficial shareholders. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
Finally, we have provided for these materials to be sent to persons who have interests in our common shares through participation in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.
Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to access and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. The share register will not be closed between the record date and the date of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.
What is Notice and Access and why did Bunge elect to use it?
As permitted by regulations of the SEC, Notice and Access provides companies with the ability to make proxy materials available to shareholders electronically via the internet. We have elected to provide many of our shareholders with a Notice of Internet Availability of Proxy Materials instead of receiving a full set of printed proxy materials in the mail. The notice is a document that provides instructions regarding how to:
•view our proxy materials on the internet;
•access the Annual General Meeting and vote your shares; and
•request printed copies of these materials, including the proxy card or voting instruction form.
On or about March 31, 2022, we began mailing the notice to certain beneficial shareholders and posted our proxy materials on the website referenced in the notice. See "Notice of Annual General Meeting of Shareholders" in this proxy statement for more information about where to view our proxy materials on the internet.

As more fully described in the notice, shareholders who received the notice may choose to access our proxy materials on the website referenced in the notice or may request to receive a printed set of our proxy materials. In addition, the notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The selected delivery choice will remain in effect until changed by the shareholder. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials by email unless you elect otherwise.
What does it mean if I receive more than one notice or set of proxy materials?
It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple notices or copies of proxy materials will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of our common shares, your broker, bank or other nominee may deliver only one copy of the notice or proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the notice, proxy statement or 2021 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of these documents should submit their request to our Investor Relations department by telephone at (636) 292-3014 or by submitting a written request to 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit www.enroll.icsdelivery.com/bg and follow the instructions or adjust your delivery instructions on www.proxyvote.com.
Information About the Meeting
What proposals are being presented at the Annual General Meeting?
Shareholders are being asked to vote on the following matters at the Annual General Meeting:
•Proposal 1 — election of the 11 directors named in this proxy statement;
•Proposal 2 — the approval of a non-binding advisory vote on the compensation of our named executive officers;
•Proposal 3 — the appointment of Deloitte & Touche LLP as our independent auditor and authorization of the Audit Committee of the Board to determine the auditor's fees;
•Proposal 4 — the approval of certain amendments to our Bye-laws to eliminate shareholder supermajority approval requirements; and
•Proposal 5 — shareholder proposal regarding shareholder right to act by written consent.
Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I access the Annual General Meeting and submit questions?
To be admitted to the Annual General Meeting visit www.virtualshareholdermeeting.com/BG2022 and enter the 16-digit control number found on your proxy card or voter instruction form. If you hold your common shares through a brokerage firm, bank or other nominee, you should follow the instructions provided by your brokerage firm, bank other holder of record to be able to participate in the meeting.
If you wish to submit a question before or during the Annual General Meeting, you may log in to www.virtualshareholdermeeting.com/BG2022 and enter your name, email address and 16-digit control number beginning at 10:45 a.m. Central Time, on May 12, 2022. Once past the login screen, select the question topic and enter your question in the ‘‘Ask a Question’’ section at the lower left-hand corner of the screen and then click on Submit.
Questions pertinent to meeting matters will be addressed during the Annual General Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly received before or during at the Annual General Meeting, relate to matters that are not the proper subject for action by shareholders, are irrelevant to our business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual General Meeting as determined in our sole discretion, will not be answered. Additional rules of conduct and procedures may apply during the Annual General Meeting and will be available for you to review in advance of the meeting at www.virtualshareholdermeeting.com/BG2022.
My shares are held through a brokerage firm, bank or other nominee. How do I register in advance to access, vote and submit questions at the Annual General Meeting?
If you are a registered holder of common shares (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register in advance to access the Annual General Meeting. Please follow the instructions described above and on your proxy card or voter instruction form that you received.
If you hold your common shares through a brokerage firm, bank or other nominee, you should follow the instructions provided by your brokerage firm, bank or other holder of record to be able to participate in the meeting.
What if I have trouble accessing the Annual General Meeting virtually?
The virtual meeting platform is fully supported across browsers (internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. We encourage you to access the meeting prior to the start time. You will be able to log in beginning at 10:45 a.m., Central Time on May 12, 2022. We will have a technician ready to assist you with any technical difficulties you may have accessing the Annual General Meeting.  If you encounter any difficulties accessing the Annual General Meeting, please call the technical support number that will be posted on the virtual meeting platform login page.
If I can't participate in the live Annual General Meeting webcast, can I vote or listen to it later?
You may vote your common shares before the meeting as described below in “How do I vote” and following the instructions on your proxy card or voter instruction form. You do not need to access the webcast to vote if you submitted your vote via proxy in advance of the Annual General Meeting. We do not intend to record the Annual General Meeting; however, we will disclose the results on a Form 8-K that we will file with the SEC within four business days of the Annual General Meeting.
What constitutes a quorum?
The presence at the start of the Annual General Meeting of at least two persons representing, in person or by proxy, more than one-half of our outstanding common shares will constitute a quorum for the transaction of business.
Voting
How many votes do I have?
Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 14, 2022, there were 141,862,412 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
How do I vote?
You can exercise your vote in the following ways:
•By Telephone or the Internet:  If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the internet, by following the instructions on your proxy card. If you are a beneficial shareholder, please follow the instructions on your notice or voting instruction form.

•By Mail:  If you are a shareholder of record, you may appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are a beneficial shareholder and received or requested printed copies of the proxy materials, you can vote by following the instructions on your voting instruction form.
•At the Annual General Meeting:  If you are planning to access the Annual General Meeting, you may vote your common shares during the meeting by visiting www.virtualshareholdermeeting.com/BG2022. To vote, you will need your 16-digit control number included on your proxy card, or on the voter instruction form.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to vote as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card or voting instruction form but do not indicate instructions for voting, your common shares will be voted "FOR" each of Proposals 1, 2, 3 and 4 and "AGAINST" Proposal 5. With respect to any other matter which may properly come before the Annual General Meeting, your common shares will be voted at the discretion of the proxy holders.
May I change or revoke my proxy?
You may change or revoke your proxy at any time before it is exercised in one of four ways:
1Notify our Corporate Secretary in writing at the address provided below before the Annual General Meeting that you are revoking your proxy;
2Use the telephone or the internet to change your proxy;
3Submit another proxy card (or voting instruction form if you hold your common shares in street name) with a later date; or
4If you are a holder of record, or a beneficial holder with a proxy from the holder of record, by accessing and voting at the Annual General Meeting.
You may not revoke a proxy simply by accessing the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Corporate Secretary at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the votes cast is required to elect each of the nominees for director (Proposal 1). As this is an uncontested election, any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.
The affirmative vote of a majority of the votes cast is also required to approve the non-binding advisory vote on executive officer compensation (Proposal 2), the appointment of our independent auditor (Proposal 3) and shareholder proposal for shareholder right to act by written consent (Proposal 5). The affirmative vote of not less than 66% of all votes attaching to all shares entitling a holder to attend and vote on this proposal is necessary to amend the Bye-laws (Proposal 4).
Proposal 2 is an advisory vote only and, as discussed in the proposal on page 34 of this proxy statement, the voting results are not binding on us. However, consistent with our record of shareholder engagement, our Board will review the results of the vote and will take them into account in considering the compensation of our executive officers.
Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

Under the rules of the NYSE, if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your common shares in connection with Proposals 1, 2, 3, 4 and 5. Accordingly, if your common shares are held in street name and you do not submit voting instructions to your broker, your common shares will be treated as broker non-votes for these proposals.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at the discretion of the proxy holders.
Who will count the votes?
Broadridge will act as the inspector of election and will tabulate the votes.
Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card
Shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 11, 2022. If you appoint your proxy by telephone or the internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on May 11, 2022. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan or the Bunge Savings Plan — Supplement A, you must submit your voting instructions by 11:59 p.m. Eastern Time on May 9, 2022 in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name and you are voting by mail, you should return your voting instruction form in accordance with the instructions on that form or as provided by the bank, brokerage firm or other nominee who holds our common shares on your behalf.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of proxy materials and the notice. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.
We have retained Innisfree M&A Incorporated to act as proxy solicitor for the Annual General Meeting for a fee of $20,000 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone and other means by our directors, officers and/or other employees. We will not pay any additional compensation to these individuals for any such services.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
A copy of our 2021 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "Investors — SEC Filings" or by writing to us at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Investor Relations.

OTHER MATTERS
We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.
By order of the Board of Directors

March 31, 2022	Lisa Ware-Alexander Vice President, Deputy General Counsel and Corporate Secretary

APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This proxy statement contains certain "non-GAAP financial measures" as defined in Regulation G of the Securities Exchange Act of 1934. Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures below. The non-GAAP financial measures that Bunge uses may not be comparable to similarly titled measures used by other companies.
Adjusted earnings per share is a non-GAAP financial measure and is not intended to replace Net income attributable to Bunge or Net income per common share - diluted, the most directly comparable U.S. GAAP financial measure. Adjusted earnings per share is calculated by excluding from Net income per common share-diluted, certain gains and charges and temporary mark-to-market timing differences, as defined below.
Below is a reconciliation of Net income attributable to Bunge, to adjusted Net income attributable to Bunge and adjusted earnings per share:

(US$ in millions, except per share data)	2021
Net income attributable to Bunge	$2,078
Adjustment for Mark-to-market timing differences (1)	12
Adjusted for certain (gains) and charges:
Impairment charges	164
Gain on sale of assets	(165)
Gain on sale of a business	(119)
Adjusted Net income available for common shareholders	$1,970
Weighted-average common shares outstanding - diluted, adjusted (2)	152
Adjusted earnings per share - diluted	$12.93
(1) Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of certain forward contracts, readily marketable inventories (RMI), and related futures contracts associated with our committed future operating capacity. The impact of these mark-to-market timing differences, which is expected to reverse over time due to the forward contracts, RMI, and related futures contracts being part of an economically-hedged position, is not representative of the operating performance of our business.
(2) Approximately 1 million outstanding stock options and contingently issuable restricted stock units were not dilutive and not included in the weighted-average number of common shares outstanding for the year ended December 31, 2021.
Cash Flows
Adjusted funds from operations is a non-GAAP financial measure and is not intended to replace Cash provided by (used for) operating activities, the most directly comparable U.S. GAAP financial measure. Adjusted funds from operations is calculated by excluding the following from Cash provided by (used for) operating activities: foreign exchange gain (loss) on net debt, net income attributable to non-controlling interests and redeemable noncontrolling interests, after-tax mark-to-market timing differences, and working capital changes.

Below is a reconciliation of cash provided by (used for) operating activities to adjusted funds from operations:

(US$ in millions)	2021
Cash provided by (used for) operating activities	$(2,894)
Foreign exchange gain (loss) on net debt	(78)
Beneficial interest in securitized trade receivables	5,376
Working capital changes	(369)
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(89)
Mark-to-market timing difference, after tax	12
Adjusted funds from operations	$1,958
A-1

APPENDIX B — CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.
1.A director will not be independent if:
•the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years;
•(i) the director is a current partner or employee of a firm that is Bunge's external auditor; (ii) the director has an immediate family member who is a current partner of such firm; (iii) the director has an immediate family member who is a current employee of such firm and personally works on Bunge's audit; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time;
•a present executive officer of Bunge serves or served on the compensation committee of the Board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years;
•the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $120,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service; or
•the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.
2.In addition, in order to assist it in determining what constitutes a material relationship, the Board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:
•the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,
•the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,
•the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not-for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and
•transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.
For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in- law, sons- and daughters-in-law, brothers- and sisters-in- law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.
For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

B-1

APPENDIX C - PROPOSED AMENDMENTS TO BYE-LAWS OF BUNGE LIMITED
~~(as amended 25 May 2016)~~

BYE-LAWS
of
BUNGE LIMITED

MINUTES
28.	Obligations of Board to keep minutes	C-9

INDEMNITY
29.	Indemnification of Directors and Officers of the Company	C-10
30.	Waiver of claim by Member	C-10

MEETINGS
31.	Notice of annual general meeting	C-10
32.	Notice of special general meeting	C-10
33.	Accidental omission of notice of general meeting	C-10
34.	Meeting called on requisition of Members and Member Proposals	C-10
35.	Nomination of Directors	C-11
36.	Short notice	C-12
37.	Postponement and Cancellation of meetings	C-12
38.	Quorum for general meeting	C-12
39.	Adjournment of meetings	C-12
40.	Written resolutions	C-12
41.	Attendance of Directors	C-13
42.	Voting at meetings	C-13
43.	Voting by poll	C-13
44.	Manner of taking a poll	C-13
45.	Ballot procedures	C-13
46.	Seniority of joint holders voting	C-14
47.	Instrument of proxy	C-14
48.	Representation of corporations at meetings	C-14
49.	Security at General Meetings	C-14

SHARE CAPITAL AND SHARES
50.	Rights of shares	C-14
51.	Power to issue shares	C-16
52.	Variation of rights, alteration of share capital and purchase of shares of the Company	C-16
53.	Registered holder of shares	C-17
54.	Death of a joint holder	C-17
55.	Share certificates	C-17
56.	Calls on shares	C-18
57.	Forfeiture of shares	C-18

REGISTER OF MEMBERS
58.	Contents of Register of Members	C-18
59.	Branch Register of Members	C-19
60.	Inspection of Register of Members	C-19
61.	Determination of record dates	C-19

TRANSFER OF SHARES
62.	Instrument of transfer	C-19
63.	Restriction on transfer	C-19

64.	Transfers by joint holders	C-19

TRANSMISSION OF SHARES
65.	Representative of deceased Member	C-19
66.	Registration on death or bankruptcy	C-20

DIVIDENDS AND OTHER DISTRIBUTIONS
67.	Declaration of dividends by the Board	C-20
68.	Other distributions	C-20
69.	Reserve fund	C-20
70.	Deduction of Amounts due to the Company	C-20

CAPITALISATION
71.	Issue of bonus shares	C-20

ACCOUNTS AND FINANCIAL STATEMENTS
72.	Records of account	C-21
73.	Financial year end	C-21
74.	Financial statements	C-21

AUDIT
75.	Appointment of Auditor	C-21
76.	Remuneration of Auditor	C-21
77.	Vacation of office of Auditor	C-21
78.	Access to books of the Company	C-21
79.	Report of the Auditor	C-21

NOTICES
80.	Notices to Members of the Company	C-22
81.	Notices to joint Members	C-22
82.	Service and delivery of notice	C-22

SEAL OF THE COMPANY
83.	The seal	C-22
84.	Manner in which seal is to be affixed	C-22

WINDING-UP
85.	Winding-up/distribution by liquidator	C-23

BUSINESS COMBINATIONS
86.	Business Combinations	C-23

ALTERATION OF BYE-LAWS
87.	Alteration of Bye-laws	C-23

	Schedule - Form A	C-25
	Schedule - Form B	C-26
	Schedule - Form C	C-27
	Schedule - Form D	C-28

INTERPRETATION
1. Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a)     “Act” means the Companies Act 1981 as amended or re-enacted from time to time;

(b)     “Auditor” includes any individual or partnership or any other person;

(c)     “Board” means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(d)     “Company” means Bunge Limited, being the company for which these Bye-laws are approved and confirmed;

(e)    “Director” means a director of the Company;

(f)    “Group” means the Company and every company and other entity which is for the time being controlled by the Company (for these purposes, “control” means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

(g)    “Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(h)    “notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(i)    “Officer” means any person appointed by the Board to hold an office in the Company;

(j)    “Register of Directors and Officers” means the register of Directors and Officers referred to in these Bye-laws;

(k)    “Register of Members” means the principal register and, where applicable, any branch register of Members referred to in these Bye-laws;

(l)    “Registration Office” means such place as the Board may from time to time determine to keep a branch register of Members and where (except in cases where the Board otherwise directs) the transfers or other documents of title may be lodged for registration;

(m)    “Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

(n)    “Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary; and

(o)    “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

(2) In these Bye-laws, where not inconsistent with the context:

(a)     words denoting the plural number include the singular number and vice versa;

(b)     words denoting the masculine gender include the feminine gender;

(c)    words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)    the word:

(i) “may” shall be construed as permissive;

(ii) “shall” shall be construed as imperative; and

(e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4) In these Bye-laws headings are used for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2. Board of Directors

The business of the Company shall be managed and conducted by the Board.

3. Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Members subject, nevertheless, to these Bye-laws and the provisions of any statute.

(2) No alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that alteration had not been made.

(3) The Board may from time to time appoint a chief executive officer who shall, subject to the control of the Board, supervise and administer the general business and affairs of the Company.

4. Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

5. Power to authorise specific actions

The Board may from time to time and at any time authorise any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

6. Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

7. Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The quorum necessary for the transaction of business at a meeting of any such committee shall be a majority of the members of the committee then in office. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

8. Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9. Power to borrow and charge property

Subject to the requirements of any exchange on which the shares of the Company are listed, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10. Exercise of power to purchase shares of or discontinue the Company

(1) The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares pursuant to section 42A of the Act.

(2) The Board may, with the approval of a resolution of the Members, exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to section 132G of the Act.

11. Number and Tenure of Directors

(1) The Board may from time to time determine the total number of directorships, which shall not be less than seven nor more than fifteen. Any increase or decrease in the number of directorships shall require the affirmative vote of not less than 66 percent of the Directors then in office. The Board shall have the authority to appoint persons to fill newly created directorships, provided that any such appointment shall require the affirmative vote of not less than 66 percent of the Directors then in office. In no case shall a decrease in the size of the Board shorten the term of any Director then in office.

(2) No more than two of the Directors shall be employees of the Company or any other entity in the Group.

(3) Directors whose term expires at the 2016 annual general meeting shall be elected for a term expiring at the next annual general meeting. At each annual general meeting thereafter, all Directors shall be elected for a term expiring at the next annual general meeting. In addition, at the direction of and in the sole discretion of the Board, Directors may be elected at any general meeting called for the purpose to fill any newly created directorships on the Board arising under Bye-law 11(1) or any vacancy on the Board arising under Bye-law 15(3) or otherwise. Any person elected or appointed in accordance with these Bye-laws shall hold office for a term expiring at the next annual general meeting, subject to his or her office being vacated pursuant to Bye-law 15(3).

12. Defects in appointment of Directors
All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

13. Alternate Directors

No Director may appoint a person or persons to act as a Director in the alternative to himself.

14. Removal of Directors

(1) Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and a summary of the facts justifying the removal and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) Subject to any provisions to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a director without cause by a resolution of the Members including the affirmative votes of ~~not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question,~~ a majority of the votes cast provided that the notice for any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(3) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) or sub-paragraph (2) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

15. Vacancies on the Board

(1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring pursuant to subparagraph (3) of this Bye-law.

(2) The Board may act notwithstanding any vacancy in its number.

(3) The office of Director shall be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or dies;

(d) resigns his office by notice in writing to the Company.

16. Notice of meetings of the Board

(1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

17. Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the number of Directors then in office.

18. Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) Subject to the provisions of the Act and these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and, in the case of an equality of votes, the resolution shall fail.

19. Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

20. Contracts and disclosure of Directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

(4) If a declaration is made pursuant to this Bye-law by the chairman of the relevant Board meeting, he shall not act as chairman in respect of the conduct of the business at the meeting in which he is interested and the other Directors shall appoint a chairman (who is not so interested) to act as chairman in respect of that business. The chairman so appointed may determine whether to disqualify a Director or not under the provisions of sub-paragraph (3) of this Bye-law. After the business in which he is interested has been concluded, the chairman of the relevant Board meeting shall resume his position as chairman of the meeting.

21. Remuneration of Directors and Members of Committees

The remuneration (if any) of the Directors and of any members of any committees appointed by the Board shall be determined by the Board and shall be deemed to accrue from day to day. The Directors and members of committees may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors or committee members generally.

OFFICERS
22. Officers of the Company

The Officers of the Company shall consist of a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

23. Appointment of Officers

(1) The Board shall appoint a Chairman and a Deputy Chairman, who shall be Directors, for such term as the Board may by resolution determine. The Chairman and Deputy Chairman of the Board shall hold office until their term of office expires whereupon they shall retire from office but shall be eligible for re-election by the Board. The Board may at any time by resolution dismiss the Chairman or Deputy Chairman respectively and may appoint another Director to the vacated office. The Board may by resolution appoint a Director to fill the office of Chairman or Deputy Chairman vacated by the death or resignation of the existing incumbent.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

24. Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

25. Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

26. Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present and in his absence the Deputy Chairman, if present, shall act as chairman. In the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27. Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

28. Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

29. Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 29 and 30, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

30.     Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

31. Notice of annual general meeting

The annual general meeting of the Company shall be held in each year at such time and place as the Chairman or the Board shall appoint. At least 21 days’ notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat (if applicable), and as far as practicable, the other business to be conducted at the meeting.

32. Notice of special general meeting

The Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 21 days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

33. Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

34. Meeting called on requisition of Members and Member Proposals

(1) Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

(2) In addition to any rights of Members under the Act, business which may be properly moved by a Member at a general meeting, other than the nomination of persons for election as Directors, may be proposed to be brought before any annual general meeting of the Company, or any special general meeting of the Company by any person who: (i) is a Member on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

(3) In addition to any other applicable requirements, for business to be proposed by a Member pursuant to paragraph (2) of this Bye-law, notice must be given in writing and in proper form to the Secretary of the Company at the Company’s registered office not later than 120 days before the first anniversary of the date on which the Company’s proxy statement was distributed to Members in connection with the prior year’s annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given prior to the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of a special general meeting, such notice must be given prior to the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting.

(4) To be in proper written form, a notice given to the Secretary pursuant to paragraph (3) of this Bye-law must set forth as to each matter such Member proposes to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and registered address of such Member, (iii) the class or series and number of shares of the Company which are registered in the name of such Member, (iv) a description of all arrangements or understandings between such Member and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business, (v) a representation that such Member intends to appear in person or by proxy at the General Meeting to bring such business before the general meeting, and (vi) a statement in support of the matter.

35. Nomination of Directors

(1) Only persons who are nominated in accordance with this Bye-law shall be eligible for election as Directors at any general meeting called for the purpose. The Board may nominate persons for election as Directors. Any Member who is a Member both on the record date for the determination of persons entitled to attend and vote at such general meeting and on the date of the giving of the notice provided for in this Bye-law may nominate persons for election as Directors. Where a Member wishes to nominate any person for election as a Director, notice as required by Bye-laws 35(2) and (3) must be given to the Company.

(2) Any notice of a nomination of a person by a Member for election as a Director at an annual general meeting must be given in writing to the Secretary of the Company at the Company’s registered office not later than 120 days before the first anniversary of the date on which the Company’s proxy statement was distributed to Members in connection with the prior year’s annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than thirty days from the date contemplated in the prior year’s proxy statement, the notice must be given prior to the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a Member for election as a Director at a special general meeting, such notice must be given prior to the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting.

(3) Such notice must include, as to each person whom the Member nominates for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit such nominee’s ability to fulfil their duties of office). The Company may require any nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such nominee to serve as a Director of the Company.

36. Short notice
A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37. Postponement and Cancellation of meetings

The Secretary may postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38. Quorum for general meeting

At any general meeting of the Company two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of one-half of such of the paid-up share capital of the Company as at the date of the general meeting carries the right to vote at general meetings of the Company shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39. Adjournment of meetings

(1) The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting.

(2) Unless the meeting is adjourned to a specific date, time and place, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

40. Written resolutions

(1) Subject to subparagraph (6) of this Bye-law, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a) a resolution passed pursuant to section 89(5) of the Act; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

41. Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

42. Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) Where the number of persons validly nominated for re-election or election as Directors at any general meeting called for the purpose is greater than the number of Directors to be elected, the persons receiving the most affirmative votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

(3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

43. Voting by poll

(1) At any general meeting of the Company, all resolutions and all questions proposed for the consideration of the Members shall be decided on a poll.

(2) Where a poll is taken, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share entitled to be voted on such matter of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in Bye-Law 45 and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

44. Manner of taking a poll

A poll taken in accordance with the provisions of Bye-law 43, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken at such meeting in such manner and at such time and place as the chairman of the meeting (or acting chairman) may direct and any business other than that upon which a poll is to be taken may be proceeded with pending the taking of the poll.

45. Ballot procedures

Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or ~~initialled~~initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted as the chairman of the meeting may direct and in default of any direction by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

46. Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

47. Instrument of proxy

(1) A Member may appoint a proxy by (a) instrument in writing in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto or in such other form as the Board may determine from time to time, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointer is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney, or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

(2) The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

(3) Delivery of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting and, in such event, the proxy shall be deemed to be revoked.

(4) A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

(5) The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

48. Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorized representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

49. Security at General Meetings

The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

SHARE CAPITAL AND SHARES

50. Rights of shares

(1) At the date these Bye-laws are adopted, the share capital of the Company shall be divided into two classes: 240,000,000 common shares having a par value of US$0.01 each (the ~~ACommon~~ “Common Shares~~@~~”), and 10,000,000 preference shares having a par value of US$0.01 each (the ~~APreference~~ “Preference Shares~~@~~”).

(2) The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

(a)    be entitled to one vote per share;

(b)    be entitled to such dividends as the Board may from time to time declare;

(c)    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)    generally be entitled to enjoy all of the rights attaching to shares.

(3) All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

(4) Subject to these Bye-laws and the requirements of any exchange on which the shares of the Company are listed, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

(5) The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)    the number of shares constituting that series and the distinctive designation of that series;

(b)    the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)    whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no share shall carry the right to more than one vote;

(d)    whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)    whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)    whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)    the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

(h)    the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment on shares of that series; and

(i)    any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

51. Power to issue shares

(1) Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

(2) At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board.

(3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

(5) The Company may from time to time do any one or more of the following things:

(a)    accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

(b)    pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(c)    issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52. Variation of rights, alteration of share capital and purchase of shares of the Company

(1) Subject to the provisions of sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Board determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time if authorized by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

53. Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct, or by direct bank transfer to such bank account as such holder or joint holders or person entitled thereto may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders may direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

(3) Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it.

(4) The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

54. Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55. Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, stolen or destroyed the Board may cause a new certificate to be issued and request a bond or an indemnity for the lost, mislaid, stolen or destroyed certificate if it sees fit. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

56. Calls on shares

(1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether on account of the nominal value of the shares or by way of premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the conditions of allotment thereof) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2) A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

(3) Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(4) The Directors, may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by such Member beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish so far as the same shall extend, the liability upon the shares in respect of which it is advanced, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may pay interest at such rate as the Member paying such sum and the Directors by resolution shall agree provided that the Member shall not thereby be entitled to participate in respect thereof in a dividend subsequently declared. The Directors may also at any time repay the amount so advanced upon giving to such Member one month’s notice in writing.

57. Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

58. Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59. Branch Register of Members

Subject to the Act, the Company may keep an overseas branch register of Members, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

60. Inspection of Register of Members

The Register of Members shall be open to inspection on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper (or national newspaper in the jurisdiction of a branch register) to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

61. Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend or other distribution; and

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

62. Instrument of transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “C” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The Board may also accept mechanically executed transfers. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63. Restriction on transfer

(1) The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid.

(2) If the Board refuses to register a transfer of any share the Secretary shall, within two weeks after the date on which the transfer was refused, send to the transferor and transferee notice of the refusal.

64. Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

65. Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

66. Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “D” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

67. Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid wholly or partly in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any property.

68. Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69. Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

70. Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALISATION

71. Issue of bonus shares

(1) The Board may, subject to these Bye-laws, resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

(2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS
72. Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

73. Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

74. Financial statements

Financial statements as required by the Act shall be made available to every Member as required by the Act and shall be laid before the Members in general meeting.

AUDIT

75. Appointment of Auditor

Subject to section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. No Member, Director, Officer or employee of the Company shall, during his or its continuance in that capacity, be eligible to act as an Auditor of the Company.

76. Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board or in such manner as the Members may determine.

77. Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

78. Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

79. Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.
(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and identify the standards used.

NOTICES

80. Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Directors consider that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

81. Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

82. Service and delivery of notice

(1) Subject to subparagraph (2) of this Bye-law, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail or other method as the case may be.

(2) Postal notice shall be deemed to have been served five days after the date on which it is deposited, with postage prepaid, in the United States or Bermuda post or in the post of the jurisdiction in which the Company has its principal place of business for the time being.

(3) Every person who by operation of law, transfer or other means shall become entitled to any share shall be bound by every notice in respect of such share which, prior to his name and address being entered in the Register of Members, shall have been duly given to the person entered in the Register of Members as the holder of such share.

SEAL OF THE COMPANY

83. The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

84. Manner in which seal is to be affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

85. Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

BUSINESS COMBINATIONS

86. Business Combinations

(1) ~~Subject to paragraph (2), the~~ The Company shall not engage in any Business Combination unless such Business Combination has been approved by the Board and by a resolution of the Members including the affirmative votes of ~~not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question~~ a majority of the votes cast.
~~(2)  Paragraph (1) shall not apply in respect of any Business Combination approved by the Board, and in respect of any Business Combination approved by the Board which the Act requires to be approved by the Members, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 38 and 42 respectively.~~

(~~3~~2) In this Bye-law, “Business Combination” means:

(a) any amalgamation, merger, consolidation or similar transaction involving the Company;

(b) any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the group.

ALTERATION OF BYE-LAWS

87. Alteration of Bye-laws

(1) Subject to ~~paragraphs~~paragraph (2), ~~(3) and 4,~~ no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

(2) Bye-laws 11, 86 and 87 shall not be rescinded, altered or amended, and no new ~~Bye law~~ Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-Laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66 percent of the Directors then in office and by a resolution of the Members including the affirmative votes of ~~not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question~~ a majority of the votes cast.

~~(3) Bye-law 14 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a simple majority of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.~~

~~(4) Bye-laws 50(3), 50(4) and 51(2) shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a simple majority of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution.~~
**********

Schedule - FORM A (Bye-law 47)

BUNGE LIMITED

P R O X Y
I/We

of

the holder(s) of share(s) in the above-named company (the “Company”) hereby appoint or failing him/her or failing him/her as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the day of , , and at any adjournment thereof.

Dated this day of ,

*GIVEN under the seal of the above-named
*Signed by the above-named

Witness

*Delete as applicable.

Schedule - FORM B (Bye-law 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the day of , last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of Bunge Limited (the “Company”), on the day of , last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of per annum computed from the said day of , last, on or before the day of , next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this day of ,

[Signature of Secretary]

By order of the Board

Schedule - FORM C (Bye-law 62)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]
[transferor]
hereby sell assign and transfer unto	[transferee]
of	[address]
[number of shares]
shares of Bunge Limited

Dated:

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

Schedule - FORM D (Bye-law 66)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY

OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of Bunge Limited in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this day of ,

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)

At Bunge, our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world.

1391 Timberlake Manor Parkway | St. Louis, Missouri 63017 314.292.2000 | bunge.com

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BUNGE LIMITED
1391 TIMBERLAKE MANOR PARKWAY
ST. LOUIS, MO 63017

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During The Meeting - Go to **www.virtualshareholdermeeting.com/BG2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT
We strongly recommend that you vote in advance of the Virtual Annual General Meeting, even if you plan to access the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66569-P63756

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUNGE LIMITED

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Sheila Bair	☐	☐	☐
1b. Carol Browner	☐	☐	☐
1c. Paul Fribourg	☐	☐	☐
1d. J. Erik Fyrwald	☐	☐	☐
1e. Gregory Heckman	☐	☐	☐
1f. Bernardo Hees	☐	☐	☐
1g. Kathleen Hyle	☐	☐	☐
1h. Michael Kobori	☐	☐	☐
1i. Kenneth Simril	☐	☐	☐
1j. Henry "Jay" Winship	☐	☐	☐
1k. Mark Zenuk	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. To appoint Deloitte & Touche LLP as Bunge Limited's independent auditor for the fiscal year ending December 31, 2022, and to authorize the audit committee of the Board of Directors to determine the independent auditor's fees.	☐	☐	☐
4. To approve the amendments to the Bye-Laws of Bunge Limited as set forth in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5:

	For	Against	Abstain
5. Shareholder proposal regarding shareholder right to act by written consent.	☐	☐	☐

NOTE: For any other matter properly coming before the Virtual Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D66570-P63756

BUNGE LIMITED
Virtual Annual General Meeting of Shareholders
May 12, 2022 11:00 AM Central Time
This proxy is solicited on behalf of the Board of Directors of Bunge Limited

The shareholder(s) hereby appoint(s) Gregory A. Heckman, John Neppl, Joseph Podwika or Lisa Ware-Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BUNGE LIMITED that the shareholder(s) is/are entitled to vote at the Virtual Annual General Meeting of Shareholders to be held at 11:00 AM, Central Time on May 12, 2022, via live webcast at www.virtualshareholdermeeting.com/BG2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side